Exhibit 10.1

LOAN AGREEMENT

Dated as of July 31, 2008

among

MERUELO MADDUX – 845 S. FLOWER STREET, LLC,

a Delaware limited liability company,

as Borrower

and

CANPARTNERS REALTY HOLDING COMPANY IV LLC,

a Delaware limited liability company,

as Lender

$84,000,000.00 Loan

717 West Ninth Street

Los Angeles, California 90015

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		Page
11.22	Attorneys’ Fees; Enforcement	89
11.23	Waiver of Statute of Limitations	90
11.24	Survival of Representations and Warranties	90

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EXHIBITS AND SCHEDULES

Exhibit A-1:	Legal Description of the Property
Exhibit A-2:	Legal Description of Separate Property
Exhibit B:	Sources and Uses
Exhibit C:	Construction Budget
Exhibit D:	Reserved
Exhibit E:	Draw Request Materials
Exhibit F:	Form of Notice of Loan
Schedule 1.1(A):	Loan Documents
Schedule 1.1(B):	Plans and Specifications
Part I: Items Complete as of Closing
Part II: Items to be Prepared or Completed after Closing
Schedule 1.1(C):	Designers
Part I: Designers under Contract as of Closing
Part II: Design Agreements to be Entered into after Closing
Part III: Terminated Designers
Part IV: Designers whose work has been Completed
Schedule 1.1(D):	Prime Contractors
Part I: Prime Contractors under Contract as of Closing
Part II: Prime Contracts to be Let after Closing
Schedule 1.1(E):	Design-Builders
Part I: Design-Builder’s under Contract as of Closing
Part II: Design-Build Prime Contracts to be Let after Closing
Schedule 3.1(a)(23)	Bonded Prime Contractors and Design-Builders
Schedule 4.8:	Litigation Affecting Borrower Parties
Schedule 4.10:	Employee Benefit Plans Subject to ERISA
Schedule 4.18:	Litigation Affecting Property or Separate Property
Schedule 4.20:	Permitted Affiliate Fees
Schedule 4.21:	Agreements Relating to the Collateral
Schedule 4.25:	Remaining Permits
Schedule 4.29:	Leases
Schedule 4.33(i)	Preliminary 20 Day Notices
Schedule 4.33(j)	Subcontracts
Schedule 4.34:	Borrower’s Required Equity
Schedule 5.2:	Construction Schedule

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LOAN AGREEMENT

This LOAN AGREEMENT is made as of this 31st day of July, 2008, by and between MERUELO MADDUX – 845 S. FLOWER STREET, LLC, a Delaware limited liability company (“Borrower”), and CANPARTNERS REALTY HOLDING COMPANY IV LLC, a Delaware limited liability company (together with its successors and assigns, and the holder, from time to time, of the Note (as defined below), the “Lender”), with respect to the following matters:

R E C I T A L S

Borrower has requested a loan from Lender in the maximum principal amount of Eighty Four Million Dollars ($84,000,000.00) (the “Loan”), upon the terms and conditions hereinafter set forth, which will be secured by, inter alia, the Deeds of Trust (as hereinafter defined) encumbering all of Borrower’s interest in the Property (as hereinafter defined) and all of Separate Property Owner’s (as hereinafter defined) interests in the Separate Property (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

“Acceptable Temporary Certificate of Occupancy” means one (1) or more temporary certificate or certificates of occupancy, which individually or in the aggregate cover the entire Project, issued by the applicable Governmental Agency and a punchlist of items to be completed which are necessary to obtain a final certificate of occupancy for the entire Project, provided that the cost to complete such items does not exceed $1,000,000 in the aggregate.

“Accommodation Pledge Agreements” means, collectively, all agreements pursuant to which any Person pledges to Lender any equity interests any other Person as additional security for the Loan, including, without limitation, (a) that certain Accommodation Pledge Agreement (Membership Interests in Borrower), executed by Pledgor in favor of Lender and the related Consent executed by Borrower; and (b) that certain Accommodation Pledge Agreement (Membership Interests in Separate Property Owner), executed by Pledgor in favor of Lender and the related Consent executed by Separate Property Owner.

“Accounts Pledge Agreement” means that certain Pledge Agreement (Accounts) executed by Borrower in favor of Lender, granting to Lender a duly perfected Lien on all of Borrower’s right, title and interest in and to the Reserves.

“Additional Equity Reserve” has the meaning set forth in Section 8.9(a) hereof.

“Affiliate” means, as to any Person, (a) any other Person which, directly or indirectly through one or more intermediaries, controls, or is under common control with, or is controlled by, (i) such Person or (ii) any general partner or member, director or officer of such Person; (b) any other Person five percent (5%) or more of the equity interest of which is held beneficially or of record by (i) such Person or (ii) any general partner or member, director or officer of such Person, or (c) any general partner, limited partner, director or officer or member of (i) such Person or (ii) any partner, limited partner or member, director or officer, of such Person. As used in this Agreement, “control” (and its correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, family relationship or otherwise).

“Agreement” means this loan agreement, as it may from time to time be supplemented, modified, amended, restated or extended pursuant to Section 11.2 hereof.

“Approved Budgets” has the meaning set forth in Section 8.1 hereof.

“Architect” means Manuel Funes, an employee of Funes Architecture, LLC, and/or such other architect or architects acceptable to Lender which are certified, registered and/or licensed in the State of California.

“Architect Certification” means a certification to Lender by the Architect in form and substance acceptable to Lender certifying that the Plans and Specifications conform to all applicable Laws and to such other matters as Lender shall require.

“Assignment of Architectural Plans and Specifications” means that certain Assignment of Architectural Plans and Specifications, executed by Guarantor, whereby those portions of the Plans and Specifications prepared by the Architect and its consultants are assigned to Lender to secure, among other things, the due, prompt and complete performance of each and every obligation of Borrower arising under the Note, this Agreement and each of the other Loan Documents.

“Assignment of Construction Management Agreement” means that certain Assignment and Subordination of Construction Management Agreement, executed by Borrower and the related Consent executed by Construction Manager, whereby the Construction Management Agreement (a) is subordinated to the Loan, and (b) is assigned to Lender to secure, among other things, the due, prompt and complete performance of each and every obligation of Borrower arising under the Note, this Agreement and each of the other Loan Documents.

“Assignment of Design Agreements” means that certain Assignment and Subordination of Design Agreements, Plans, Specifications, and Related Documents, executed by Borrower and with a related Designer’s Consent, Subordination, Estoppel Certificate and Amendment to the Design Agreement executed by each Designer listed in Part I of Schedule 1.1(C) hereto (excepting only those Designers, if any, for which such consents may be expressly waived in writing by Lender, any such waiver being at Lender’s sole and absolute discretion), whereby, among other things, the applicable Design Agreement (a) is subordinated to the Loan, and (b) is assigned to Lender to secure, among other things, the due, prompt and complete performance of each and every obligation of Borrower arising under the Note, this Agreement and each of the other Loan Documents.

“Assignment of Design-Build Prime Contract” means each Assignment and Subordination of Design-Build Prime Contract Agreement, executed by Borrower and with the corresponding Consent, Subordination, Estoppel Certificate and Amendment to the Prime Design-Build Contract Agreement executed by each Design-Builder, whereby, among other things, (a) the applicable Design-Build Prime Contract is subordinated to the Loan, and (b) Borrower’s interest in and rights under such Design-Build Prime Contract and in any portion of the Plans and Specifications prepared by such Design-Builder is assigned to Lender to secure, among other things, the due, prompt and complete performance of each and every obligation of Borrower arising under the Note, this Agreement and each of the other Loan Documents.

“Assignments of Leases” means, collectively, all assignments pursuant to which Borrower or Separate Property Owner assigns to Lender any of their rights pursuant to the Leases, including, without limitation, (a) that certain Absolute Assignment of Leases, Rents and Income, executed by Borrower in favor of Lender, in recordable form; and (b) that certain Absolute Assignment of Leases, Rents and Income, executed by Separate Property Owner in favor of Lender, in recordable form.

“Assignments of Licenses and Contracts” means, collectively, all assignments pursuant to which Borrower or Separate Property Owner assigns to Lender any of their rights pursuant to the Licenses, Permits and Approvals or the Contracts, including, without limitation, (a) that certain Assignment of Permits, Licenses, Approvals, Agreements and Documents, executed by Borrower in favor of Lender, and (b) that certain Assignment of Permits, Licenses, Approvals, Agreements and Documents, executed by Separate Property Owner in favor of Lender.

“Assignment of Management Agreement” means an Assignment of Management Agreements, Security Agreement, and Subordination and Recognition Agreement, on Lender’s standard form, executed by Borrower and any Manager as and when required under Section 6.12(b) hereof.

“Assignment of Prime Contract” means each Assignment and Subordination of Prime Contract Agreement, executed by Borrower and with the corresponding Contractor’s Consent, Subordination, Estoppel Certificate and Amendment to the Prime Contract executed by each Prime Contractor, whereby, among other things, the applicable

Prime Contract (a) is subordinated to the Loan, and (b) is assigned to Lender to secure, among other things, the due, prompt and complete performance of each and every obligation of Borrower arising under the Note, this Agreement and each of the other Loan Documents.

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11, United States Code, as amended.

“Bonded Work” has the meaning set forth in Section 5.15 hereof.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrower Parent” has the meaning set forth in the definition of “Mezzanine Borrower”.

“Borrower Party” means Borrower, Separate Property Owner, Pledgor, Guarantor, or any other guarantor of any or all of the Obligations (collectively, the “Borrower Parties”).

“Borrower’s Required Initial Equity” means an amount equal to Seventy Three Million Dollars ($73,000,000.00).

“Borrower’s Requisition Spreadsheet” has the meaning set forth in Section 8.6(b)(2) hereof.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Los Angeles, California are authorized or required by Law to close.

“Capitalization Deficiency” means the amount by which Total Capitalization Costs exceed Committed Capital.

“Closing” means the initial funding of the Loan.

“Closing Date” means the earlier of the date that the initial funding of the Loan occurs or any of the Deeds of Trust are recorded.

“Closing Instruction Letter” means joint escrow instructions signed by Borrower, Lender and Title Company, with respect to disbursement of Loan proceeds, the funds provided by Borrower, title matters and other escrow matters as Lender shall elect in its discretion.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of the property, real or personal, which is now or may hereafter become subject to a Lien in favor of Lender as security for the Loan, including, but not limited to, the Property and the Separate Property.

“Committed Capital” means the sum of (i) the amount of the Loan ($84,000,000.00), plus (ii) the actual amount of equity previously invested by Borrower in the Property as verified by Lender, which, as of Closing shall not be less than $73,000,000.00.

“Commitment Fee” means the sum of One Million Two Hundred Sixty Thousand Dollars ($1,260,000.00).

“Common Elements” means those elements of the Condominium designated as common area.

“Completion Guaranty” means that certain Completion Guaranty of even date herewith executed by Guarantor for the benefit of Lender.

“Condominium” means the condominium to be formed with respect to the Property pursuant to the Condominium Documents and the Condominium Act.

“Condominium Account” has the meaning set forth in Section 6.30(h) hereof.

“Condominium Act” means the Davis-Sterling Common Interest Development Act, Cal. Civil Code Sections 1350 et seq., as amended, modified or supplemented from time to time and all rules and regulations promulgated thereunder.

“Condominium Association” means any association relating to the Condominium and formed pursuant to the Condominium Documents or the Condominium Act.

“Condominium Board” means the board of directors or other governing board for the Condominium Association.

“Condominium Declaration” means the condominium declaration approved by Lender to be recorded pursuant to Section 6.30 hereof, including, without limitation, the by-laws, rules and regulations attached thereto.

“Condominium Documents” means all documents (and any amendments and supplements thereto) required under applicable Laws (a) to create a valid and operational condominium regime with respect to the Property, and (b) to market and sell Condominium Units to the public and all other documents (and all amendments and supplements thereto) otherwise relating to the submission of the Property to the provisions of the Condominium Act or to the regulations, operation, administration or sale thereof, including, without limitation, (i) surveys, (ii) floor plans and plot plans, (iii) the Condominium Declaration, including, without limitation, the by-laws and rules and regulations attached thereto, (iv) all articles of incorporation, by-laws and rules and regulations of the Condominium Association, (v) any sales agency agreements, marketing agreements and purchase and sale contracts, and (vi) the offering plan and any other public offering statement, prospectus or other disclosures required in connection with the sale of Condominium Units in the City of Los Angeles, County of Los Angeles, and/or State of California, in each case, in form and substance satisfactory to Lender.

“Condominium Unit” means residential or commercial unit created by the Condominium Documents.

“Construction” means the construction of the Improvements on the Property in accordance with the Contract Documents.

“Construction Budget” means that certain construction budget attached hereto as Exhibit C, signed by Borrower and approved by Lender setting forth a detailed itemized schedule of the costs and expenses estimated to be incurred by Borrower in connection with the Construction, as may be amended from time to time by change orders permitted hereunder or as otherwise approved by Lender.

“Construction Consultant” means Levien-Rich Associates, Inc., or such other construction consultant or consultants retained by Lender in connection with the underwriting of the Loan and the review of any proposed amendments or modifications to the Contract Documents, the Operating Budget, the Construction Budget, Approved Budgets and other construction related matters.

“Construction Costs” means the Hard Costs and Soft Costs of the Construction as set forth in the Construction Budget.

“Construction Draw Account” has the meaning set forth in Section 8.5(a) hereof.

“Construction Draw Account Control Agreement” means that certain Account Control Agreement by and among Lender, Borrower and Construction Draw Account Bank.

“Construction Draw Account Bank” means East West Bank.

“Construction Management Agreement” means that certain Standard Form of Agreement Between Owner and Construction Manager (AIA Document B801 CMa-1992) dated as of December 1, 2006, by and between Borrower and Construction Manager.

“Construction Manager” means KSC West, Inc., a Delaware corporation, as assignee of Kajima Construction Services, Inc., a Delaware corporation.

“Construction Reserve” has the meaning set forth in Section 8.4(a) hereof.

“Construction Schedule” has the meaning set forth in Section 5.2(a) hereof.

“Contingent Obligations” means, as applied to any Person, any direct or indirect liability or obligation of that Person, the payment or satisfaction of which is contingent upon the occurrence of some future event or condition other than the passage of time, as determined in accordance with GAAP.

“Contract Documents” means the Prime Contracts and the Design-Build Prime Contracts and their exhibits, the Plans and Specifications, other documents listed in the

Prime Contracts and the Design-Build Prime Contracts and change orders or other written modifications to the Prime Contracts and Design-Build Prime Contracts issued after execution of the Prime Contracts and Design-Build Prime Contracts.

“Contracts” means the instruments, agreements, contracts, licenses and franchise agreements of Borrower for the Property and of Separate Property Owner for the Separate Property, or of any Borrower Party otherwise affecting the Collateral, in each case with related documents, all of which instruments, agreements, contracts, licenses, franchise agreements and related documents are listed on Schedule 4.21 hereto. The Design Agreements, the Prime Contracts, and the Design-Build Prime Contracts are Contracts.

“Cost Saving” has the meaning set forth in Section 5.3(f) hereof.

“Deeds of Trust” means, collectively, all Deeds of Trust pursuant to which Borrower or Separate Property Owner prior to the Closing Date or from time to time thereafter may grant to Lender a security interest in any part of the Collateral, including the Property and Separate Property, including, without limitation, (a) that certain Deed of Trust and Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith executed by Borrower, as trustor, for the benefit of Lender, as beneficiary, encumbering the Property; and (b) that certain Deed of Trust and Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith executed by Separate Property Owner, as trustor, for the benefit of Lender, as beneficiary, encumbering Separate Property.

“Default Interest” has the meaning set forth in the Note.

“Default Rate” has the meaning set forth in the Note.

“Design Agreements” means any and all agreements other than the Design-Build Prime Contracts to which Borrower or its predecessor in interest may have been, may now be, or may in future be party and pursuant to which a counterparty agrees to, or under which such counterparty has provided, is providing, or may provide engineering or other design or design-related services in relation to the Construction, including without limitation (a) those certain agreements for such services between Borrower (or Borrower’s predecessor in interest) and the Designers identified in Part I of Schedule 1.1(C) hereto, and (b) any of the anticipated post-closing Design Agreements described in Part II of Schedule 1.1(C) hereto. All Persons providing engineering or other design or design-related services pursuant to any Design Agreement shall be qualified to provide such services in accordance with Borrower’s covenant at Section 5.6(f) hereof.

“Design-Builders” means, collectively or individually as the context may imply, those contractors who have performed, are performing, in future perform, or at any time are under contract to perform any part of the Construction pursuant to a Design-Build Prime Contract under which such contractor also agrees to provide, or in relation to which such contractor does provide, engineering or other design or design-related services in relation to the Construction.

“Design-Build Prime Contract” means any and all agreements to which Borrower or its predecessor in interest may have been, may now be, or may in future be party, and pursuant to which any counterparty performs, is performing, or may perform any part of the Construction pursuant to an agreement under which such counterparty also agrees to provide, or in relation to which it does provide, engineering or other design or design-related services in relation to the Construction, including without limitation (a) any contracts for design-build services in relation to the Construction between Borrower (or Borrower’s predecessor in interest) and those certain Design-Builders identified in Part I of Schedule 1.1(E) hereto, and (b) any of the anticipated post-closing Design-Build Prime Contracts described in Part II of Schedule 1.1(C) hereto. All Persons performing any part of the Construction or providing engineering or other design or design-related services in relation to the Construction pursuant to any Design-Build Prime Contract shall be qualified in accordance with Borrower’s covenants at Section 5.4(f) or Section 5.6(f) (as referenced from Section 5.5(f)) hereof, as applicable.

“Designers” means, collectively or individually as the context may imply, those civil, structural, geotechnical, environmental and other engineers and design professionals who have provided, are providing, or in future provide engineering or other design or design-related services in relation to the Construction pursuant to a Design Agreement.

“Dollars” or “$” means United States Dollars.

“Draw Request” has the meaning set forth in Section 8.6(a) hereof.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Agency, in each case relating to environmental, health and safety matters, including, without limitation, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 1801 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 741 et seq.; the Clean Water Act, 33 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Occupational Safety and Health Act, as amended, 29 U.S.C., Sections 651, the Emergency Planning and Community Right to Know Act of 1986, 42 U.S.C. § 80, et seq., the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j; and all comparable state and local laws, all as the same may be hereafter amended including all similar or related laws of the State of California, and all environmental regulations, cleaning or control laws of the State of California, all as the same may be amended from time to time.

“EO13224” has the meaning set forth in Section 4.30 hereof.

“Equity Certificates” means, collectively, certificates evidencing ownership of each interest made subject to any of the Accommodation Pledge Agreements, executed by the issuer of such interest and including an endorsement-in-blank executed by the pledgor(s) under and otherwise in conformance with the requirements of such Accommodation Pledge Agreement, including, without limitation, (a) a certificate pursuant to that certain Accommodation Pledge Agreement (Membership Interests in Borrower) executed by Pledgor in favor of Lender, evidencing the 100% interest in Borrower pledged thereunder, executed by Borrower and with endorsement-in-blank executed by Pledgor; and (b) a certificate pursuant to that certain Accommodation Pledge Agreement (Membership Interests in Separate Property Owner) executed by the Pledgor in favor of Lender, evidencing the 100% interest in Separate Property Owner pledged thereunder, executed by Separate Property Owner and with endorsement-in-blank executed by Pledgor.

“ERISA” means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

“Event of Default” has the meaning set forth in Section 10.1 hereof.

“Final Completion” means the date that all of the following shall have occurred: (i) Borrower shall have caused Substantial Completion; (ii) Borrower shall have satisfied all of the conditions to the disbursement of all retainage under Section 8.7(d) hereof and (iii) Borrower shall have caused each of the matters described in Section 5.1(c) hereof to have been completed.

“Final Completion Date” means December 31, 2009.

“Final Disbursement Date” has the meaning set forth in Section 2.1(d) hereof.

“Financial Statements” has the meaning set forth in Section 4.5(a) hereof.

“Fiscal Quarter” means a fiscal quarter of Borrower.

“Fiscal Year” means a fiscal year of Borrower.

“Force Majeure” means an actual delay in the construction or installation of the Construction directly caused by or attributable to (a) fire, earthquake, flood, wind, landslide, hurricane, tsunami, unusual weather conditions or other acts of God, or (b) strikes, lockouts or labor disputes, acts of public enemy, riots, insurrection, war, or (c) inability to obtain an adequate supply of materials, fuel, water, electricity, labor or other supplies despite the commercially reasonable efforts of Borrower to obtain such supplies or (d) governmental regulation on the sale or transportation of materials, supplies or other governmental action or inaction, but excluding in all instances the lack of funds to observe or perform any obligations hereunder.

“GAAP” or “generally accepted accounting principles” means generally accepted accounting principles consistently applied, set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions and of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession which are applicable to the circumstances as of the date of determination.

“Governmental Agency” means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (c) any court, administrative tribunal or public utility.

“Guaranties” means, collectively, the Repayment Guaranty and the Completion Guaranty.

“Guarantor” means Meruelo Maddux Properties, Inc., a Delaware corporation.

“Hard Costs” means, collectively, all costs and expenses set forth in the Construction Budget which are denominated as “Hard Costs”.

“Hazardous Materials” means all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

“Holder” has the meaning set forth in Section 11.7(b) hereof.

“Improvements” means all improvements and amenities related to or constructed upon the Property or the Separate Property, as applicable, whether now existing or hereafter constructed.

“Indemnitees” has the meaning set forth in Section 11.10 hereof.

“Indemnity Agreements” means, collectively, all agreements pursuant to which any indemnitor agrees to indemnify Lender against any (or all) losses related to (a) the presence of Hazardous Materials on or near the Property or the Separate Property, including without limitation any failure to obtain or maintain required permits in association with such materials, or (b) violations of Environmental Laws in relation to the Property or the Separate Property, including, without limitation, (x) that certain Environmental Indemnity Agreement (Property) of even date herewith, executed by Borrower and Guarantor in favor of Lender, and (y) that certain Environmental Indemnity Agreement (Separate Property) of even date herewith, executed by Separate Property Owner and Guarantor in favor of Lender.

“Initial Tranche” means the first Tranche of the Loan to be disbursed by Lender.

“Initial Maturity Date” has the meaning set forth in the Note.

“Intangible Assets” means assets that are considered intangible assets under GAAP, consistently applied, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and other intangible property, including, without limitation, all names and/or logos used or proposed to be used by Borrower.

“Interest Rate” has the meaning set forth in the Note.

“Interest Reserve” has the meaning set forth in Section 8.3(a) hereof.

“Land” means, with respect to the Property, the land more particularly described on Exhibit A-1 hereto and, with respect to the Separate Property, the land more particularly described on Exhibit A-2 hereto.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and published administrative or judicial precedents.

“Leases” means, collectively, all leases, subleases, guaranties, licenses and other agreements affecting the use, enjoyment or occupancy, now or hereafter in existence with respect to the Property or the Separate Property, as applicable.

“Lender” has the meaning set forth in the preamble to this Agreement.

“Licenses, Permits and Approvals” means all government permits, exemptions, variances, licenses, dedications, subdivision maps and related rights, entitlements and other governmental approvals relating to the Construction, use, ownership, alteration, development or operation of the Property or the Separate Property, any applications for the foregoing which are pending or have been denied, all rights, benefits and interests under all zoning laws and ordinances, variances, licenses, permits, approvals, dedications, subdivision maps and entitlements promulgated, issued, approved or granted by any Governmental Agency having jurisdiction over the Property or the Separate Property and/or Borrower or the Separate Property Owner, including, without limitation, the State of California, the County of Los Angeles or the City of Los Angeles, or otherwise in connection with the Property or the Separate Property; any and all development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Borrower or the Separate Property Owner and in any way related to or used in connection with all or any part of the Property and the Separate Property and its development, construction or operation; all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities and to insure vehicular and pedestrian ingress and egress to the Property and the Separate Property or any part thereof; and all disposition, redevelopment and development agreements, site approvals, environmental impact reports, traffic and other mitigation and impact studies and reports, maps and all other documents, agreements and/or instruments, private or public, affecting the Property and the Separate Property or any part thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting the Property, the Separate Property and/or other Collateral, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable Law of any jurisdiction.

“Loan” has the meaning set forth in the recitals to this Agreement.

“Loan Documents” means, collectively, this Agreement, the Note, the Deeds of Trust, and the other documents listed in Schedule 1.1(A) hereto, together with any other documents, agreements or instruments now or hereinafter evidencing, securing or relating to the Loan, in each case as the same may from time to time be supplemented, modified, amended, restated or extended.

“Management Agreements” means any agreement between Borrower and/or the Separate Property Owner and a Manager concerning the management of the Property and the Separate Property or any part thereof by such Manager.

“Manager” means a property management company or garage operator approved by Lender in accordance with this Agreement. As of the Closing, Borrower or an Affiliate of Borrower shall manage the Property and the Separate Property Owner or an Affiliate thereof shall manage the Separate Property.

“Material Adverse Effect” means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower, the Separate Property Owner, any other Borrower Party, the Property, the Separate Property or the value of the Collateral (b) the material impairment of the ability of any Borrower Party to perform its obligations under any Loan Documents, or (c) the impairment of the ability of Lender to enforce or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then occurring events and existing conditions would result in a Material Adverse Effect.

“Maturity Date” has the meaning set forth in the Note.

“Maximum Rate” has the meaning set forth in the Note.

“Mezzanine Borrower” means the borrower under the Mezzanine Loan, which shall be an entity that directly owns 100% of the interests in another entity (the “Borrower Parent”) that, directly or indirectly, owns 100% of the interests in Borrower.

“Mezzanine Lender” means a financing institution acceptable to Lender providing a Mezzanine Loan to the Mezzanine Borrower.

“Mezzanine Loan” means the mezzanine financing made by the Mezzanine Lender in an amount not less than the excess of the Capitalization Deficiency over the additional equity raised by Borrower under Section 6.28 hereof and deposited into the Additional Equity Reserve.

“Mezzanine Loan Documents” means all documents and instruments given by Mezzanine Borrower or others for the purpose of evidencing, securing, perfecting and/or guaranteeing the Mezzanine Loan, as the same may from time to time be supplemented, modified, amended, restated or extended.

“Multiemployer Plan” means an employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

“Note” means the Promissory Note executed and delivered by Borrower to Lender, in the principal amount of $84,000,000.00 and any promissory note that may be issued in substitution, renewal, extension, replacement or exchange therefor.

“Obligations” means all present and/or future obligations of every kind or nature of any Borrower Party at any time and/or from time to time owed to Lender under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Borrower or Guarantor.

“Obligee” has the meaning set forth in Section 5.15 hereof.

“OFAC” has the meaning set forth in Section 4.30 hereof.

“Offsite Location” means any site other than the Property where any building materials intended to be incorporated into any Improvements on the Property are either stored or assembled.

“Offsite Materials” has the meaning set forth in Section 8.8(b) hereof.

“Operating Budgets” means the operating budgets for the Property and the Separate Property for the current and next calendar years, in form, substance and level of detail satisfactory to Lender.

“Operating Revenues” means, without duplication, with respect to the Property or the Separate Property, as applicable, all revenues and receipts from operations for the applicable period in accordance with GAAP, including, without limitation, all revenues collected from apartments, parking and recreational facilities, health club membership fees, food and beverage wholesale and retail sales, service charges, convention services, special events, audio-visual services, telephone charges, laundry services, vending machines and otherwise, all rents, revenues and receipts now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of the Property and Separate Property or personalty located thereon, or rendering of service by Borrower, the Separate Property Owner, or any operator or manager of commercial space (including, without limitation, from the rental of any retail space or other space, stores and deposits securing reservations of such space (only to the extent such deposits are not required to be returned or refunded to the depositor)), proceeds from rental or business interruption insurance relating to business interruption or loss of income for the period in question and any other items of revenue.

“Opinion of Counsel” means the written legal opinion or opinions of the counsel to each Borrower Party, each in form and substance satisfactory to Lender and Lender’s counsel, together with copies of any factual certificates relied on in rendering such opinions.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

“Permitted Encumbrances” means, with respect to the Collateral, (a) all liens, security interests, pledges, mortgages and other encumbrances in favor of Lender arising under this Agreement and the other Loan Documents; and (b) all other liens, restrictions and other title limitations approved by Lender or Lender’s counsel in writing as permitted exceptions to the title of the Property and the Separate Property.

“Person” means any individual or entity, whether a trustee, corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Agency or otherwise.

“Plan” means any employee benefit plan subject to ERISA and maintained by Borrower or the Separate Property Owner or to which Borrower or the Separate Property Owner is required to contribute on behalf of its employees.

“Plans and Specifications” means the plans, specifications, addenda, designs, renderings, calculations, reports, analyses, surveys and other documents and information prepared or to be prepared by the Architect, the Designers and the Design-Builders, and their subconsultants, in the design of the Improvements for the Construction, including, without limitation, those items listed in Part I of Schedule 1.1(B) hereto and those items described in Part II of Schedule 1.1(B) hereto, in each case as such documents or information may be modified pursuant to the terms of this Agreement.

“Pledgor” means MMP Ventures, LLC, a Delaware limited liability company.

“Policies” has the meaning set forth in the Deeds of Trust.

“Prepayment Fee” has the meaning set forth in the Note.

“Prime Contract” means any and all agreements other than the Design-Build Prime Contracts to which Borrower or its predecessor in interest may have been, may now be, or may in future be party, and pursuant to which any counterparty performs, is performing, or may perform any part of the Construction, including without limitation (a) any contracts to perform any part of the Construction between Borrower (or Borrower’s predecessor in interest) and those certain Prime Contractors identified in Part I of Schedule 1.1(D) hereto, and (b) any of the anticipated post-closing Prime Contracts described in Part II of Schedule 1.1(D) hereto. All Persons performing Construction pursuant to any Prime Contract shall be qualified to perform such construction in accordance with Borrower’s covenant at Section 5.4(f) hereof.

“Prime Contractors” means, collectively or individually as the context may imply, those contractors who have performed, are performing, or in future perform the Construction pursuant to the Prime Contracts.

“Prohibited Person” has the meaning set forth in Section 4.30 hereof.

“Project” has the meaning set forth in Section 6.30(a) hereof.

“Project Application and Certificate for Payment” means the compilation of each of the various Prime Contractors’ or Design-Build Prime Contractors’ various applications and certificates for payment prepared and reviewed by the Construction Manager in accordance with the Construction Management Agreement, including, without limitation, Paragraph 2.3.11 of the Construction Management Agreement.

“Property” means the real property and improvements commonly known as 717 West Ninth Street now or hereafter located thereon, located at 845 – 847 South Flower Street in the City of Los Angeles, County of Los Angeles, State of California, and more particularly described on Exhibit A-1 hereto.

“Punchlist Items” means, collectively, minor or insubstantial details of construction, decoration, mechanical adjustment or installation that remain to be completed upon achievement of Substantial Completion, the non-completion of which does not prevent the use and occupancy of the Improvements at the Property for their intended purposes.

“Registrar” has the meaning set forth in Section 11.7(b) hereof.

“Repayment Guaranty” means that certain Repayment Guaranty of even date herewith executed by Guarantor for the benefit of Lender.

“Reserve” means any one of the Reserves.

“Reserves” means, collectively, the Tax and Insurance Reserve, the Construction Reserve, the Interest Reserve and the Construction Draw Account.

“Reserve Accounts Control Agreement” means that certain Reserve Accounts Control Agreements of even date herewith among Borrower, Lender and Reserve Bank.

“Reserve Bank” means City National Bank.

“Second Tranche” means the second Tranche of the Loan to be disbursed by Lender.

“Separate Property” means that certain real property and improvements thereon commonly known as 129 College Street, with any improvements thereon, located in the

City of Los Angeles, County of Los Angeles, State of California, and more particularly described on Exhibit A-2.

“Separate Property Owner” means Meruelo Chinatown, LLC, a California limited liability company, and any successor to any or all of its interests in the Separate Property.

“Set Aside Letter” has the meaning set forth in Section 5.15 hereof.

“Soft Costs” means, collectively, all costs and expenses set forth in the Construction Budget which are denominated as “Soft Costs”.

“Sources and Uses Statement” means that certain Sources and Uses Statement attached hereto as Exhibit B signed by Borrower and approved by Lender detailing the immediate and prospective sources of funds and uses of all proceeds of the Loan and the Reserves, including, without limitation, a detailed itemized schedule of the Construction Costs.

“Stored Materials” means materials purchased by Borrower at or prior to the date of a Draw Request for use in the Construction, and stored at the Property and not yet installed or incorporated into the Improvements at the Property (“Unincorporated Materials”). Stored materials shall include materials not yet delivered to the Property to the extent the conditions set forth in Section 8.8(a)(1) hereof are satisfied. Stored Materials shall cease to be Stored Materials only when the same are installed or incorporated into the Improvements at the Property.

“Substantial Completion” or “Substantially Complete” means that point in time when (a) the Improvements at the Property are sufficiently complete and functional in accordance with the Contract Documents such that the Project is ready for residential occupancy, or ready to be utilized for its intended purpose, except for Punchlist Items; provided, however, that as a condition precedent to the achievement of Substantial Completion: (i) all certificates of occupancy (or temporary certificates of occupancy, as applicable) and any other permits, approvals, licenses and other documents from any governmental authority having jurisdiction over the Property, as necessary for the beneficial occupancy or use of the Property and Improvements, or designated portion thereof, shall have been issued; and (ii) the mechanical and HVAC systems shall be fully commissioned, operational and in compliance with the Contract Documents and applicable Laws and can further be operated within manufacturer’s recommended limits without damage to the Improvements, the Property or any other property, and without injury to any person (if any applicable temporary certificate of occupancy obtained for any portion of the Improvements is invalidated at any time after its issuance and prior to the issuance of a final certificate of occupancy, such Improvements, or portion thereof, shall not be considered Substantially Complete); and (b) all of the other covenants specified in Section 5.1(b) hereof have been fully satisfied.

“Substantial Completion Date” means the date the Construction is required to have achieved Substantial Completion, which is September 30, 2009.

“Surety” has the meaning set forth in Section 5.15 hereof.

“Surveys” means, collectively, an ALTA survey of each of the Property and each parcel of the Separate Property satisfactory to Lender, certified to Lender and the Title Company, prepared by a licensed surveyor satisfactory to Lender, together with a surveyor’s certificate satisfactory to Lender.

“Tax and Insurance Reserve” has the meaning set forth in Section 8.2(a) hereof.

“Terminated Designers” has the meaning set forth in Section 4.33(c) hereof.

“Title Company” means First American Title Insurance Company and such co-insurer acceptable to Lender as may be arranged through Liberty Title Agency Co., as co-insurers.

“Title Policies” means ALTA mortgagee’s policies of title insurance insuring the lien of the Deeds of Trust (one for the Property and one or more as required to protect all security interests in the Separate Property granted pursuant to the Deeds of Trust) subject only to the Permitted Encumbrances and with endorsements required by Lender, all in form and substance acceptable to Lender and its counsel, issued by the Title Company in favor of Lender, each in the principal amount of the Note with a tie-in endorsement aggregating the liability limits under both policies to the amount of the Loan.

“To the best knowledge of” means, when modifying a representation, warranty or other statement of Borrower, that the fact or situation described therein, with the exercise of reasonable due diligence and inquiry under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) should have been known by Borrower.

“Total Capitalization Costs” means the total aggregate direct and indirect costs to achieve Final Completion as determined by Lender from time to time. As of the date hereof, it is estimated that the Total Capitalization Costs are approximately $157,000,000.00.

“Tranche” means each of the two (2) tranches of the Loan to be disbursed by Lender under Section 2.1 hereof.

“UCC Financing Statements” means, collectively, appropriate financing statements sufficient when filed in the office of the appropriate governmental agency or agencies to perfect a Lien in favor of Lender in and to each item of Collateral in which such a Lien can be so perfected, including, without limitation, (i) the Property and the Separate Property described in the Deeds of Trust, (ii) the membership interests in Borrower and the Separate Property Owner, and (iii) the Reserves.

“UCC Policy” means the UCC lender’s policy or policies with endorsements required by Lender, all in form and substance acceptable to Lender and its counsel, issued by Title Company in favor of Lender in the amount of the Loan and insuring all security interests in membership interests in Borrower or Separate Property Owner granted to Lender pursuant to the Accommodation Pledge Agreements.

“Unincorporated Materials” has the meaning set forth in the definition of “Stored Materials”.

“Work” means the work of the Construction.

1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with sound property accounting practices in effect from time to time, and applied on a consistent basis, except, as otherwise specifically prescribed herein.

1.4 Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.

ARTICLE 2

LOAN

2.1 General Provisions Regarding Loan and Borrowing Procedures.

(a) Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender shall make the Loan to Borrower.

(b) The Loan shall be evidenced by the Note and secured by, among other things, the Deeds of Trust and the other Loan Documents.

(c) Upon the satisfaction of the conditions precedent to the disbursement of the Loan, as set forth in Article 3 hereof, Lender shall disburse the Loan proceeds of the Initial Tranche in the amount of $42,000,000.00, which shall be used only for the purposes set forth in Section 2.9 hereof, less any unpaid portion of the Commitment Fee, the estimated fees and disbursements (subject to adjustment upon final accounting) of Lender’s counsel, as provided in Section 3.1(e) hereof, which estimated fees and disbursements shall be paid by Lender to Lender’s counsel directly and shall be considered a part of the Loan and evidenced by the Note and the other Loan Documents and secured by, among other things, the Deeds of Trust. Upon final accounting, Borrower shall pay directly to Lender’s counsel the amount, if any, by which the actual fees and disbursements of Lender’s counsel exceed the estimated fees and disbursements previously paid or Lender shall cause Lender’s counsel to pay to Borrower any amount by which the estimated fees and disbursements previously paid, exceed the actual fees and disbursements of Lender’s counsel. Borrower shall separately pay all other costs and expenses associated with the Loan not intended to be paid out of Loan proceeds, including, but not limited to, the costs and expenses required to be paid by Borrower pursuant to Section 11.3 hereof.

(d) After disbursement of the Initial Tranche, upon Borrower’s written request, provided, that (i) no Event of Default exists or any uncured default under this Agreement or any other Loan Document exists of which Borrower has been notified by Lender in writing, and (ii) Lender shall have received title searches for the Property and the Separate Property and title endorsements to the Title Policies indicating that the Property and the Separate Property remains free from all liens, claims and other encumbrances other than Permitted Encumbrances, Lender shall disburse the second and final Tranche to Borrower within twelve (12) Business Days of Borrower’s request and satisfaction of the conditions thereto in the amount designated by Borrower in such notice; provided that the amount of the Second Tranche shall be in the amount of $42,000,000.00. Borrower shall request the disbursement of the Second Tranche under the Loan and satisfy the conditions to such disbursement on or before the date six (6) months following the Closing Date (the “Final Disbursement Date”). In the event Borrower fails to request the disbursement of the full amount of Loan proceeds and satisfy the conditions to such disbursement by the Final Disbursement Date, then any time on or after the Final Disbursement Date, Lender may disburse the remaining amount of Loan proceeds into the Construction Reserve and such disbursement shall be treated as indebtedness owing under the Loan to the same extent as if Borrower had requested such disbursement and Lender shall have no obligation to cause the disbursement of any funds from the Construction Reserve or the Construction Draw Account until satisfaction of all conditions to the disbursement of the Second Tranche, in addition to those conditions to disbursement from the Construction Draw Account under Section 8.6 hereof.

(e) All proceeds of the Loan to be disbursed to Borrower under this Agreement, except to the extent retained by Lender for payment of fees, costs and expenses, shall be deposited into the Reserves in accordance with Article 8 hereof.

2.2 Principal and Interest.

(a) Interest shall be payable on the outstanding daily unpaid principal amount of the Loan hereunder as provided in the Note. Borrower agrees to pay interest from the date Lender receives capital from its investors for funding each Tranche, regardless of when the funds are actually disbursed into or released by escrow or received or utilized by Borrower. Interest accruing under the Note shall compound monthly and be calculated pursuant to Section 2.4 hereof.

(b) Portions of the principal indebtedness evidenced by the Note shall be payable at such times and in such amounts as provided in the Note with all outstanding principal indebtedness, interest, charges and fees under the Note being due and payable on the Maturity Date, as the same may be accelerated pursuant to the terms of this Agreement or extended pursuant to Section 2.4 of the Note.

2.3 Late Payments. Should any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to Lender not be paid within five (5) days after the date when due, it shall thereafter bear Default Interest as provided in the Note; provided, however, to the extent that funds are available for such payments in the Interest Reserve at the time when due, no late charge or Default Interest shall accrue by reason of the failure to pay when due.

2.4 Computation of Interest and Fees. All computations of interest and fees shall be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed, unless use of a three hundred sixty (360) day year would result in collection of interest in excess of the Maximum Rate, in which case interest shall be calculated based on and strictly limited to the Maximum Rate.

2.5 Manner and Treatment of Payments. Each payment hereunder or under the Note or under any other Loan Document shall be made to Lender at the place and time(s) provided herein or in the Note. All payments shall be made in lawful money of the United States of America.

2.6 Funding Sources. Nothing in this Agreement or in the Note shall be deemed to obligate Lender to obtain the funds for the Loan in any particular place or manner or to constitute a representation by Lender that it has obtained or will obtain the funds for the Loan in any particular place or manner.

2.7 Failure to Charge Not Subsequent Waiver. Any decision by Lender not to require payment of any interest (including, without limitation, Default Interest), fee, cost or other amount payable under any Loan Document on any occasion shall in no way limit or be deemed a waiver of Lender’s right to require full payment of any other interest (including, without limitation, Default Interest), fee, cost or other amount payable under any Loan Document on any other or subsequent occasion.

2.8 No Revolving Facility. This Loan is a not a revolving loan. Any loan proceeds repaid hereunder are not available for re-borrowing.

2.9 Purpose of Loan. The purpose of the Loan is (i) to finance the development and construction of the Project in excess of Borrower’s Required Initial Equity, and when funded, the Additional Equity Reserve, if any, and the Mezzanine Loan, if any; (ii) to pay for reasonable approved closing costs incurred in connection with the Loan, including loan fees; and (iii) to fund the Reserves.

ARTICLE 3

CONDITIONS PRECEDENT TO LOAN

3.1 Loan. The obligation of Lender to make the Initial Tranche and the Second Tranche is subject to the following conditions precedent, each of which shall be satisfied prior to the disbursement of the proceeds of each such Tranche (unless Lender, in its sole and absolute discretion, shall agree in writing otherwise):

(a) Lender shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by Borrower and/or others, each dated as of the date hereof and each in form and substance satisfactory to Lender and its legal counsel:

(1) this Agreement, executed by Borrower;

(2) the Note, executed by Borrower, payable to the order of Lender;

(3) the Deeds of Trust, executed by Borrower and the Separate Property Owner, as applicable, in recordable form;

(4) the Assignments of Leases, executed by Borrower and the Separate Property Owner, as applicable, in recordable form;

(5) the Assignments of Licenses and Contracts, executed by Borrower and the Separate Property Owner, as applicable;

(6) the Assignment of Design Agreements, executed by Borrower, and each of the related consents executed by each of the Designers identified on Part I of Schedule 1.1(C) hereto pursuant to Section 5.6(d) hereof;

(7) the Assignments of Prime Contract in respect of the Prime Contracts with each of the Prime Contractors identified in Part I of Schedule 1.1(D) hereto, executed by Borrower, and the related consents executed by each such Prime Contractor pursuant to Section 5.4(d) hereof;

(8) the Assignments of Design-Build Prime Contract in respect of the Design-Build Prime Contracts with each of the Design-Build Prime Contractors identified in Part I of Schedule 1.1(E) hereto, executed by Borrower, and the related consents pursuant to Section 5.5(d) hereof executed by each such Design-Builder, excepting only such consents as may be expressly waived in writing by Lender (any such waiver being at Lender’s sole and absolute discretion);

(9) the Assignment of Construction Management Agreement, executed by Borrower and Construction Manager;

(10) the Reserve Accounts Control Agreement, executed by Borrower, Lender and Reserve Bank;

(11) the Construction Draw Account Control Agreement, executed by Borrower, Lender and Construction Draw Account Bank;

(12) the Accommodation Pledge Agreements, executed by Pledgor and including consents executed by each entity in which interests are pledged thereunder;

(13) the Indemnity Agreements executed by Borrower and the Separate Property Owner as applicable and by Guarantor;

(14) the Completion Guaranty executed by Guarantor;

(15) the Repayment Guaranty executed by Guarantor;

(16) the Accounts Pledge Agreement executed by Borrower;

(17) fully executed copies of (i) the Design Agreements with each of the Designers listed in Part I, Part III and Part IV of Schedule 1.1(C) hereto, (ii) the Prime

Contracts with each of the Prime Contractors listed in Part I of Schedule 1.1(D) hereto, and (iii) the Design-Build Prime Contracts with each of the Design-Builders listed in Part I of Schedule 1.1(E) hereto;

(18) the Assignment of Architectural Plans and Specifications executed by Guarantor and the related consent executed by the Architect;

(19) the UCC Financing Statements;

(20) the other Loan Documents executed by the parties thereto, in recordable form, as applicable;

(21) the pro forma Title Policies, evidencing Title Company’s irrevocable commitment to issue the Title Policies with all required endorsements;

(22) the pro forma UCC Policy, evidencing Title Company’s irrevocable commitment to issue the UCC Policy with all required endorsements;

(23) payment and performance bonds (with dual-obligee riders in favor of Lender to the extent requested by Lender) with respect to each of the Prime Contractors and Design-Builders listed on Schedule 3.1(a)(23) hereto;

(24) the Surveys;

(25) the Opinion of Counsel;

(26) the fully executed Architect Certification;

(27) the Sources and Uses Statement executed by Borrower;

(28) the Construction Budget executed by Borrower;

(29) the Operating Budgets;

(30) establishment of the Reserves at the Reserve Bank with deposits in the amounts required under this Agreement;

(31) establishment of the Construction Draw Account at the Construction Draw Bank;

(32) the Closing Instruction Letter;

(33) copies of all preliminary 20-day notices (given under California Civil Code Section 3097) received by Borrower with respect to the Project prior to Closing; and

(34) all such other documents, instruments, certificates, opinions, assurances, consents or approvals as Lender or its counsel may request or require.

(b) The representations and warranties of Borrower (and, as and to the extent subscribed to pursuant to the Deeds of Trusts, of the Separate Property Owner) contained in Article 4 shall be true and correct;

(c) The Borrower Parties shall be in compliance with all the terms and provisions of this Agreement and the other Loan Documents and no Event of Default shall have occurred in any of the Loan Documents and there shall be no event in existence which, with the giving of notice or the passage of time, or both, would constitute a default;

(d) Lender shall have received the Commitment Fee from the proceeds of the Loan;

(e) The estimated fees and disbursements (subject to adjustment upon final accounting) of outside legal counsel to Lender, shall have been paid to such counsel and any and all other fees and expenses required to be paid by Borrower pursuant to this Agreement shall have been paid;

(f) The Deeds of Trust and the Assignments of Leases shall have been duly recorded; and

(g) No Material Adverse Effect shall then exist.

3.2 Property Information. Notwithstanding anything to the contrary contained in Section 3.1, the obligation of Lender to make the Loan and to disburse the proceeds thereof is subject to the further condition that Lender shall have received such additional information relating to the Property, the Separate Property and the other Collateral as Lender may reasonably request or require.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender, as of the date hereof that:

4.1 Existence and Qualification; Power; Compliance With Laws.

(a) Borrower is a limited liability company duly formed and validly existing and in good standing under the Laws of the State of Delaware. Borrower is qualified to do business in and otherwise in good standing under the laws of the State of California. Borrower has all requisite power and authority to conduct its business, to own and lease its properties and to execute, deliver and perform its obligations under the Loan Documents. Borrower has not failed to comply with any Laws. Borrower has received no written notification from any Governmental Agency of any violation by Borrower of any Law. Borrower is not in breach or default under any order, writ, judgment, injunction, decree, determination or award naming Borrower, nor under any contract. Borrower has not failed to obtain any Licenses, Permits and Approvals when and as required, nor failed to accomplish all filings, registrations and qualifications related to the foregoing with (or obtained exemptions therefrom) any Governmental Agency that are necessary for the transaction of Borrower’s existing business in connection with the Property and the performance of its obligations under the Loan Documents.

Borrower was formed for the sole purpose of owning the Property, does not engage in any business unrelated to the Property, does not have any assets other than the Property or any indebtedness other than as may be expressly permitted under the Loan Documents, has its own books, records and accounts separate and apart from any other Person, and holds itself out as being a legal entity, separate and apart from any other Person.

(b) The Separate Property Owner is a limited liability company duly formed and validly existing and in good standing under the Laws of either the State of Delaware or the State of California. The Separate Property Owner is qualified to do business in and otherwise in good standing under the laws of the State of California. The Separate Property Owner has all requisite power and authority to conduct its business, to own and lease its properties and to execute, deliver and perform all of its obligations under the Loan Documents. The Separate Property Owner has not failed to comply with any Laws. The Separate Property Owner has not received any written notification from any Governmental Agency of any violation by the Separate Property Owner of any Law. The Separate Property Owner is not in breach or default under any order, writ, judgment, injunction, decree, determination or award naming the Separate Property Owner, nor under any contract. The Separate Property Owner has not failed to obtain any Licenses, Permits and Approvals when and as required, nor failed to accomplish all filings, registrations and qualifications related to the foregoing with (or to obtain exemptions therefrom) any Governmental Agency that are necessary for the transaction of the Separate Property Owner’s existing business in connection with the Separate Property and the performance of its obligations under the Loan Documents. The Separate Property Owner was formed for the sole purpose of owning the Separate Property, does not engage in any business unrelated to the Separate Property, does not have any assets other than the Separate Property or any indebtedness other than as may be expressly permitted under the Loan Documents, has its own books, records and accounts separate and apart from any other Person, and holds itself out as being a legal entity, separate and apart from any other Person.

(c) Pledgor is the sole member of Borrower and of the Separate Property Owner. Pledgor is a limited liability company duly formed and validly existing under the laws of the State of Delaware. Pledgor has all requisite power and authority to conduct its business, to own and lease its properties and to execute, deliver and perform its respective obligations under the Loan Documents. Pledgor is not in breach or default under any order, writ, judgment, injunction, decree, determination or award naming Pledgor, nor under any contract.

4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by Borrower, the Separate Property Owner, and Pledgor of each Loan Documents to which such Borrower, the Separate Property Owner or Pledgor is a party have been duly authorized by all necessary action, and does not and will not:

(a) require any consent or approval not heretofore obtained of any Person;

(b) violate or conflict with any provision of Borrower’s, the Separate Property Owner’s, or Pledgor’s formation documents;

(c) result in or require the creation or imposition of any Lien or rights of others (other than as provided under the Loan Documents) upon or with respect to the Collateral;

(d) violate any provision of any Law, order, writ, judgment, injunction, decree, determination or award presently in effect, having applicability to any Borrower Party and by which such Borrower Party is bound; or

(e) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, or adversely affect the rights of Borrower or the Separate Property Owner under, any contract to which Borrower, the Separate Property Owner or Pledgor is a party.

4.3 No Governmental Approvals Required. No License, Permit or Approval from, or filing, registration or qualification with, or exemption from any of the foregoing, from any Governmental Agency is or will be required to authorize or permit under applicable Law the execution, delivery and performance by Borrower of its Obligations or of the Separate Property Owner of its obligations under the Loan Documents.

4.4 Environmental and Industrial Hygiene Compliance. No notice of any violation of any Environmental Law with respect to any part of the Property or the Separate Property has been received by Borrower, the Separate Property Owner, or Pledgor from any Governmental Agency and any investigation of the Property or the Separate Property has not indicated the generation, manufacture, storage or disposal of Hazardous Materials on, under or about the Property or the Separate Property.

4.5 Financial Statements; Income and Expense and Capital Expenditure Statements.

(a) Borrower has furnished to Lender a copy of the financial statements of Borrower, the Separate Property Owner, Pledgor, and Guarantor for Fiscal Years 2006 and 2007 (collectively, the “Financial Statements”). The Financial Statements fairly and accurately present the financial condition of such Persons as at such date and for such periods and have been prepared (except as noted therein) in accordance with GAAP.

(b) All financial statements and information prepared by Borrower, its Affiliates or Manager and provided to Lender regarding the Property, the Separate Property, Borrower, the Separate Property Owner, Pledgor, and Manager are true, accurate and complete copies of the originals of such financial statements and information, and all financial statements, information and all other documents prepared by third parties and provided by Borrower to Lender related to the transactions contemplated hereunder and under the other Loan Documents are, to the best knowledge of Borrower, true, accurate and complete copies of the originals of such financial statements, information and other documents.

4.6 No Other Liabilities; No Material Adverse Changes. There are no liabilities or Contingent Obligations not reflected or disclosed in the Financial Statements or in the notes thereto. Since the date(s) of the Financial Statements, none of Borrower, nor the Separate Property Owner, nor Pledgor has suffered any one or more changes in its condition (financial or otherwise) or its assets, properties, liabilities or prospects, which alone or in the aggregate would be materially adverse to any of such Persons.

4.7 Title to and Location of Property and the Separate Property.

(a) Borrower has good and indefeasible title to the Property, free and clear of all Liens, other than the Permitted Encumbrances.

(b) The Separate Property Owner has good and indefeasible title to the Separate Property, free and clear of all Liens, other than the Permitted Encumbrances.

(c) Pledgor has, or will have, on the Closing, good and indefeasible title to one hundred percent (100%) of the membership interests in Borrower and in the Separate Property Owner, in each case free and clear of all liens.

4.8 Litigation. There are no actions, suits or proceedings served or, to the best knowledge of Borrower or the Separate Property Owner, threatened against or affecting any Borrower Party in any court of law or before any Governmental Agency except as listed on Schedule 4.8 hereto.

4.9 Binding Obligations. Each of the Loan Documents, when executed and delivered by the Parties thereto, will constitute the legal, valid and binding obligations of the Parties thereto, enforceable against such Parties in accordance with their respective terms, subject, as to enforcement, only to bankruptcy, insolvency, reorganization, moratorium or similar laws then in effect affecting the enforceability of the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

4.10 ERISA.

(a) Except as disclosed in Schedule 4.10 hereto there are no Plans;

(b) With respect to each Plan, if any, described in Schedule 4.10 hereto:

(i) such Plan complies in all material respects with ERISA and any other applicable Law;

(ii) such Plan has not incurred any material “accumulated funding deficiency,” as that term is defined in Section 302 of ERISA;

(iii) no “reportable event” (as defined in Section 4043 of ERISA) has occurred that could result in the termination or disqualification of such Plan; and

(iv) Borrower has not engaged in any “prohibited transaction” (as defined in Section 4973 of the Code).

(c) Neither Borrower nor the Separate Property Owner is or has been a party to and does not have any employees who are covered by any Multiemployer Plan; and

(d) Borrower and the Separate Property Owner are in compliance with each covenant contained in Section 7.3 hereof.

4.11 Regulations G, T, U and X; Investment Company Act. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” or “margin security” within the meanings of Regulations G, T, U or X, respectively, of the Board of Governors of the Federal Reserve System. If requested by Lender, Borrower will furnish Lender with a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulations G or U of said Board of Governors. No part of the proceeds of the Loan will be used to purchase or carry any such “margin security” or “margin stock” or to extend credit to others for the purpose of purchasing or carrying any such “margin security” or “margin stock” in violation of Regulations G, T, U or X of said Board of Governors. Borrower is not or is not required to be registered under the Investment Company Act of 1940.

4.12 Disclosure. All reports, documents, information and forms of evidence delivered to Lender by Borrower and prepared by Borrower or its Affiliates concerning Borrower, Pledgor, Mezzanine Borrower, the Separate Property Owner, the Property, any part of the Separate Property or any other Collateral, and to the best knowledge of Borrower, all such reports, documents, information and forms of evidence delivered to Lender and prepared by parties other than Borrower or its Affiliates, are accurate, correct and sufficiently complete to give Lender true and accurate knowledge of their subject matters and do not contain any untrue statement of a material fact or omits a material fact necessary to make them not misleading. There is no fact which Borrower has not disclosed to Lender in writing which materially and adversely affects the business, operations, properties, profits or condition (financial or otherwise) of Borrower, Pledgor, Mezzanine Borrower, the Separate Property Owner, the Property, any part of the Separate Property or other Collateral, or the ability of Borrower, the Separate Property Owner, or Pledgor to perform its respective Obligations.

4.13 Tax Matters. Each of Borrower, the Separate Property Owner, and Pledgor has duly filed, or caused to be filed, on a timely basis all appropriate foreign, federal, state and local tax returns and reports for income taxes, sales taxes, withholding taxes, employment taxes, property taxes, business taxes and all other tax returns of every kind whatsoever required to be filed in connection with the ownership, operations and business of such Borrower, the Separate Property Owner, or Pledgor as applicable, and all such tax returns and reports accurately reflect all taxes owing for the periods indicated. All taxes, interest, penalties, assessments or deficiencies shown to be due on such tax returns and reports in connection with the ownership, operations and business of each Borrower, the Separate Property Owner, or Pledgor as applicable, or claimed to be due by any such taxing authority, except for any such taxes as are being contested in good faith and by appropriate proceedings, has been paid in full by such Borrower, the Separate Property Owner or Pledgor, as applicable. The charges, accruals and reserves on each of Borrower’s, the Separate Property Owner’s, and Pledgor’s Financial Statements in respect of taxes are adequate.

4.14 Fiscal Year. Borrower and the Separate Property Owner operate on a fiscal year ending on December 31.

4.15 Insolvency and Related Matters. Each of Borrower, the Separate Property Owner, and Pledgor is able to pay its debts as they mature, and has not (a) made any assignment for the benefit of creditors; (b) admitted in writing its inability to pay its debts as they mature; (c)

applied for or consented to the appointment of a receiver, trustee or similar official for its affairs; or (d) been the subject of any bankruptcy, insolvency, reorganization or liquidation proceeding, or any other proceeding for relief under any bankruptcy law or any law for the relief of debtors or benefit of creditors. After giving effect to the execution and delivery of the Loan Documents and the making of any disbursements under this Agreement and the Note, none of Borrower, the Separate Property Owner, or Pledgor will be “insolvent” within the meaning of such term as defined in the applicable laws of the State in which such entity was formed, or as defined in Section 101 of the Bankruptcy Code, or be unable to pay its debts generally as such debts become due, or have insufficient capital for its purposes.

4.16 Intangible Assets. Borrower and the Separate Property Owner own, or possess the unrestricted right to use, all trademarks, trade names, copyrights, patents, patent rights, licenses and other Intangible Assets that are used in the conduct of their respective business as now operated, and no such Intangible Asset conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict would have a material adverse effect on the business, operations or condition (financial or otherwise) of Borrower.

4.17 Use. No written notice has been received by Borrower or the Separate Property Owner, or to the best knowledge of Borrower, by any other Person, from any Governmental Agency alleging any violation by the Property or the Separate Property or any part thereof of any applicable Laws, including Environmental Laws.

4.18 Pending Property Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Borrower, threatened in any court or before any Governmental Agency or arbitration board or tribunal (a) relating to (i) the Construction or the zoning of the Property or the Separate Property or any part thereof, (ii) any Licenses, Permits and Approvals issued with respect to the Property or the Separate Property or any part thereof, (iii) the condemnation of the Property or the Separate Property or any part thereof, (iv) the condemnation or relocation of any roadways abutting the Property or the Separate Property, (v) the denial or limitation of access to the Property or the Separate Property or any part thereof from any point of access to the Property or the Separate Property, (vi) Borrower, the Separate Property Owner, or Pledgor or (vii) Pledgor’s membership interests in Borrower or the Separate Property Owner; (b) asserting that (i) any such zoning and/or Licenses, Permits and Approvals do not permit the Construction or the operation of the Property or the Separate Property or any part thereof, (ii) any improvements cannot be built or located on the Property or the Separate Property or operated with their intended use or (iii) the operation of the Property or the Separate Property or any part thereof is in violation of any Law; or (c) might affect the validity or priority of this Agreement or any other Loan Document. Neither Borrower, nor the Separate Property Owner, nor Pledgor is aware of any facts or circumstances which may give rise to any actions, suits or proceedings described in the preceding sentence.

4.19 Forfeiture. Neither Borrower, nor the Separate Property Owner nor Pledgor, nor any of their respective principals or directors (if applicable), is or has been charged or are under investigation for, possible violations of the Racketeering, Influenced and Corrupt Organizations Act, the Continuing Criminal Enterprises Act, the Controlled Substance Act of 1978, the Money

Laundering Act of 1986, the Anti-Drug Abuse Act of 1986, or similar law providing for the possible forfeiture of any of their respective assets or properties.

4.20 Payment of Fees. Neither any Borrower Party nor any Affiliate of any Borrower Party is receiving or is being paid a fee or royalty during the term of the Loan or is receiving any proceeds of the Loan, except as expressly set forth in Schedule 4.20 attached hereto.

4.21 Contracts. Other than (a) the Design Agreements with the Designers listed in Part I, III and IV of Schedule 1.1(C) hereto, (b) the Prime Contracts with the Prime Contractors listed in Part I of Schedule 1.1(D) hereto, (c) the Design-Build Prime Contracts with the Designers listed in Part I of Schedule 1.1(E) hereto, and (d) the Contracts identified on Schedule 4.21 hereto, no instruments, agreements, contracts or documents affect or relate to the Property, the Separate Property, or any other Collateral, and no other instruments, agreements, or documents affect or relate to all or any portion of Pledgor’s membership interests in Borrower or the Separate Property Owner. Borrower has delivered to Lender true, accurate and complete copies of the Contracts. There exist no amendments or modifications to any of the Contracts. Borrower or the Separate Property Owner, as applicable, has obtained all required consents from any Person for the pledge of Pledgor’s membership interests in Borrower and the Separate Property Owner to Lender in accordance with the terms of the Accommodation Pledge Agreements.

4.22 Design. The Plans and Specifications do not incorporate any plans, specifications, renderings, data or work product of any Person other than: (i) those prepared by the Architect, (ii) those prepared by a Designer listed in Schedule 1.1(C) hereto (other than those listed in Part III thereof) and (iii) those prepared by a Design-Builder listed in Part I of Schedule 1.1(E) hereto.

4.23 No Other Loans. There are no currently outstanding loans made by any Person to Borrower or the Separate Property Owner, nor any liens on any of the Property, the Separate Property, or any other Collateral, other than the Loan and the liens arising under the Loan Documents and such other loans, and the liens relating thereto, that may be made by Lender or any of its Affiliates to Borrower. Other than the Mezzanine Loan when made, there are no loans to Pledgor, and there are no liens on all or any portion of the membership interests of Pledgor in Borrower or the Separate Property Owner. Other than the Mezzanine Loan and the liens arising out of the Mezzanine Loan Documents, there are no liens on all or any portion of the membership interests of Mezzanine Borrower in Pledgor.

4.24 No Breach of Acts Under Contracts or Licenses, Permits and Approvals. There exists no default, violation or other breach under any of the Contracts or Licenses, Permits and Approvals.

4.25 Licenses, Permits and Approvals. All Licenses, Permits and Approvals of any Governmental Agency or any other entity which are necessary for the ownership of the Property, the Construction, and/or the operation of the Improvements at the Property have been obtained by Borrower and are final and unappealable and will not be appealable with the passage of time, except as disclosed on Schedule 4.25 hereto. The Separate Property Owner has obtained all Licenses, Permits and Approvals of any Governmental Agency or any other entity which are necessary for the ownership of the Separate Property and the Improvement thereon, and all such Licenses, Permits and Approvals are final and unappealable and will not be appealable with the passage of time. All such Licenses, Permits and Approvals are current and in full force and effect and there is no pending threat of (i) modification or cancellation of any of the same, (ii) breach by Borrower or the Separate Property Owner thereof, or (iii) any failure to satisfy any conditions for approval thereof. Neither all nor any part of either the Property or the Separate Property depends on any variance, special exception or other special municipal approval for its continued legality.

4.26 Parking. The Property has or will have upon Substantial Completion sufficient parking spaces to comply with all applicable Laws. The Separate Property currently has sufficient parking spaces to comply with all applicable Laws.

4.27 Zoning.

(a) The Property is duly and validly zoned for use as a residential apartment or condominium project with ground floor retail with the number of units contemplated by the Plans and Specifications and for commercial uses, as the case may be. Such zoning is unconditional and no attacks or challenges are pending or to the best knowledge of Borrower, threatened with respect thereto. Neither such zoning nor any other right to construct or use the Property is in any way dependent upon or related to any real property other than the Property.

(b) All of the Separate Property is duly and validly zoned for its present use. Such zoning is unconditional and no attacks or challenges are pending or to the best knowledge of Borrower or the Separate Property Owner, threatened with respect to thereto. Neither such zoning nor any other right to construct or use any legally separate parcel or part of the Separate Property is in any way dependent upon or related to any real property other than such legally separate parcel or part.

4.28 Violations. No written notice has been received by Borrower or the Separate Property Owner from any Governmental Agency alleging any violation by or on the Property or any portion of the Separate Property of any applicable Laws, including Environmental Laws.

4.29 Leases. There are no leases or occupancy agreements affecting the Property or the Separate Property other than the Leases described on Schedule 4.29 hereto.

4.30 Patriot Act. Neither Borrower nor the Separate Property Owner nor any of their respective officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in Borrower or the Separate Property Owner) is or will be an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 (“EO13224”); (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http://www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism”, as that term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) – (iv) above are herein referred to as a “Prohibited Person”).

4.31 Management Agreements. There currently exist no Management Agreements with respect to the Property or the Separate Property or any portion thereof. Borrower or an Affiliate of Borrower will manage the Property and the Separate Property Owner or an Affiliate thereof will manage the Separate Property as of the Closing.

4.32 Loan Proceeds And Adequacy. The undisbursed Loan proceeds, together with funds in the Construction Reserve and the Construction Draw Account, and funds required to be deposited into the Additional Equity Reserve pursuant to Section 6.28 hereof, are sufficient to construct and complete the Improvements in the Construction in accordance with the terms and conditions of this Agreement and the other Loan Documents.

4.33 Construction Matters.

(a) Except as disclosed in Part II of Schedule 1.1(B) hereto, the Plans and Specifications set forth all of the plans and specifications in sufficient detail as is necessary for Final Completion, and when construction is completed in accordance with the Plans and Specifications, the Property shall contain all the Improvements contemplated by the Construction. The copies of the Plans and Specifications delivered to Lender reflect all change orders made or implemented by Borrower prior to Closing which, by their nature affect the Plans and Specifications. As of Closing Borrower has not issued any construction change directives to Construction Manager, any Prime Contractor or any Design-Builder which directives are not fully reflected in such change orders and in such Plans and Specifications as delivered.

(b) Except as disclosed in Part II of Schedule 1.1(D) hereto or in Part II of Schedule 1.1(E), as applicable, the Prime Contracts with the Prime Contractors and the Design-Build Prime Contracts with the Design-Builders, considered in the aggregate, cover all labor, material and equipment required by the Plans and Specifications to complete the Improvements in accordance with the Contract Documents and the Loan Documents.

(c) Excepting only the Designers listed in Schedule 1.1(C) hereto, neither Borrower nor any predecessor in interest to Borrower has entered into any contract or agreement with any Person pursuant to which such Person agreed to provide design or design related services in relation to the Construction or to perform any part of the Construction, or did provide such services or perform such Construction.

(d) Borrower has entered into agreements, including informal time and material billing arrangements, with secondary consultants who have provided various ancillary services in relation to the Project, including without limitation (i) WET Enterprises, Inc., (ii) Citadel Consulting Incorporated, (iii) Energy Code Works Inc., (iv) C.S. Caulkins Co., Inc., (v) Fuscoe Engineering, Inc., (vi) Simpson Gumpertz Heger, Inc., (vii) Southwest Certified Construction, Inc., (viii) Special Inspection Services, Inc., and Alice Cottrell Interior Design. Except as disclosed and included in the Construction Budget, all such secondary consultants have completed their work and have been paid in full for any services provided to Borrower or in relation to the Project. No part of any work performed by any such secondary consultant (i) is included in the Plans and Specifications, or (ii) has been or will be incorporated into or relied upon for purposes of completion of the Project. Notwithstanding the foregoing, Borrower hereby acknowledges assignment to Lender, pursuant to the Assignments of Licenses and Contracts, of any right of Borrower pursuant to any agreement with any such secondary consultant in relation to the Project, including any rights to any design, drawing, calculation, or other document prepared by such secondary consultant in relation to the Project. Lender herby waives any requirement that any such secondary consultant consent to such assignment.

(e) Services under any Design Agreements with any of the Designers listed in Part III of Schedule 1.1(C) (“Terminated Designers”) have been terminated, such Terminated Designers have been paid in full for any services provided prior to such termination, and no part of any work performed by any such Terminated Designer (i) is included in the Plans and Specifications, or (ii) has been or will be incorporated into or relied upon for purposes of completion of the Project. Notwithstanding the foregoing, Borrower hereby acknowledges assignment to Lender, pursuant to the Assignment of Design Agreements, of any residual rights of Borrower pursuant to the terminated Design Agreement with each of the Terminated Designers, including any rights to any design, drawing, calculation, or other document prepared by such Terminated Designer in relation to the Project. Lender hereby waives the requirement that any Terminated Designer consent to such assignment.

(f) Services under any Design Agreements with any of the Designers listed in Part IV of Schedule 1.1(C) have been completed and such Designers have been paid in full for any services provided.

(g) Subject only to payment of fees reflected in the Construction Budget, all utility and municipal services required for the Construction, occupancy, and operation of the Property, including, but not limited to, water supply, storm and sanitary sewage disposal systems, gas, electric and telephone facilities, are or will be available for use and tap on at the boundaries of the Property, and written permission has been or will be obtained from the applicable utility companies or municipalities to connect the Improvements to each of said services.

(h) The storm and sanitary sewage disposal system, water system and all mechanical systems of the Property do (or when completed in accordance with the Plans and Specifications will) comply with all applicable Laws, including, without limitation, all Environmental Laws. The applicable environmental protection agency, pollution control board and/or all other governmental agencies having jurisdiction over the Property have, to the extent required by applicable Law, issued their permits for the construction, tap on and operation of those systems.

(i) When completed in accordance with the Plans and Specifications, no Improvements will encroach upon any building line, set back line, sideyard line, or any recorded or visible easement (or other easement of which Borrower has knowledge).

(j) Except as disclosed by Part II of Schedule 1.1(B) hereto, the Plans and Specifications are complete in all material respects, containing all detail required for the Construction and the Improvements, when built and equipped in accordance therewith, shall be ready for the intended use thereof and shall comply with the requirements of the Loan Documents.

(k) Upon Substantial Completion, the use, occupancy and operation thereof will not violate: (a) any Laws applicable to the Property or the Construction, use, occupancy or operation thereof, or (b) any contractual arrangements of Borrower with third parties or any covenants, conditions, easements, rights of way or restrictions of record. Neither Borrower nor any agent of Borrower nor (to Borrower’s actual knowledge) any other Person has received any notice, written or otherwise, alleging any such violation. Upon Substantial Completion in accordance with the Contract Documents, the Property will be in full compliance with all then applicable Laws, including zoning requirements (including, without limitation, those relating to setbacks, height, parking, floor area ratio and percentage of land coverage) and will be constructed in accordance and in compliance with any and all Licenses, Permits and Approvals. No right to any off site facilities is necessary to insure compliance by the Property with all Laws (including, but not limited to, environmental protection, public highway, water use, zoning, building, fire, health, safety or similar statutes, Laws, ordinances, codes, rules, regulations, orders and decrees) applicable to the Property.

(l) Borrower has delivered to Lender copies of all preliminary 20-day notices (given under California Civil Code Section 3097) received by Borrower prior to the Closing Date, whether from a Prime Contractor, Design-Builder, any of their subcontractors or any other person. Such preliminary 20-day notices are listed on Schedule 4.33(i) hereto.

(m) To Borrower’s best knowledge, after due and diligent inquiry of the Prime Contractors and the Design-Builders, attached as Schedule 4.33(j) hereto is a true and complete listing of all subcontractors engaged by the Prime Contractors and the Design-Builders with respect to the Project.

(n) Borrower as contracting owner party to each of the Prime Contracts and the Design-Build Prime Contracts, whether by assignment or otherwise, is exempt from the security requirements of California Civil Code Section 3110.5 pursuant to paragraph (f)(2) of such section. In this regard, Borrower is a qualified private company within the meaning of such paragraph.

4.34 Borrower’s Required Equity. Prior to the date hereof and as more particularly itemized on Schedule 4.34 hereto, Borrower has invested an amount not less than Borrower’s Required Equity in cash equity into the acquisition and development of the Property and the Construction.

ARTICLE 5

CONSTRUCTION COVENANTS

5.1 Commencement and Completion Of Construction.

(a) As of Closing, Borrower has commenced Construction. Within five (5) Business Days after Closing, Borrower shall inform each Prime Contractor listed in Part I of Schedule 1.1(D) hereto, each Design-Builder listed in Part I of Schedule 1.1(E) hereto, each Designer listed in Part I of Schedule 1.1(C) hereto and each of their subcontractors of the

Closing and the address and identity of Lender in the form of Exhibit F hereto of which Borrower is aware after due inquiry. Every additional Prime Contractors, Design-Builders, or Designer who may be engaged in relation to the Project pursuant to Section 5.4(e), Section 5.5(e), or Section 5.6(e) as applicable shall be informed of the address and identity of Lender, by delivery of a writing in similar form to such Exhibit F, prior to or at the time of execution of the relevant additional Prime Contract, Design-Build Prime Contract, or Design Agreement.

(b) By the Substantial Completion Date, Borrower shall cause the following to occur:

(1) The Construction of the Property and the Improvements will have been Substantially Complete;

(2) Borrower will have furnished Lender with unconditional lien waivers, subordination of liens and sworn statements from each Prime Contractor, each Design-Builder, each Designer, the Architect and their subcontractors and material suppliers covering all work under their respective agreements other than retainage amounts and amounts necessary to pay for Punchlist Items;

(3) Borrower shall have furnished Lender with: (i) a temporary or final certificate of occupancy for the Property from the applicable governmental authority having jurisdiction thereof (provided that if a temporary certificate of occupancy is obtained, Borrower shall have a continuing obligation hereunder to diligently pursue the issuance of the final certificate of occupancy thereafter and shall renew, if applicable, the temporary certificate until the final certificate of occupancy is obtained); and (ii) such other certificates, approvals, licenses and permits of any governmental authority required (or customarily procured) concerning the then existing development, construction, use, occupancy and operation of the Property;

(4) Borrower shall have furnished to Lender a certificate from Borrower, currently dated, certifying that: (a) no notices from any Governmental Agency of any claimed violations of applicable Laws arising from the Construction, development or operation of the Property which have not been cured were served upon Borrower or, to the best of Borrower’s knowledge, any contractor or subcontractor or their respective agents or representatives and (b) Borrower is not aware of any circumstances which could give rise to the issuance of any such notice of claimed violation;

(5) Borrower shall have furnished to Lender a certificate from the Architect and/or the Designers, as applicable, stating that: (i) the Property has achieved Substantial Completion, and (ii) the Improvements as so completed complies with all Laws applicable to the performance by Architect and the Designers of the scope of their duties;

(6) Borrower shall have furnished to Lender a title continuation letter in the full amount of the Loan and the applicable Title Policy shall otherwise conform with the requirements of this Agreement;

(7) Borrower shall have caused the Condominium Documents to be completed and approved by Lender and shall have otherwise created a valid condominium regime at the Property in compliance with Section 6.30 hereof under the Condominium Act;

(8) Borrower shall have filed a notice of completion as contemplated by California Civil Code Section 3093.

(9) Borrower shall have commenced the sale or rental of Condominium Units subject to the terms and conditions of this Agreement.

On or before the Substantial Completion Date, Lender shall be satisfied that all elements of the definition of Substantial Completion shall have been completed and performed, which determination shall be based in part upon a certificate from the Construction Consultant, in form and substance satisfactory to Lender, that the Property has achieved Substantial Completion.

(c) On or before the Final Completion Date, Borrower shall:

(1) Cause all Punchlist Items for the Property to be 100% completed and fully paid for and shall have received final unconditional lien waivers in the form of Exhibit E-8 attached hereto from each Prime Contractor, Design-Builder, subcontractor and materialman involved in the Construction, including, without limitation, the Punchlist Items, without any outstanding liens, demands or claims.

(2) Cause each document or instrument to have been recorded or filed as necessary under applicable Law to commence, shorten or terminate any period for statutory liens of mechanics with respect to the Improvements.

(3) Deliver to Lender either a Los Angeles Department of Building and Safety Inspection Record/Final Permit Card or a final certificate of occupancy for the Property from the applicable governmental authority having jurisdiction thereof if only a temporary certificate of occupancy was delivered under Section 5.1(b)(3) hereof.

(4) Deliver to Lender a full set of ‘as-built’ Plans and Specifications for all completed Improvements.

(d) If Borrower has not delivered a final certificate of occupancy for the Property under subparagraph (c)(3) above, then Borrower shall deliver a final certificate of occupancy for the Property from the applicable governmental authority having jurisdiction thereof on or before the date nine (9) months following the Substantial Completion Date.

5.2 Construction Schedule.

(a) Completion. Attached hereto as Schedule 5.2 is a projected schedule for the Property (the “Construction Schedule”) for the progress of development and the Construction, including, without limitation, a trade by trade break down of the anticipated periods of the progress of Construction and Substantial Completion and setting forth the monthly projected disbursements from the Construction Draw Account throughout the construction period and a construction progress schedule reflecting, among other things, the anticipated dates of completion of and the timing of disbursements of incremental amounts of various subcategories of the construction budget, all in such form and containing such detail as Lender shall reasonably require. Borrower shall not amend or modify the Construction Schedule, except in accordance with the provisions of this Section 5.2.

(b) Lender Approval. The Construction Schedule includes appropriate allowance for the Lender’s review and approval where and as required by the Loan Documents, including without limitation approval of all additional agreements with Designers, Prime Contractors, or Design Builders required for the completion of the Plans and Specifications and/or completion of the Construction, all of which agreements are described in either Part II of Schedule 1.1(C) hereto, Part II of Schedule 1.1(D) hereto, or Part II of Schedule 1.1(D) hereto. Borrower acknowledges and accepts (a) the obligation, pursuant to the Loan Documents (including without limitation Sections 5.4(f) 5.5(f), and Section 5.6(f) hereof, as applicable) to employ only properly qualified, certified, registered and/or licensed designers and contractors in relation to the Construction, and (b) Lender’s rights, pursuant to the Loan Documents (including without limitation Sections 5.4(e), 5.5(e), 5.6(e), 5.8(b), and 6.18 hereof, as applicable) to prior approval of any new agreement or modification to any existing agreement with any Designer, Prime Contractor, or Design-Builder.

(c) Amendment to Construction Schedule. The Construction Schedule shall provide that the Construction contemplated by the Contract Documents will be Substantially Complete on or before the Substantial Completion Date. It shall constitute an Event of Default hereunder, and Lender shall no longer be obligated to make disbursements hereunder, in the event that (i) Construction is not proceeding in accordance with and is behind the Construction Schedule, subject to subparagraph (d) below, and Borrower fails to cause the Construction to conform to the Construction Schedule within thirty (30) days of Lender’s notice to Borrower of such delay, or (ii) Lender determines in its commercially reasonable discretion that Borrower will not likely achieve Substantial Completion on or prior to the Substantial Completion Date or Final Completion by the Final Completion Date, subject to subparagraph (d) below.

(d) Force Majeure. If the progress of the Construction is directly affected and delayed by Force Majeure, Borrower must notify Lender in writing within ten (10) days after Borrower obtains actual knowledge of the event which causes the Force Majeure, which notice shall specify in sufficient detail the events causing the Force Majeure, Borrower’s best estimate of the delay in construction to be caused by the Force Majeure and how Borrower intends to respond to the event of Force Majeure. So long as (i) no Event of Default has occurred and is continuing, and (ii) such Force Majeure shall not cause or result in a default violation by Borrower under any Management Agreement, any Prime Contract or any of the Licenses, Permits and Approvals, Lender shall extend the Substantial Completion Date, by a period of time equal to the period of the Force Majeure if and only if Borrower deposits into the Interest Reserve any amount determined necessary by Lender to cause the balance in the Interest Reserve to be sufficient to pay debt service under the Loan during the period of delay (but in no event shall said relief exceed ninety (90) days in the aggregate). Any such extension, however, shall not affect the time for performance of, or otherwise modify, any of Borrower’s other obligations under this Agreement or any other Loan Document or the Maturity Date.

(e) Insignificant Setbacks. So long as the Construction is less than ten (10) days behind the Construction Schedule and Borrower reasonably anticipates that Borrower will achieve Substantial Completion by the Substantial Completion Date, Borrower shall have no obligation to inform Lender or the Construction Consultant or to revise the Construction Schedule. If the Construction is ten (10) Business Days or more behind the Construction Schedule, Borrower shall inform Lender and the Construction Consultant and shall prepare for Lender’s approval, by delivery to Lender and Construction Consultant within three (3) days after Borrower recognizes, or should have recognized the delay, a revised Construction Schedule, which shall identify with specificity Borrower’s requested changes and shall be accompanied by Borrower’s written statement of the reason for each change. Lender shall approve or disapprove the revised Construction Schedule within five (5) Business Days of receipt of Borrower’s complete submission in accordance with the preceding sentence. If Lender’s approval of the revised Construction Schedule is required pursuant to this Section, Lender need make no further disbursements of the Loan or the Reserves unless and until Lender approves the revised Construction Schedule; provided that, if Lender approves a change order, and such change order contemplates a modification to the Construction Schedule, such modification to the Construction Schedule shall be deemed approved upon Lender’s approval of the change order.

5.3 Construction Budget.

(a) Budget. The Construction Budget delivered by Borrower prior to the execution of this Agreement contains a detailed full cost preliminary budget for the Construction and the Final Completion, setting forth a breakdown and itemization of all costs and expenses of every kind and nature to be incurred in order to complete the Construction, in accordance with the Contract Documents (segregating on a line item by item basis) all direct construction costs and indirect construction costs which are otherwise necessary to make the Property ready for its full use, occupancy and operation, together with a trade payment breakdown containing details of amounts anticipated to be payable for each category of work to be performed and materials to be supplied in connection with the Construction, containing a contingency in the amount of not less than $5,037,644.30 with respect to Hard Costs and $545,405.00 with respect to Soft Costs, and otherwise in such form and containing such other details and information as Lender shall reasonably require, as same may be amended from time to time pursuant to the provisions of this Agreement with Lender’s prior written consent as provided herein.

(b) Completion of Plans and Specification; fees and costs of Additional Designers, Prime Contractors, or Design Builders. The Construction Budget properly and fully accounts for all fees and costs associated with portions of the Plans and Specifications not yet complete, all of which are disclosed by Part II of Schedule 1.1(B) hereto, and with the completion of the Construction, including without limitation fees, overhead costs, reimbursable expenses and other charges of any Designer, Prime Contractor, or Design Builder not yet under contract which Borrower, Construction Manager, or, to the best of Borrower’s knowledge, any Designer, Prime Contractor, or Design Builder currently under contract expects to employ in association with the completion of the Plans and Specifications or the performance of the remaining work of Construction, all of which are disclosed by either Part II of Schedule 1.1(C) hereto, Part II of Schedule 1.1(D) hereto, or Part II of Schedule 1.1(D) hereto.

(c) Fees to Affiliates. The Construction Budget shall not contain any line items payable to and no portion of the proceeds of the Loan shall be paid to Borrower or any Affiliate of Borrower except as set forth on Schedule 4.20 hereto.

(d) Contingency Line Items. Subject to the prior written approval of Lender, Borrower may revise the Construction Budget from time to time to move (i) amounts available under any line item for Hard Costs that are designated as “Contingency” to other line items for Hard Costs in the Construction Budget, and/or (ii) amounts available under any line item for Soft Costs that are designated as “Contingency” to other line items for Soft Costs in a Construction Budget provided that Lender may require that Borrower maintain a minimum contingency at all times until Substantial Completion of not less than five percent (5%) of remaining Hard Costs and four percent (4%) of the remaining Soft Costs or such lesser amount that Lender may approve in its sole and absolute discretion.

(e) Cost Savings. If there is a Cost Saving in a particular line item of a Construction Budget, and if such Cost Saving is substantiated by evidence reasonably satisfactory to Lender and verified by the Construction Consultant, then Borrower shall have the right, upon prior written approval of Lender, to reallocate such Cost Saving to another line item with respect to which additional costs have been or may be incurred in the Construction Budget or to a “Contingency” line item in that Construction Budget; provided, however, that Borrower shall in no event or under any circumstances have the right to:

(1) reallocate any portion of the line items for interest, fees and other expenses payable hereunder prior to Final Completion;

(2) reallocate any savings in any line item for Hard Costs to a line item other than another Hard Costs line item, without in each instance obtaining the prior approval of Lender and verification by the Construction Consultant, which approval may be withheld in the sole and absolute discretion of Lender; or

(3) cause a reallocation to occur that in the opinion of Lender, its counsel or Title Company will be in contravention of applicable Law with respect to Liens, or that in the opinion of Lender, its counsel or Title Company will adversely affect or impair in any manner whatsoever the lien or the priority of lien of the applicable Deed of Trust.

(f) Determination of Cost Savings. For the purposes hereof, “Cost Saving” shall be defined and determined as follows:

(1) if the component of the Construction (other than interest on the Loan payable hereunder) which is the subject of a line item shall be determined by Lender and verified by the Construction Consultant to have been completed without the expenditure of the entire amount allocated in the Construction Budget to such line item, and all Prime Contractors, Design-Builders, subcontractors and other Persons have been paid in full for work performed and materials provided with respect to the component of the Construction which is the subject of such line item other than applicable retainage, the difference between the amount of such line item in the Construction Budget and the amount so expended for such line item (including applicable retainage) shall be deemed to be a Cost Saving.

(2) if prior to the completion of the component of the Construction which is the subject of a line item with respect to the Property (other than the line item for interest payable hereunder or any line item designated as “Contingency”), Borrower shall demonstrate to Lender’s and the Construction Consultant’s satisfaction that upon completion of such component, a Cost Saving will be realized pursuant to clause a. above with respect to such component, the amount of such Cost Saving which is demonstrated to Lender’s satisfaction shall be deemed to be a Cost Saving.

(3) Borrower shall not be permitted to create any new line items without Lender’s prior written consent and, if created with Lender’s consent, the line item designated ‘Contingency’ may not be reallocated to any such new line item, without Lender’s prior written consent. To the extent not paid for by reallocating the line item designated as “Contingency” or Cost Savings, any new line items shall be paid for by Borrower from sources other than Loan proceeds.

5.4 Prime Contracts.

(a) Existing and Additional. Borrower and the Prime Contractors listed in Part I of Schedule 1.1(D) hereto have entered into Prime Contracts, pursuant to which such Prime Contractors are to perform portions of the Construction, and Borrower shall enter into certain additional Prime Contracts, all of which are described in Part II of Schedule 1.1(E) hereto, with other Prime Contractors, pursuant to which such Prime Contractors will perform other portions of the work as necessary to complete Construction.

(b) Delivery. Borrower has delivered to Lender full, accurate and complete copies of the Prime Contracts with each of the Prime Contractors listed in Part I of Schedule 1.1(D) hereto, and Borrower shall deliver to Lender, promptly upon Borrower’s execution thereof, full, accurate and complete copies of (i) any amendment, addendum, supplement, or other modification or addition to any such contract, and (ii) any other Prime Contract, including without limitation those described in Part II of Schedule 1.1(D) hereto.

(c) Performance. Borrower shall require each Prime Contractor to perform in accordance with the terms of its Prime Contracts and shall not terminate, amend, modify or alter the responsibilities of any Prime Contractor under its Prime Contract without Lender’s prior written consent.

(d) Assignment and Consent. Borrower shall execute an assignment of each Prime Contract, including an such contract entered into after the Closing Date, assigning to Lender all of Borrower’s rights under each Prime Contract, as security for Borrower’s obligations under this Agreement and the other Loan Documents and shall deliver to Lender consents to each such assignment (excepting only such consents as may be expressly waived in writing by Lender, any such waiver being at Lender’s sole and absolute discretion) executed by each Prime Contractor party to any Prime Contract in form acceptable to Lender.

(e) Additional Contracts. Borrower shall not enter into any additional Prime Contract, including without limitation any contract described in Part II of Schedule 1.1(D), without the prior written consent of Lender, which consent shall not be unreasonably withheld. Lender shall respond to Borrower’s request for approval of additional Prime Contracts within five (5) Business Days after Borrower’s written request and submission of (i) the form of proposed Prime Contract, (ii) an assignment of such contract, executed by Borrower, in form acceptable to Lender, (iii) a consent to such assignment (with provisions subordinating such Prime Contractor’s rights under the relevant Prime Contract to Lender’s rights under the Loan Documents and with an estoppel in respect of the terms and conditions of and amounts payable to such Prime Contractor in relation to such Prime Contract), executed by the Prime Contractor party to such agreement, in form acceptable to Lender, (iv) evidence of required insurance coverage, (v) a dual-obligee performance bond (if and as required), and (vi) such other evidence of capacity, qualifications, or other relevant matters as Lender may reasonably require.

(f) Qualifications. Every Person performing any part of the Construction shall perform such construction pursuant to a Prime Contract or a Design-Build Prime Contract approved by Lender and shall at all relevant times be a contractor qualified and appropriately (and currently) certified, registered and/or licensed to perform such construction in the State of California.

5.5 Design-Build Prime Contracts.

(a) Existing and Additional. Borrower and the Design-Builders listed in Part I of Schedule 1.1(E) hereto have entered into Design-Build Prime Contracts, pursuant to which such Design-Builders are to provide design services to certain portions the Construction and to perform such portions of the Construction, and Borrower shall enter into certain additional Design-Build Prime Contracts, all of which are described in Part II of Schedule 1.1(E) hereto, with other Design-Builders, pursuant to which such Design Builders will provide design services related to other portions of the Construction as necessary to complete the Plans and Specifications and perform such other portions of the work as necessary to complete the Construction.

(b) Delivery. Borrower has delivered to Lender full, accurate and complete copies of the Design-Build Prime Contracts with each of the Designer-Builders listed in Part I of Schedule 1.1(E) hereto, and Borrower shall deliver to Lender, promptly upon Borrower’s execution thereof, full, accurate and complete copies of (i) any amendment, addendum, supplement, or other modification or addition to any such contract, and (ii) any other Design-Build Prime Contracts, including without limitation those described in Part II of Schedule 1.1(E) hereto.

(c) Performance. Borrower shall require each Design-Builder to perform in accordance with the terms of its Design-Build Prime Contracts and shall not terminate, amend, modify or alter the responsibilities of any Design-Builder under its Design-Build Prime Contract without Lender’s prior written consent.

(d) Assignment and Consent. Borrower shall execute an assignment of each Design-Build Prime Contract, including an such contract entered into after the Closing Date,

assigning to Lender all of Borrower’s rights under each Design-Build Prime Contract, along with any and all Plans and Specifications not or hereafter prepared pursuant to such contract, as security for Borrower’s obligations under this Agreement and the other Loan Documents, and shall deliver to Lender consents to each such assignment (excepting only such consents as may be expressly waived in writing by Lender, any such waiver being at Lender’s sole and absolute discretion) executed by each Design-Builder party to any Design-Build Prime Contract in form acceptable to Lender.

(e) Additional Contracts. Borrower shall not enter into any additional Design-Build Prime Contract, including without limitation any contract described in Part II of Schedule 1.1(E), without the prior written consent of Lender, which consent shall not be unreasonably withheld. Lender shall respond to Borrower’s request for approval of additional Design-Build Prime Contracts within five (5) Business Days after Borrower’s written request and submission of (i) the form of proposed Design-Build Prime Contract, (ii) an assignment of such contract, executed by Borrower, in form acceptable to Lender, (iii) a consent to such assignment (with provisions subordinating such Prime Contractor’s rights under the relevant Prime Contract to Lender’s rights under Loan Documents and with an estoppel in respect of the terms and conditions of and amounts payable to such Prime Contractor in relation to such Prime Contract), executed by the Design-Builder party to such agreement, in form acceptable to Lender, (iv) evidence of required insurance coverage, (v) a dual-obligee performance bond (if and as required), and (vi) such other evidence of capacity, qualifications, or other relevant matters as Lender may reasonably require.

(f) Qualifications. Provisions of either Section 5.6(f) hereof or Section 5.4(f) hereof, as applicable shall apply to Person providing service in relation to the Construction or performing any part of the Construction pursuant to a Design-Build Prime Contract.

5.6 Design Agreements.

(a) Existing and Additional. Borrower and the Designers listed in Part I of Schedule 1.1(C) hereto have entered into Design Agreements, pursuant to which such Designers are to provide services in relation to the Construction, and Borrower shall enter into certain additional Design Agreements, all of which are described in Part II of Schedule 1.1(C) hereto, with other Designers pursuant to which such other Designers will provide other services in relation to the Construction as necessary to complete the Plans and Specifications.

(b) Delivery. Borrower has delivered to Lender full, accurate and complete copies of the Design Agreements with each of the Designer-Builders listed in Part I of Schedule 1.1(C) hereto, and Borrower shall deliver to Lender, promptly upon Borrower’s execution thereof, full, accurate and complete copies of (i) any amendment, addendum, supplement, or other modification or addition to any such contract, and (ii) any other Design Agreements, including without limitation those described in Part II of Schedule 1.1(C) hereto.

(c) Performance. Borrower shall require each Designer to perform in accordance with the terms of its respective Design Agreements and shall not amend, modify or alter the responsibilities of the Designers under such agreements or contracts without Lender’s prior written consent.

(d) Assignment and Consent. Borrower shall execute the Assignment of Design Agreements assigning all Design Agreements and any Plans and Specifications now or hereafter prepared pursuant to any Design Agreement to Lender as additional security for Borrower’s performance under this Agreement and the other Loan Documents, and shall deliver to Lender consents to such assignment executed by each Designer party to any such Prime Contract in form acceptable to Lender (excepting only such consents as may be expressly waived in writing by Lender, any such waiver being at Lender’s sole and absolute discretion).

(e) Additional Agreements. Borrower shall not enter into any additional Design Agreement, including without limitation any agreement described in Part II of Schedule 1.1(C), without the prior written consent of Lender, which consent shall not be unreasonably withheld. Lender shall respond to Borrower’s request for approval of additional Design Agreements within five (5) Business Days after Borrower’s written request and submission of (i) the form of proposed Design Agreement, (ii) a consent to the assignment of such agreement to Lender (with provisions subordinating such Designer’s rights under the relevant Design Agreement to Lender’s rights under the Loan Documents and with an estoppel in respect of the terms and conditions of and amounts payable to such Designer in relation to such Design Agreement), executed by the Designer party to such agreement, (iii) evidence of required insurance coverage, and (iv) such other evidence of capacity, qualifications, or other relevant matters as Lender may reasonably require.

(f) Qualifications. Every Person providing engineering or other design or design related services in relation to the Construction shall provide such services pursuant to a Design Agreement or a Design-Build Prime Contract approved by Lender and shall at all relevant times be an engineer or other design professional qualified and appropriately (and currently) certified, registered and/or licensed to provide such services in the State of California.

5.7 Plans And Specifications.

(a) Existing and Additional. The Architect, the Designers listed in Part I of Schedule 1.1(C) hereto, and the Design-Builders listed in Part I of Schedule 1.1(E) hereto have prepared the Plans and Specifications described in Part I of Schedule 1.1(B), in accordance with which the Construction has been and is being performed, and the Borrower shall cause the Architect, the Designers, and the Design Builders to prepare certain additional documents and instructions, all of which are described in Part II of Schedule 1.1(B) hereto, as necessary to complete the Plans and Specifications so as to set forth all of the plans and specifications in sufficient detail as is necessary for Final Completion and to assure that the Improvements, when built and equipped in accordance therewith, shall be ready for the intended use thereof and shall comply with the requirements of the Loan Documents.

(b) Changes; Lender Consent. Except as otherwise provided in this Agreement, Borrower shall not make any changes in the Plans and Specifications without Lender’s prior written consent if such change: (i) constitutes a change in the building material or equipment specifications, or in the architectural or structural design, value or quality of any of the Improvements; (ii) would result in an increase of construction costs in excess of $50,000 for any single change or in excess of $250,000 for all such changes with respect to the Property; (iii) would affect the structural integrity, quality of building materials or equipment, or overall efficiency of operating systems or utility systems of the Improvements; (iv) would reduce the square footage of the Improvements or the number of apartment units or any parking garage or areas of the Property or the number of parking spaces of the Property; or (v) would change the Construction Schedule. Without limiting the above, Lender agrees that Borrower may make minor changes in the Plans and Specifications without Lender’s prior written consent, provided that such changes do not violate any of the conditions specified herein and Borrower provides immediate written notice thereof to Lender. Borrower shall at all times maintain, for inspection by Lender, a full set of working drawings of the Improvements.

(c) Changes; Submission Requirements. Lender shall approve or disapprove any requests under this Section 5.7 within five (5) Business Days after receipt of Borrower’s request and all information required hereunder or Lender determines is otherwise necessary for Lender to make an informed decision on such request. Borrower shall not implement any change order that requires Lender’s consent hereunder unless Lender consents to such change order. Borrower shall not implement any change order which affects the Plans and Specifications without delivering to Lender updated Plans and Specifications reflecting such change order, regardless of whether Lender’s consent to such change order is required. Requests for any change which requires consent shall be accompanied by working drawings to the extent appropriate to the nature of the requested change order and a written description of the proposed change, submitted on a change order form acceptable to Lender, signed by Borrower and by the Architect and the Construction Manager. At its option, Lender may require Borrower to provide: (i) evidence satisfactory to Lender of the cost and time necessary to complete the proposed change; (ii) a deposit in the amount of any increased costs into the Construction Reserve; and (iii) a complete set of “as built” Plans and Specifications for completed Improvements to the extent then available.

(d) Consent Process. Any delay in Lender’s review and approval beyond the date required under subparagraph (b) above when Lender has received all information required in connection with Borrower’s request may extend the Substantial Completion Date but only to the extent that such delay actually causes a delay in the progress of the Construction and so long as the Substantial Completion Date is not, was not or would not have been delayed by any other cause for which Borrower is not entitled to an extension of time hereunder.

(e) Limitation on Person Preparing Plans and Specifications. No part of the Plans and Specifications, including without limitation those documents to be prepared or completed after Closing listed in Part II of Schedule 1.1(B) hereto, shall at any time incorporate any plan, specification, rendering, data or work product of any Person other than: (i) those prepared by Architect, (ii) those prepared by a Designer, or (iii) those prepared by a Design-Builder, in each case in accordance with all relevant provisions of this Loan Agreement.

5.8 Contractor/Subcontractor/Construction Information.

(a) Within ten (10) days of Lender’s written request, Borrower shall deliver to Lender and Construction Consultant from time to time in a form acceptable to Lender: (a) a list detailing the name, address and phone number of each Prime Contractor, Designer, Design-Builder, subcontractor and material supplier to be employed or used for the Construction known to Borrower after due and diligent inquiry of the Prime Contractors and Design-Builders;

(b) copies of each contract and subcontract identified in such list, including any changes thereto, redacted to eliminate any financial information; (c) certificates of insurance from each Prime Contractor, Design Builder, Designer, subcontractor and material supplier to be employed or used for the design of the Improvements or the Construction; (d) a cost breakdown of the projected total cost of constructing the Improvements, and that portion, if any, of each cost item which has been incurred; and (e) a construction progress schedule detailing the progress of construction and the projected sequencing and completion time for uncompleted work, all as of the date of such schedule.

(b) To the extent Borrower has the right to approve any subcontract or any subcontractor, Borrower shall not grant any such approval without Lender’s prior written approval. Borrower agrees that Lender may, to the extent Borrower has such right under the Prime Contracts, Design Agreement and Design-Build Prime Contracts, disapprove any Designer, consultant, contractor, subcontractor or material supplier which, in Lender’s determination, is deemed financially or otherwise unqualified or which is inadequately insured or bonded; provided, however, that the absence of any such disapproval shall not constitute a warranty or representation of qualification by Lender. Lender may contact any such Prime Contractor, Design-Builder, Designer, subcontractor or material supplier with Architect or Borrower’s construction representative to discuss the course of construction.

5.9 Prohibited Contracts. Without Lender’s prior written consent, Borrower shall not contract for the purchase or leasing of any materials, furnishings, equipment, fixtures or other parts or components of the Improvements, if any third party shall retain any ownership interest (other than lien rights created by operation of law) in such items after their delivery to the Property and Improvements. Borrower shall have five (5) days to effect the removal of any such retained interest. In the event Lender approves any such purchase or lease, Borrower shall provide Lender with an estoppel and a recognition agreement from such third party allowing Lender to acquire or lease such materials, furnishings, equipment, fixtures or other parts or components of the Improvements upon a foreclosure of the Deeds of Trust or transfer in lieu of foreclosure.

5.10 Liens And Stop Notices.

(a) If a claim of lien is recorded which affects the Property or Improvements or any portion of the Separate Property or a bonded stop notice is served upon Lender, then Borrower, to the extent such lien or notice relates or purports to relate to the Property or Improvements thereon, and the Separate Property Owner, to the extent such lien or notice relates or purports to relate to the Separate Property, shall, within thirty (30) calendar days of Borrower’s or the Separate Property Owner’s receipt of notice of claim of lien or service: (a) pay and discharge the claim of lien or bonded stop notice; (b) effect the release thereof by recording or delivering to Lender a surety bond in sufficient form and amount; or (c) provide Lender with other assurances which Lender deems, in its sole discretion, to be satisfactory for the payment of such claim of lien or bonded stop notice and for the full and continuous protection of Lender from the effect of such lien or bonded stop notice.

(b) Within three (3) Business Days of receipt, Borrower shall deliver to Lender copies of any preliminary 20-day notices (California Civil Code Section 3097) received by Borrower.

5.11 Construction Responsibilities. Borrower shall cause all Improvements to be constructed in a workmanlike manner according to the Contract Documents and the recommendations of any engineering report approved by Lender. Borrower shall comply with all applicable laws, ordinances, rules, regulations, building restrictions, recorded covenants and restrictions, and requirements of all regulatory authorities having jurisdiction over the Property or Improvements. Borrower shall be solely responsible for all aspects of Borrower’s business and conduct in connection with the Property and Improvements, including, without limitation, for the quality and suitability of the Plans and Specifications and their compliance with all governmental requirements, the supervision of the work of construction, the qualifications, financial condition and performance of all architects, engineers, contractors, material suppliers, consultants and property managers, and the accuracy of all applications for payment and the proper application of all disbursements. Lender is not obligated to supervise, inspect or inform Borrower or any third party of any aspect of the Construction or any other matter referred to above.

5.12 Delay. Subject to Section 5.2(d), Borrower shall promptly notify Lender in writing of any event causing delay or interruption of Construction, or the timely completion of Construction in accordance with the Construction Schedule. The notice shall specify the particular work or portion of Construction delayed, and the cause and period of each delay.

5.13 Inspections. Lender shall have the right to enter upon the Property and the Separate Property at all reasonable times to inspect the Improvements and any construction work to verify information disclosed or required pursuant to this Agreement provided that Lender shall not unreasonably interfere with such work or Construction. Any inspection or review of the Improvements by Lender is solely to determine whether Borrower and the Separate Property Owner are properly discharging their obligations to Lender and may not be relied upon by Borrower, the Separate Property Owner, or any third party as a representation or warranty of compliance with this Agreement or any other agreement. Lender owes no duty of care to Borrower, the Separate Property Owner, or any third party to protect against, or to inform Borrower, the Separate Property Owner, or any third party of, any negligent, faulty, inadequate or defective design or repair, remodeling, renovation or construction of the Improvements as determined by Lender.

5.14 Surveys. Upon Lender’s written request, Borrower shall promptly deliver to Lender and Construction Consultant, with respect to the Property: (a) upon completion of the foundations of the Improvements, a survey showing the location of the Improvements on Property and confirming that the Improvements are located entirely within the Property and do not encroach upon any easement, or breach or violate any governmental requirement; and (b) upon Final Completion, an as-built survey acceptable to a title insurer for purposes of issuing an ALTA policy of title insurance. All such surveys shall be performed and certified by a licensed engineer or surveyor acceptable to the Title Company.

5.15 Set Aside Letters. If, at Borrower’s request, Lender issues any letter or letters (“Set Aside Letter”) to any governmental agency (“Obligee”) or bonding company (“Surety”) whereby Lender agrees to allocate Loan proceeds for the construction of off-site, common area, or other improvements required by any governmental agency or for which bonds or letters of credit may be required (“Bonded Work”) in connection with the development of the Property, Borrower represents, warrants, covenants and agrees as follows:

(a) The sum which Borrower requests Lender to allocate for the Bonded Work shall be sufficient to pay for the construction and completion cost of the Bonded Work in accordance with any agreement between Borrower and Obligee and a copy of such agreement shall be furnished to Lender by Borrower prior to and as a condition precedent to the issuance by Lender of any Set Aside Letter.

(b) Lender is irrevocably and unconditionally authorized to disburse to the Obligee or Surety all or any portion of said allocated Loan proceeds upon a demand of such Surety or Obligee made in accordance with the terms and conditions of the Set Aside Letter.

(c) Any disbursements or payments which Lender makes or may be obligated to make under any Set Aside Letter, whether made directly to the Surety, Obligee, or to others for completion of all or part of the Bonded Work, shall be deemed a disbursement under this Agreement to or for the benefit or account of Borrower.

(d) BORROWER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER FROM ANY CLAIM, DEMAND, CAUSE OF ACTION, DAMAGE, LOSS OR LIABILITY, INCLUDING, WITHOUT LIMITATION, ANY COURT COSTS AND ATTORNEYS’ FEES AND EXPENSES, WHICH LENDER MAY SUFFER OR INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF ITS ISSUANCE OF OR COMPLIANCE WITH ANY REQUESTED SET ASIDE LETTER. BORROWER SHALL PAY ANY INDEBTEDNESS ARISING UNDER THIS INDEMNITY TO LENDER IMMEDIATELY UPON DEMAND OF LENDER. BORROWER’S DUTY TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER HEREUNDER SHALL SURVIVE THE RELEASE AND CANCELLATION OF THE NOTE AND THE FULL OR PARTIAL RELEASE OR RECONVEYANCE OF THE MORTGAGE OR OTHER LOAN DOCUMENTS.

(e) Lender shall have no obligation to release any collateral or security under the Loan Documents unless and until Lender has received a full and final written release of its obligations under each Set Aside Letter.

5.16 Loan-In-Balance. At all times prior to May 1, 2009, any undisbursed Loan funds, plus all sums in the Construction Reserve and the Construction Draw Account, plus the amount of Capitalization Deficiency, shall be equal to or greater than the amount which Lender from time to time determines necessary to: (a) pay, through Final Completion, all costs of the Construction in accordance with the Construction Budget, the Contract Documents and the Loan Documents; and (b) enable Borrower to perform and satisfy all of the covenants of Borrower contained in the Loan Documents through the Final Completion (other than those obligations for which other Reserves are maintained under this Agreement). At all times on and after May 1, 2009, any undisbursed Loan funds, plus all sums in the Construction Reserve, the Construction

Draw Account and the Additional Equity Reserve shall be equal to or greater than the amount which Lender from time to time determines necessary to: (a) pay, through Final Completion, all costs of the Construction in accordance with the Construction Budget, the Contract Documents and the Loan Documents; and (b) enable Borrower to perform and satisfy all of the covenants of Borrower contained in the Loan Documents through the Final Completion (other than those obligations for which other Reserves are maintained under this Agreement). If Lender determines at any time that there are insufficient funds under the foregoing provisions of this Section 5.16, Borrower shall deposit the amount of such deficiency into the Construction Reserve within twenty-one (21) days of Lender’s written demand given in accordance with Section 11.6 hereof. Lender’s estimates of the amounts necessary to pay the foregoing amounts shall be binding and conclusive provided it is made in good faith and absent manifest error.

5.17 Construction Consultant. Borrower shall deliver to Construction Consultant copies of any item to be delivered to Lender by Borrower with respect to any matter pertaining to the Construction or Substantial Completion or Final Completion. Borrower acknowledges that (i) Construction Consultant has been retained by Lender, to act as a consultant and only as a consultant to Lender, in connection with the Construction and has no duty to Borrower, (ii) the Construction Consultant shall in no event or under any circumstance have any power or authority to make any decision or to give any approval or consent or to do any other act or thing which is binding upon Lender, and any such purported decision, approval, consent, act or thing by the Construction Consultant on behalf of Lender shall be void and of no force or effect, (iii) Lender reserves the right to make any and all decisions required to be made by Lender under this Agreement and to give or refrain from giving any and all consents or approvals required to be given by Lender under this Agreement and to accept or not accept any matter or thing required to be accepted by Lender under this Agreement, and without being bound or limited in any manner or under any circumstances whatsoever by any opinion expressed or not expressed, or advice given or not given, or information, certificate or report provided or not provided, by the Construction Consultant to Lender or any other person or party with respect thereto, (iv) Lender reserves the right in its sole and absolute discretion to disregard or disagree, in whole or in part, with any opinion expressed, advice given or information, certificate or report furnished or provided by the Construction Consultant to Lender or any other person or party, and (v) Lender reserves the right in its sole and absolute discretion to replace the Construction Consultant with another construction consultant at any time and without approval by or prior (but with subsequent) notice to Borrower.

5.18 Stored Materials. Borrower shall only be entitled for funds under Draw Requests with respect to Stored Materials in accordance with Section 8.7(a) hereof. Within three (3) Business Days after receipt of ownership or possession of any materials to be incorporated into the Construction, Borrower shall deliver to Lender photographs of the materials showing the Off Site Location where such materials are stored or being assembled. Within three (3) Business Days after any of such materials are moved to any other Off Site Location, Borrower shall deliver new photographs of such materials showing the new Off-Site Location.

5.19 California Civil Code Section 3110.5. Borrower shall at all times remain in compliance with California Civil Code Section 3110.5, as amended. Borrower shall provide to Lender within three (3) Business Days of Lender’s written request from time to time, written evidence of compliance with such Section 3110.5 in form and substance satisfactory to Lender.

ARTICLE 6

AFFIRMATIVE COVENANTS

As long as the Loan remains unpaid, or any other Obligation remains unpaid or unperformed, unless Lender otherwise consents in writing:

6.1 Payment of Taxes and Other Potential Liens.

(a) Borrower shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon Borrower, upon Borrower’s property or any part thereof (including, but not limited to, the Property) and, upon Borrower’s income or profits or any part thereof, except that Borrower shall not be required to pay or cause to be paid any tax, assessment, charge or levy that is not yet past due, that would otherwise by paid from funds in the Tax and Insurance Reserve but for Lender’s failure to disburse such funds if obligated to do so under this Agreement, or is being contested in good faith by appropriate proceedings, so long as Borrower has established and maintains adequate reserves for the payment of the same and by reason of such nonpayment and contest no material item nor portion of any property of Borrower, nor any portion of the Property, is in jeopardy of being seized, levied upon or forfeited.

(b) The Separate Property Owner shall pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon the Separate Property Owner, upon the Separate Property Owner’s property or any part thereof (including, but not limited to, the Separate Property) and, upon the Separate Property Owner’s income or profits or any part thereof, except that the Separate Property Owner shall not be required to pay or cause to be paid any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings, so long as the Separate Property Owner has established and maintains adequate reserves for the payment of the same and by reason of such nonpayment and contest no material item nor portion of any property of the Separate Property Owner, nor any portion of the Separate Property, is in jeopardy of being seized, levied upon or forfeited.

6.2 Preservation of Existence.

(a) Borrower shall preserve and maintain its existence as a single purpose entity, preserve and maintain its respective licenses, rights, franchises and privileges in the jurisdiction of its formation and all authorizations, consents, approvals, orders, licenses, permits, or exemptions from, or registrations with, any Governmental Agency that are necessary for the transaction of its business, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its properties. Borrower will cause its organizational structure to include an independent manager whose vote is required for each of the following: (a) Borrower engaging in any business activity other than the operation of the Property; (b) causing the dissolution or liquidation of Borrower, in whole or in part (except as otherwise permitted by the Loan Documents); (c) consolidating or merging Borrower with or into any other entity or convey or transferring Borrower’s property and assets substantially as an entirety to any entity; (d) instituting proceedings for Borrower to be adjudicated bankrupt or insolvent, or consenting to or otherwise acquiesce in the institution of bankruptcy proceedings or any related proceedings against Borrower, or taking any action in furtherance of any such action; or (e) amending any provision of the organizational documents of Borrower relating to the foregoing matters.

(b) The Separate Property Owner shall preserve and maintain its existence as a single purpose entity, preserve and maintain its respective licenses, rights, franchises and privileges in the jurisdiction of its formation and all authorizations, consents, approvals, orders, licenses, permits, or exemptions from, or registrations with, any Governmental Agency that are necessary for the transaction of its business, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its properties. The Separate Property Owner will cause its organizational structure to include an independent manager whose vote is required for each of the following: (a) the Separate Property Owner engaging in any business activity other than the operation of the Separate Property; (b) causing the dissolution or liquidation of the Separate Property Owner, in whole or in part (except as otherwise permitted by the Loan Documents); (c) consolidating or merging the Separate Property Owner with or into any other entity or convey or transferring the Separate Property Owner’s property and assets substantially as an entirety to any entity; (d) instituting proceedings for the Separate Property Owner to be adjudicated bankrupt or insolvent, or consenting to or otherwise acquiesce in the institution of bankruptcy proceedings or any related proceedings against the Separate Property Owner, or taking any action in furtherance of any such action; or (e) amending any provision of the organizational documents of the Separate Property Owner relating to the foregoing matters.

(c) Pledgor shall preserve and maintain its existence as a separate entity, preserve and maintain its respective licenses, rights, franchises and privileges in the jurisdiction of its formation and all authorizations, consents, approvals, orders, licenses, permits, or exemptions from, or registrations with, any Governmental Agency that are necessary for the transaction of its business, and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of its business or the ownership or leasing of its properties.

6.3 Maintenance of Properties; Compliance with Agreements. Borrower shall maintain, preserve and protect all of Borrower’s properties and equipment in good order and condition, subject to ordinary wear and tear; not permit any waste of Borrower’s properties; and comply at all times in all material respects with all material contracts so as to prevent any loss or forfeiture thereunder.

6.4 Compliance With Laws. Borrower, the Separate Property Owner, and Pledgor shall each observe corporate formalities in the conduct of its business; comply with the requirements of all applicable Laws and orders of any Governmental Agency, noncompliance with which could materially adversely affect the business, operations or condition (financial or otherwise) of it or the ability of it to perform its Obligations.

6.5 Inspection Rights.

(a) Borrower shall, at any time during regular business hours, upon not less than one (1) Business Day telephonic notice to Borrower, and as often as requested, permit Lender, or any participant or co-lender in the Loan, or any employee, agent or representative of

Lender or said participant or co-lender to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Property and the Improvements of Borrower and to discuss the affairs, finances and accounts of Borrower with any of its officers and key employees, and, upon request, furnish promptly to Lender true copies of all financial information and such other information in Borrower’s possession and control as Lender may require from time to time. Lender shall have free and full access to the Property and Improvements for the purposes of determining compliance with the terms of the Loan Documents including, without limitation, compliance thereof with Environmental Laws. Borrower shall provide adequate facilities for inspection by Lender and other authorized representatives of Lender, and full access to the Property and Improvements shall be afforded to Lender and such persons as may be designated, from time to time, by Lender.

(b) The Separate Property Owner shall, at any time during regular business hours, upon not less than one (1) Business Day telephonic notice to the Separate Property Owner, and as often as requested, permit Lender, or any participant or co-lender in the Loan, or any employee, agent or representative of Lender or said participant or co-lender to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect any portion of the Separate Property and the Improvements of the Separate Property and to discuss the affairs, finances and accounts of the Separate Property Owner with any of its officers and key employees, and, upon request, furnish promptly to Lender true copies of all financial information and such other information in Borrower’s possession and control as Lender may require from time to time. Lender shall have free and full access to the Separate Property and the Improvements thereon for the purposes of determining compliance with the terms of the Loan Documents including, without limitation, compliance thereof with Environmental Laws. The Separate Property Owner shall provide adequate facilities for inspection by Lender and other authorized representatives of Lender, and full access to the Separate Property and the Improvements thereon shall be afforded to Lender and such persons as may be designated, from time to time, by Lender.

6.6 Keeping of Records and Books of Account. Borrower and the Separate Property Owner shall keep adequate records and books of account reflecting all financial transactions in conformity with GAAP consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower or the Separate Property Owner; maintain books and records and bank accounts separate from its Affiliates, and file its own tax returns.

6.7 Maintenance of Insurance. Borrower and the Separate Property Owner shall, at its own expense, insure its property and businesses against such losses, casualties and contingencies (including builders’ all-risk extended coverage insurance, public liability, property damage and liability for defamation, libel, slander and invasion of privacy), and in such amounts as is customary in the case of Persons engaged in similar businesses as Borrower or the Separate Property Owner, as applicable, or, if provided for in any other Loan Document, as provided in such Loan Document(s).

6.8 Operation of Property.

(a) Upon Final Completion, Borrower will lease, manage, operate and maintain the Property in a first class manner at least consistent with newly constructed class “A” residential apartment and condominium projects in downtown Los Angeles and shall maintain or cause to be maintained in good repair, working order and condition all material property used in the business of Borrower, including the Property, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Without limitation of the foregoing, Borrower will operate and maintain the Property in accordance with the applicable Operating Budget. All Work required or permitted under this Agreement shall be performed in a workmanlike manner and in compliance with all applicable laws.

(b) The Separate Property Owner will operate and maintain the Separate Property in a first class manner and shall maintain or cause to be maintained in good repair, working order and condition all material property used in the business of the Separate Property Owner, including the Separate Property, and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Without limitation of the foregoing, the Separate Property Owner will operate and maintain all portions of the Separate Property in accordance with the applicable Operating Budget.

6.9 Single Purpose Entity Requirements. Supplementing the foregoing provisions of this Article 6, for as long as the Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Loan remains outstanding, in order to preserve and ensure its separate and distinct identity, Borrower and the Separate Property Owner shall conduct its affairs in accordance with the single purpose entity provisions set forth in the Deeds of Trust.

6.10 Copies of Notices to Lender. Borrower and the Separate Property Owner shall immediately deliver to Lender any and all notices of default, potential default or orders to show cause or other alleged violations with respect any Laws, Licenses, Permits and Approvals or documents, instruments or agreements related to the Property or the Separate Property or the other Collateral that any of them may receive.

6.11 Maintenance of Property.

(a) Borrower shall cause the Property to be maintained in a good and safe condition and repair. Except in connection with the Construction, the Property shall not be removed, demolished, or materially altered (except for normal replacement of personal property, furniture, fixtures and equipment) without the consent of Lender. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty or become damaged, worn or dilapidated and shall complete and pay for any structure at any time in the process of construction or repair on the Property except as otherwise permitted by Lender. Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a non-conforming use, Borrower will not cause or permit the non-conforming use to be discontinued or any improved portion thereof to be abandoned without the express written consent of Lender.

(b) The Separate Property Owner shall cause the Separate Property to be maintained in a good and safe condition and repair. The Separate Property shall not be removed, demolished, or materially altered (except for normal replacement of personal property, furniture, fixtures and equipment) without the consent of Lender. The Separate Property Owner shall promptly repair, replace or rebuild any part of the Separate Property which may be destroyed by any casualty or become damaged, worn or dilapidated and shall complete and pay for any structure at any time in the process of construction or repair on the Separate Property except as otherwise permitted by Lender. The Separate Property Owner shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Separate Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Separate Property is or shall become a non-conforming use, the Separate Property Owner will not cause or permit a non-conforming use of the Separate Property to be discontinued or any improved portion of the Separate Property to be abandoned without the express written consent of Lender.

6.12 Management Agreement.

(a) At all times, except as provided in Section 6.12(b) hereof, the Separate Property Owner, or an Affiliate thereof, shall manage the Separate Property, and at all times from and after Final Completion, except as provided in Section 6.12(b) hereof, the Property shall be managed by Borrower or an Affiliate of the Borrower.

(b) In the event Borrower or the Separate Property Owner desires to engage a Manager as the manager of the Property or the Separate Property, as applicable, Borrower or the Separate Property Owner, as applicable, may engage such Manager, provided that (i) Lender has approved the Manager selected by Borrower or the Separate Property Owner, as applicable, (ii) the terms of the management agreement are reasonably satisfactory to Lender, and (iii) the proposed Manager agrees to subordinate the Management Agreement, and executes an Assignment of Management Agreement.

(c) Borrower and the Separate Property Owner, as applicable, shall diligently perform, observe and enforce all of the terms, covenants and conditions of any Management Agreement on the part of Borrower or the Separate Property Owner to be performed, observed and enforced, to the end that all things shall be done which are necessary to keep unimpaired the rights of Borrower or the Separate Property Owner under such Management Agreement, and shall immediately send to Lender copies of any notice to Borrower or the Separate Property Owner of any default or potential default by Borrower or the Separate Property Owner in the performance or observance of any of the terms, covenants or conditions of such Management Agreement on the part of Borrower or the Separate Property Owner to be performed and observed. Neither Borrower nor the Separate Property Owner shall (i) surrender any Management Agreement, (ii) consent to the assignment by a Manager of its interest under any Management Agreement, (iii) without the prior written consent of Lender, terminate or cancel any Management Agreement, or (iv) without the prior written consent of Lender, change, supplement, alter or amend any Management Agreement in any respect, either orally or in writing.

(d) Borrower hereby, and the Separate Property Owner pursuant to the Deeds of Trust, together assign to Lender as further security for payment of the Obligations, all the rights, privileges and prerogatives of Borrower and the Separate Property Owner, individually or collectively, to surrender any Management Agreement, or to terminate, cancel, modify, change, supplement, alter, or amend any Management Agreement in any respect without such prior written consent of Lender and each such surrender of any Management Agreement, or termination, cancellation, modification, change, supplement, alteration or amendment of any Management Agreement without such prior consent of Lender shall be void and of no force and effect.

(e) If Borrower or the Separate Property Owner shall default in the performance or observance of any term, covenant or condition of any Management Agreement on the part of Borrower or the Separate Property Owner to be performed or observed, then, without limiting the generality or the other provisions of this Loan Agreement, and without waiving or releasing Borrower or the Separate Property Owner from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums and to perform any act, or take any action as may be appropriate to cause all of the terms, covenants and conditions of such Management Agreement on the part of Borrower or the Separate Property Owner to be performed or observed to be promptly performed or observed on behalf of Borrower or the Separate Property Owner to end that the rights of Borrower or the Separate Property Owner, as applicable, in, to and under such Management Agreement shall be kept unimpaired and free from default. In such event, Lender and any person designated by Lender shall have, and are hereby granted the right to enter upon the Property or the Separate Property, as applicable, at any time and from time to time while such default remains uncured for the purpose of taking any such action. If a Manager shall deliver to Lender a copy of any notice sent to Borrower or the Separate Property Owner of a default under any Management Agreement, such notice shall constitute full protection to Lender for any action taken or omitted to be taken by Lender in good faith, in reliance thereon.

(f) Borrower and the Separate Property Owner shall, from time to time obtain from the Manager under any Management Agreement to which any of them is a party such certificates of estoppel with respect to compliance by Borrower or the Separate Property Owner, as applicable, with the terms of such Management Agreement as may be reasonably requested by Lender.

(g) Any sums expended by Lender pursuant to this Section 6.12 shall bear interest at the Default Rate from the date such cost is incurred to the date of payment to Lender, shall be deemed and constituted a portion of the Obligations, shall be secured by the Lien of the Deeds of Trust and the other Loan Documents and shall be immediately due and payable upon demand by Lender therefor.

6.13 Reserves. Borrower shall maintain the Reserves in accordance with the Reserve Accounts Control Agreement and the other Loan Documents, and only permit expenditures of revenues from the operation of the Property in accordance with the Loan Documents.

6.14 Furniture, Fixtures and Equipment. Borrower shall furnish and equip the common areas of the Property and shall equip the individual units with such fixtures, fittings,

appliances and other personal property as shall be appropriate for the complete and comfortable use, enjoyment, occupancy and operation of the Property as a residential apartment or condominium complex, all of which shall be subject to Lender’s approval.

6.15 Estoppels. Borrower shall deliver to Lender, within ten (10) Business Days after Lender’s request, estoppel certificates from (a) all tenants under any Lease demising any portion of the Property, (b) any Manager, or (c) Borrower, all of which shall be reasonably satisfactory to Lender.

6.16 Reports. Borrower shall furnish such data and information relating to the affairs, assets and liabilities of Borrower, or the construction, renovation, operation or marketing of the Property as Lender may from time to time reasonably request.

6.17 Inspection; Books and Records.

(a) Borrower shall keep, at its principal place of business or at the Property, the records, books of accounting and all other applicable documents, reports and papers relating to the Construction, development, marketing, leasing and operation of the Property. Lender shall be entitled, at any time, upon one (1) Business Day’s notice, to inspect the Property, all records relating thereto, and the books and other financial records of Borrower, wherever located, and Borrower shall cooperate with Lender in enabling Lender to accomplish such inspection and permit Lender to make such copies as Lender may request; provided, however, Lender’s inspection shall not unreasonably interfere with Borrower’s operations at the Property. This authority is for Lender’s protection only and Lender shall not be deemed to have assumed any responsibility to Borrower or any third party as a result of any such action. If no Event of Default has occurred and is continuing, nor any event or circumstance exists, which with the passage of time or the giving of notice, would constitute an Event of Default exists, Lender shall endeavor to give Borrower prior written or oral notice of such inspection at a site other than the Property, but Lender’s failure to give such notice shall not be a default by Lender or a limitation on Lender’s right to inspect.

(b) The Separate Property Owner shall keep, at its principal place of business or at the Separate Property, the records, books of accounting and all other applicable documents, reports and papers relating to the construction, development, marketing, leasing and operation of the Separate Property. Lender shall be entitled, at any time, upon one (1) Business Day’s notice, to inspect the Separate Property, all records relating thereto, and the books and other financial records of the Separate Property Owner, wherever located, and the Separate Property Owner shall cooperate with Lender in enabling Lender to accomplish such inspection and permit Lender to make such copies as Lender may request; provided, however, Lender’s inspection shall not unreasonably interfere with the Separate Property Owner’s operations at the Separate Property. This authority is for Lender’s protection only and Lender shall not be deemed to have assumed any responsibility to Borrower, the Separate Property Owner, or any third party as a result of any such action. If no Event of Default has occurred and is continuing, nor any event or circumstance exists, which with the passage of time or the giving of notice, would constitute an Event of Default exists, Lender shall endeavor to give the Separate Property Owner prior written or oral notice of such inspection at a site other than the Separate Property, but Lender’s failure to give such notice shall not be a default by Lender or a limitation on Lender’s right to inspect.

6.18 Compliance with Contracts. Without the prior written consent of Lender, neither Borrower nor Separate Property Owner shall enter into any (a) equipment lease, (d) agreement regarding marketing or advertising of the Property or the Separate Property, or (e) other Contract with a term of more than one year or which obligates Borrower or the Separate Property Owner to pay more than $50,000 in any annual period or more than $250,000 in the aggregate. All Contracts entered into by Borrower or the Separate Property Owner shall conform to the financial strictures of the Approved Budgets. Borrower and the Separate Property Owner shall comply with the terms of all Contracts. Borrower and the Separate Property Owner shall deliver to Lender copies of all amendments or changes to the Contracts. Lender shall approve or disapprove any requests under this Section 6.18 within five (5) Business Days after receipt of Borrower’s or the Separate Property Owner’s request and all information required hereunder or Lender determines is otherwise necessary for Lender to make an informed decision on such request.

6.19 Title Exceptions. Other than the Permitted Encumbrances and any Condominium Documents approved by Lender under Section 6.30 hereof, neither Borrower nor the Separate Property Owner shall impose any restrictive covenants, easements, rights of way or encumbrances upon the Property or the Separate Property without the prior written consent of Lender.

6.20 Injunction Defense and Notice. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful either (a) the Construction, (b) any Improvement, (c) any other improvements of any part of the Property or the Separate Property, or (d) the occupancy, maintenance or operation of the Property or the Separate Property or any portion thereof, Borrower, if in respect of the Property, and the Separate Property Owner, if in respect of the Separate Property, will give prompt written notice thereof to Lender and will cause such proceedings to be vigorously contested in good faith and, in the event of any adverse ruling or decision, prosecute all allowable appeals.

6.21 Lender’s Expenses. Borrower shall pay all expenses directly or indirectly incurred by Lender or its participants in connection with the Loan and its documentation, closing, administration and enforcement, including, without limitation, travel costs, all recording costs, title insurance premiums, escrow charges, costs of surveys, appraisal fees, inspection fees, legal fees, release or reconveyance expenses, fees and costs of all other consultants to Lender or its participants engaged in connection with the underwriting of the Loan and the review of budgets, insurance, operation or management issues, draw requests, change order requests and other construction and management and operation matters and the expenses and disbursements of special counsel to Lender or its participants. All such fees and expenses shall be paid promptly upon the submission of statements therefor from time to time. To the extent possible, all legal fees for the preparation and completion of this Agreement and the other Loan Documents, and recording of security documents, shall be paid from the proceeds of the Loan as a reimbursement of costs incurred by Lender or its participants, and Lender is authorized to disburse all such amounts from the Loan directly to Lender, its participants and/or to the persons or entities providing such services. Borrower shall pay all costs and expenses of any appraisal or reappraisal of the Property, the Separate Property and Improvements as required by Lender’s policies or laws or regulations affecting Lender.

6.22 Further Assurances. Borrower and the Separate Property Owner will, at the request of Lender, execute, deliver and furnish such documents or take such further action as Lender may deem necessary or desirable to evidence the Loan, perfect the security therefor, or otherwise carry out the terms of the Loan Documents and any of the other documents delivered to Lender in connection therewith.

6.23 No Further Liens. All equipment, personal property, fixtures and other property subject to the lien of any security interest granted to Lender in the Deeds of Trust shall be fully paid for by Borrower, if in relation to the Property, and by the Separate Property Owner, if in relation to the Separate Property, and no Lien, other than Permitted Encumbrances, shall exist thereon. If Borrower or the Separate Property Owner enters into any equipment lease, regardless of whether Lender’s consent is required thereto, Borrower or the Separate Property Owner, as applicable, shall provide Lender with a copy of such equipment lease within fifteen (15) Business Days of execution thereof and Borrower or the Separate Property Owner shall execute and deliver to Lender (and/or cause the lessor thereunder to execute and deliver to Lender) such documents and instruments reasonably requested by Lender to create and perfect a first priority security interest in the equipment lease and to ensure Lender’s ability to assume the equipment lease and use the leased equipment upon any foreclosure of the Deeds of Trust.

6.24 Americans With Disabilities Act Compliance. All costs of ADA compliance and reporting shall be the sole responsibility of the Borrower, if in relation to the Property, and of the Separate Property Owner, if in relation to the Separate Property.

6.25 Compliance. The Improvements will not violate any applicable public or private restrictions and will not encroach upon or overhang any easements, rights-of-way, or land of others.

6.26 Mechanic’s Liens and Other Encumbrances.

(a) In the event that Borrower or the Separate Property Owner, as applicable, shall fail to pay or discharge (or bond in a manner reasonably acceptable to Lender) any mechanic’s lien, bonded stop notice or other encumbrance as provided in Section 5.10(a) hereof, Lender, in addition to such other rights as may be available to it, may pay and discharge such mechanic’s lien, bonded stop notice or other encumbrance or deposit in escrow an amount sufficient to do so, and the amount so paid or deposited shall be treated as an advance of the Loan from Lender to Borrower or the Separate Property Owner, as applicable.

(b) Borrower or the Separate Property Owner shall not be required to pay, discharge or remove any Lien relating to the Property or the Separate Property, as applicable, so long as Borrower or the Separate Property Owner, as applicable, contests in good faith such Lien or the validity, applicability or amount thereof by an appropriate legal proceeding which operates to prevent the collection of such amounts and the sale of the Property or any portion thereof, so long as: (i) no Event of Default shall have occurred and be continuing, (ii) Borrower or the Separate Property Owner, as applicable, shall have given Lender prior written notice of its intent to contest said Lien; (iii) Borrower or the Separate Property Owner, as applicable, shall have deposited with Lender (or with a court of competent jurisdiction or other appropriate body approved by Lender) such additional amounts as are necessary to keep on deposit at all times, an amount equal to at least one hundred twenty-five percent (125%) (or such higher amount as may be required by applicable law) of the total of (x) the balance of such Lien then remaining unpaid, and (y) all interest, penalties, costs and charges accrued or accumulated thereon; (iv) no risk of sale, forfeiture or loss of any interest in the Property, the Separate Property, or any part thereof arises, in Lender’s reasonable judgment, during the pendency of such contest; (v) such contest does not, in Lender’s reasonable determination, have a Material Adverse Effect; and (vi) such contest is based on bona fide, material, and reasonable claims or defenses. Any such contest shall be prosecuted with due diligence, and Borrower or the Separate Property Owner, as applicable, shall promptly pay the amount of such Lien as finally determined, together with all interest and penalties payable in connection therewith. Lender shall have full power and authority, but no obligation, to apply any amount deposited with Lender under this subparagraph to the payment of any unpaid Lien to prevent the sale or forfeiture of all or any part of the Property and the Separate Property for non-payment of such Lien, if Lender reasonably believes that such sale or forfeiture is threatened. Any surplus retained by Lender after payment of the Lien for which a deposit was made shall be promptly repaid to Borrower or the Separate Property Owner, as applicable, unless an Event of Default shall have occurred, in which case said surplus may be retained by Lender to be applied to the Obligations. Notwithstanding any provision of this Section to the contrary, Borrower or the Separate Property Owner, as applicable, shall pay any Lien which it might otherwise be entitled to contest if an Event of Default shall occur and be continuing, or if, in the reasonable determination of Lender, all or any part of the Property and Separate Property is in danger of being forfeited or foreclosed. If Borrower or the Separate Property Owner, as applicable fail to pay any such Lien within ten (10) days of Lender’s demand, Lender may (but shall not be obligated to) make such payment and Borrower or the Separate Property Owner, as applicable, shall reimburse Lender on demand for all such advances with interest thereon at the Default Rate from the date of Lender’s payment.

6.27 Legal Proceedings. Borrower and the Separate Property Owner shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Agency which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

6.28 Additional Equity. On or before May 1, 2009, Borrower shall either: (i) deliver to Lender an unconditional written commitment from a financial institution acceptable to Lender to refinance the Loan in full on or before the Initial Maturity Date, or (ii) satisfy the Capitalization Deficiency by either: (A) delivering to Lender an unconditional written commitment from a Mezzanine Lender acceptable to Lender to make the Mezzanine Loan on or before the Initial Maturity Date in an amount equal to the Capitalization Deficiency; (B) depositing funds from additional equity contributions to Borrower in the amount of the Capitalization Deficiency; or (C) satisfying a combination of clause (A) and (B) such that the sum of the amount of the committed Mezzanine Loan and the amount of equity funds deposited into the Additional Equity Reserve equals or is greater than the amount of the Capitalization Deficiency. If any portion of the Capitalization Deficiency is to be satisfied by a Mezzanine Loan, (i) the Mezzanine Loan Documents shall be acceptable to Lender; (ii) the Mezzanine Loan Documents shall not encumber the Property or the Separate Property or any other collateral of Lender, but may encumber the equity interests of the Mezzanine Borrower in the Borrower’s Parent; (iii) the Mezzanine Lender shall execute a subordination and intercreditor agreement with Lender in form and substance acceptable to Lender prior to closing of the Mezzanine Loan; and (iv) the Mezzanine Loan shall be fully funded on or before the Initial Maturity Date.

6.29 Separate Property. Lender will release the Separate Property upon Borrower obtaining an Acceptable Temporary Certificate of Occupancy for the entire Project. Lender may realize upon the Separate Property upon an Event of Default.

6.30 General Condominium Covenants.

(a) The term “Project” as used herein shall be deemed to include all of Borrower’s right, title and interest in and to the Property and each of the Condominium Units, the Common Elements, the ownership interests in any Condominium Association and all rights, privileges and benefits provided to Borrower under any and all Condominium Documents.

(b) Borrower shall submit the Property to the provisions of the Condominium Act and shall satisfy all of the requirements thereof and of any other applicable Law or restriction necessary to create a valid condominium regime, provided that the form and substance of the Condominium Documents, including the Condominium Unit designations, descriptions, floor plans, sale prices and proposed form of contract of sale for the Condominium Units, as well as the description of Comment Elements and breakdown of common interests appurtenant to each Condominium Unit, shall all be subject to the written approval of Lender prior to the recordation of the Condominium Declaration or the Condominium Map, which approval may be withheld in Lender’s reasonable discretion. Lender shall respond to Borrower’s request for approval of any Condominium Document within ten (10) Business Days after Borrower’s written request for Lender’s approval and delivery to Lender of the subject proposed Condominium Document. Borrower shall, upon receipt of the same, deliver to Lender a certified copy of the recorded Condominium Declaration.

(c) Lender shall not be required to join in any Condominium Documents, except to the extent required by applicable Law and pursuant to documentation satisfactory to Lender.

(d) Borrower shall submit all Condominium Documents to Lender for its review, comment and approval, before such Condominium Documents are submitted to any Governmental Agency Project. All such Condominium Documents shall be subject to Lender’s approval, which may be withheld in its reasonable discretion.

(e) Borrower promptly shall observe and perform all of Borrower’s obligations under the Condominium Documents.

(f) Borrower shall take all necessary actions to ensure that the Project (including all Condominium Units and all Common Elements) are covered by casualty insurance and commercial general liability insurance conforming to the standards of this Agreement, whether carried by Borrower or by the Condominium Board.

(g) Borrower shall not, without the prior written consent of Lender, do, permit to be done or consent to: (1) make any substantive amendment or supplement to or termination or waiver of any provision of the Condominium Documents once approved by Lender; (2) any appointment to or change in the Condominium Board; or (3) any action (by Borrower, the Condominium Board or otherwise) which would have the effect of causing the insurance coverage covering the Project to fail to comply with the standards of this Agreement.

(h) All assessments collected by the Condominium Board (or Borrower on behalf of the Condominium Board) shall be deposited by Borrower within five (5) Business Days of receipt thereof into a segregated account (“Condominium Account”) established in the name of the Condominium. The Condominium Account shall be maintained with a bank acceptable to Lender and funds in such account may be invested only as approved by Lender. Further, funds in such account shall be held and applied only in accordance with applicable Laws, the Loan Documents and the Condominium Documents.

(i) Borrower shall, and shall cause the Condominium Board to (i) make such repairs and replacements and perform such maintenance to the Project as the Condominium Board or Borrower is required to make or perform pursuant to the Condominium Documents, so as to maintain the Project in good condition and repair, (ii) pay as and when the same become due and payable any obligations for which the Condominium Board or Borrower is responsible, (iii) to perform all other obligations of the Condominium Board or Borrower under the Condominium Documents, and (iv) ensure that the obligations of the Condominium Board or Borrower’s level of service and maintenance is at a standard consistent with or higher than that expected of comparable projects. Borrower shall within five (5) days from receipt of the same, furnish to Lender copies of all financials, reports, statements, information, reporting disclosures, budgets and other documents received under or pursuant to any of the Condominium Documents or Laws, including the Condominium Act, including financial information relating to any Condominium Association. Borrower shall pay all assessments for common charges and expenses and all real estate taxes and assessments and insurance premiums made against or relating to the portion of the Property then owned by Borrower as required by the Condominium Documents, whether pursuant to such declaration of condominium, any by-laws of the condominium adopted in connection therewith or otherwise, as the same shall become due and payable. Borrower shall (1) promptly notify Lender of all matters of which it has received written notice that a default by Borrower or the Condominium Board or Condominium Association under, or noncompliance with, any of the Condominium Documents exists, and shall do all such acts and undertake all steps and institute all such proceedings as shall be necessary to cure or avert such default and shall forward to Lender any notices it receives in regard to any of the foregoing matters within five (5) days after receiving the same; (2) not, without the prior written consent of Lender, exercise any right it may have to vote for or permit its representatives on Condominium Board to vote or take any action whatsoever respecting: (A) the nature and amount of any insurance covering all or a part of the Improvements and the disposition of any proceeds thereof; the manner in which any condemnation or threat of condemnation of all or a part of the Property shall be defended or settled and the disposition of any award or settlement in connection therewith, (B) any election to repair or restore (or to not repair or restore) the Improvements or any other portion of the Property, (C) any additions or improvements to the common elements of the Condominium, (D) any partition of all or a part of the Property subject to the Condominium Declaration, (E) the construction of any additions or improvements to the Property or any repair, rebuilding or restoration of all or a portion of the Property requiring an expenditure of an amount greater than the lesser of (1) $10,000 or (2) an amount that when aggregated with all such prior costs (other than any such amount previously approved by Lender in its discretion) would exceed $50,000, (F) the payment of any amount in excess of insurance or condemnation proceeds available in connection therewith, (G) the assessment of any expenses, (H) the acquisition of any interest pursuant to any purchase option or right of first refusal or offer in the applicable Condominium Documents, (I) any removal of all or any portion of the Property from the provisions of the Condominium Documents and (J) all questions relating to the amount of payment of common charges thereunder; and (3) not (A) permit any prospective purchaser to make or post all or any part of its deposit pursuant to a letter of credit or any other form of payment other than cash or (B) use or permit the use of any of the deposits for construction or development purposes.

(j) Borrower shall cause the Project at all times to be in compliance with the requirements of Laws which are applicable to the Project. Borrower shall ensure that the creation of the Condominium and the sale of the Condominium Units (i) will not constitute a sale of securities for purposes of any Law, (ii) will not constitute a regime which is regulated by any timeshare Laws and (iii) will comply with all applicable Laws, including the federal Interstate Land Sales Disclosure Act if applicable, (and promptly furnish such evidence of compliance therewith as Lender may request). Without limiting the generality of the forgoing, (x) each prospective purchaser under a sales agreement approved by Lender shall timely be furnished with a property report prepared pursuant to the rules and regulations of the office of Interstate Land Sales Regulation, U.S. Department of Housing and Urban Development in advance of such prospective purchaser signing its purchase and (y) Borrower shall make all necessary filings with (and such filings, if any, shall be unconditionally approved) by the office of Interstate Land Sales Regulation, U.S. Department of Housing and Urban Development such that Borrower is exempt, under the federal Interstate Land Sales Disclosure Act from an outside date for delivering and closing sales under such sales agreement and otherwise deliver to the U.S. Department of Housing and Urban Development all documents required to be delivered thereto pursuant to applicable Law, including annual activity reports, financial statements and amendments and pay to U.S. Department of Housing and Urban Development all amounts required to be paid thereto pursuant to applicable Law, including amendment fees.

(k) Borrower shall, immediately upon recordation of the Condominium Declaration (and as a condition to such recording) obtain an endorsement to its title insurance policy insuring Borrower’s title to the Property in form and substance reasonably acceptable to Lender, which endorsements shall include insurance against losses arising as a result of the invalidity of the Condominium, with premium and costs related to the title examination and issuance of such endorsements to be paid by Borrower;

(l) Borrower shall not do, permit or suffer any act or omission which would constitute a violation of, or give any Person any right to maintain any action for rescission of any sale of, or agreement to sell, any Condominium Unit. Borrower shall comply with and fulfill all provisions of Law and any other documents in connection with the Condominium Units on the part of Borrower to be complied with or fulfilled. An escrow agent selected by Lender shall hold and maintain in strict accordance with all applicable Law all of the Condominium Unit deposits received by Borrower. Borrower shall not permit the use of such deposits in any manner which would violate applicable Law and shall cause such deposits to be remitted to prospective purchasers as and when required under applicable Law.

(m) Borrower shall not enter into an agreement or contract for the sale of any Condominium Unit or Units without the prior written approval of Lender, which may be withheld in its sole and absolute discretions.

(n) Nothing contained herein shall be construed to require Lender to release its Lien on any Condominium Unit except in connection with a full repayment of the Loan.

(o) On or before recordation of the final Condominium Documents, Borrower shall comply with condition no. 19 of Tentative Tract Map No. 53965-M1 by preparing and executing a covenant and agreement on Los Angeles City Planning Department General Form CP-6770 in a manner satisfactory to Los Angeles City Planning Department to limit the development of the improvements on the Property, as expressly set forth in said condition no. 19, and either terminate that certain Covenant and Agreement Regarding Maintenance of Building recorded on January 13, 2006, as Instrument No. 06-0096300 in the Official Records of Los Angeles County, California or amend said document to conform it to the development limitation requirements of such condition no. 19.

ARTICLE 7

NEGATIVE COVENANTS

As long as the Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Loan remains outstanding, unless Lender otherwise consents in writing:

7.1 Hypothecation or Disposition of the Property or the Separate Property. Neither Borrower, nor the Separate Property Owner, nor Pledgor shall sell, assign, exchange, transfer, lease, sublease or otherwise dispose of the Property, the Separate Property, or any other Collateral, nor create, incur, assume or suffer to exist any Lien of any nature or pledge or encumbrance upon or with respect to the Property, the Separate Property, or any other Collateral, except:

(a) liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons not yet delinquent and Liens which are being contested pursuant Section 6.26(b) hereof;

(b) easements, rights of way, restrictions and other similar charges or encumbrances on the Property or the Separate Property that do not interfere with the orderly conduct of its business or materially detract from the value of the Property or the Separate Property;

(c) the Permitted Encumbrances;

(d) with the prior written consent of Lender, entering into Leases;

(e) subject to Section 6.29 hereof, the sale of the entire Property or the Separate Property to a third party and, concurrently therewith, the payment of all Obligations to Lender under the Loan Documents including, without limitation, any applicable Prepayment Fee.

7.2 Mergers. Neither Borrower nor Separate Property Owner shall merge, consolidate or amalgamate with or into any Person. Neither Guarantor nor any Pledgor shall merge, consolidate or amalgamate with or into any Person unless the financial condition, including, without limitation, net worth, of the merged, consolidated or amalgamated entity is at least as favorable as that of the Guarantor or Pledgor, as applicable, prior to such merger, consolidation or amalgamation.

7.3 ERISA.

(a) Neither Borrower, nor the Separate Property Owner, nor Pledgor shall, at any time, maintain, or be or become obligated to contribute on behalf of its employees to, any Plan, other than those Plans disclosed in Schedule 4.10 hereto.

(b) Neither Borrower, nor the Separate Property Owner, nor Pledgor shall, at any time, permit any Plan to:

(i) engage in any “prohibited transaction”, as such term is defined in Section 4975 of the Code;

(ii) incur any material “accumulated funding deficiency”, as that term is defined in Section 302 of ERISA; or

(iii) terminate in a manner that could result in liability of Borrower or the Separate Property Owner to the Plan or to the PBGC or the imposition of a Lien any part of the Property or the Separate Property or on any other Collateral pursuant to Section 4068 of ERISA.

(c) Neither Borrower, nor the Separate Property Owner, nor Pledgor shall, at any time, assume any obligation to contribute to any Multiemployer Plan, nor shall Borrower, the Separate Property Owner, or Pledgor acquire any Person or assets of any Person which has, or has had at any time from and after January 2, 1974, an obligation to contribute to any Multiemployer Plan.

(d) Neither Borrower, nor the Separate Property Owner, nor Pledgor shall fail to notify Lender of the occurrence of any “reportable event” (as defined in Section 4043 of ERISA) or of any “prohibited transaction” (as defined in Section 4975 of the Code) with respect to any Plan to which Borrower, the Property Owner, or Pledgor has at any time been obligated to contribute on behalf of its employees, or with respect to any trust created under such a Plan. Upon request by Lender, any Borrower Party shall promptly furnish to Lender copies of any reports or other documents filed by such Borrower Party with the United States Secretary of Labor, the PBGC and/or the Internal Revenue Service, with respect to any Plan.

(e) Neither Borrower, nor the Separate Property Owner, nor Pledgor shall, at any time, permit any Plan to which such Borrower, the Separate Property Owner, or Pledgor has at any time been obligated to contribute on behalf of its employees to fail to comply with ERISA or other applicable Law in any material respect.

7.4 Change in Nature of Business/Ownership of Other Assets. Neither Borrower nor the Separate Property Owner shall make any material change in the nature of its business as conducted and presently proposed to be conducted or own any assets (including the ownership interest in any entity) other than the Property or the Separate Property, as applicable, or make any loans (secured or unsecured) to any Person.

7.5 Change in Fiscal Year. Neither Borrower, nor the Separate Property Owner, nor Pledgor shall change its Fiscal Year, or the fiscal months thereof.

7.6 Additional Debt. Neither Borrower nor the Separate Property Owner shall create, incur, assume or suffer to exist any debt of any nature (including, without limitation, loans from Guarantor or Pledgor) other than (i) the Loan, (ii) other indebtedness owed to Lender, (iii) trade payables incurred by Borrower or the Separate Property Owner in the ordinary course of business consistent with the Approved Budgets which are outstanding for not more than thirty (30) days after the date incurred, (iv) development related payables incurred by Borrower in the ordinary course of business consistent with the Approved Budgets which are outstanding for not more than fifty-nine (59) days after the date incurred, and (v) the Permitted Encumbrances. Other than the Mezzanine Loan when made, Pledgor shall not incur any indebtedness or contingent liabilities.

7.7 Dissolution. Neither Borrower, nor the Separate Property Owner, nor Pledgor shall commence proceedings to dissolve or wind up Borrower, the Separate Property Owner, or Pledgor, as applicable, in whole or in part.

7.8 Affiliate Transactions. Except for the agreements described on Schedule 4.20 hereto, neither Borrower nor the Separate Property Owner, nor Pledgor shall enter into any agreement related to all or any part of the Property or the Separate Property with any other Borrower Party or Affiliate of a Borrower Party without the prior written consent of Lender. Any such agreement approved by Lender shall be for goods or services rendered in the ordinary course of business and shall contain terms and conditions at least as favorable to such Borrower, the Separate Property Owner, or Pledgor as applicable, as the terms and conditions which could have been obtained in a similar arm’s length transaction with a Person other than such other Borrower Party or Affiliate.

7.9 Franchise or License Agreement. Neither Borrower nor the Separate Property Owner nor Manager shall enter into any franchise or license agreement with respect to all or any part of the Property or the Separate Property without the prior written consent of Lender.

7.10 Affiliate Payments. Neither Borrower nor the Separate Property Owner shall make any payments, dividends or distribution of cash flow, income or capital (in cash or in like or in kind) to any other Borrower Party or Affiliate of a Borrower Party except for the fees, payments and compensation expressly described on Schedule 4.20 hereto.

7.11 Transfers and Pledges. Except for the Permitted Encumbrances or any other transfer or pledge expressly permitted under this Agreement, neither Borrower nor the Separate Property Owner shall cause or suffer to occur or exist, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, any sale, transfer, mortgage, pledge, Lien or encumbrance of (i) all or any part of the Property or the Separate Property or any interest therein, or (ii) any direct or indirect ownership or beneficial interest in Borrower, the Separate Property Owner, Pledgor, or Mezzanine Borrower, provided that the foregoing shall not restrict the sale, transfer, mortgage, pledge, Lien or encumbrance of any equity interest in Guarantor.

7.12 Use of Loan Proceeds. Borrower shall not use any proceeds of the Loan for purposes other than that set forth in Section 2.9 hereof.

7.13 Amendment of Contracts, Etc. Neither Borrower nor the Separate Property Owner shall amend, modify or otherwise alter any of the Contracts which would require Lender’s consent to enter into under this Agreement or any Licenses, Permits and Approvals without the prior written consent of Lender. Neither Borrower nor the Separate Property Owner will terminate any of the Contracts or Licenses, Permits and Approvals or accept a surrender thereof, or waive, excuse, condone or in any manner release or discharge any party to any of the Contracts, Licenses, Permits and Approvals from the obligations and agreements of such party to be performed thereunder without the prior written consent of Lender.

7.14 Patriot Act. Neither Borrower nor the Separate Property Owner nor any of its officers, directors, shareholders, partners or members nor any of Borrower’s Affiliates controlled by Guarantor will: (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Borrower further covenants and agrees to deliver (from time to time) to Lender any such certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming that: (i) neither Borrower nor the Separate Property Owner nor any of their respective officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in Borrower or the Separate Property Owner) is a Prohibited Person; and (ii) neither Borrower nor the Separate Property Owner, nor their respective officers, directors, shareholders, partners, members or affiliates (including the indirect holders of equity interests in Borrower) has engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person.

ARTICLE 8

CASH MANAGEMENT/RESERVES

8.1 Budgets. Prior to Closing, (a) Borrower shall submit to Lender for approval an Operating Budget for the Property for the remaining portion of calendar year 2008, if any, and for calendar years 2009 and 2010, a Construction Budget for the Property and (b) the Separate Property Owner shall submit to Lender for approval an Operating Budget for the Separate Property for the remaining portion of calendar year 2008 and for calendar years 2009 and 2010. Upon Lender’s approval thereof, the Operating Budgets and the Construction Budget shall be the “Approved Budgets”. On or before December 1 of each year during the term of the Loan (a) Borrower shall submit for Lender’s approval a revised Operating Budget for the Property for the next following calendar year and an updated Construction Budget and (b) the Separate

Property Owner shall submit for Lender’s approval a revised Operating Budget for the Separate Property for the next following calendar year. Upon Lender’s approval, such revised and updated Operating Budgets and the Construction Budget, shall be the effective Approved Budgets for the next following calendar year. Neither Borrower nor the Separate Property Owner shall modify any of the Approved Budgets.

8.2 Tax and Insurance Reserve.

(a) Concurrently with the execution of this Agreement, Borrower shall establish at the Reserve Bank a reserve account with a deposit of $1,026,660.00 from the Initial Tranche to be governed by this Section 8.2 (the “Tax and Insurance Reserve”).

(b) In the event that Lender determines that the Tax and Insurance Reserve is insufficient to pay for all taxes and insurance premiums as and when the same shall be due and owing through the Maturity Date (as the same may be extended under the Note), then upon demand by Lender, Borrower shall deposit into the Tax and Insurance Reserve the amount reasonably determined by Lender to cure such deficiency.

(c) The Tax and Insurance Reserve shall meet the standards for custodial accounts as required by Lender from time to time. Lender shall not be responsible for any losses resulting from investment of the Tax and Insurance Reserve or for obtaining any specific level or percentage of earnings on such investment. All interest and other proceeds paid on the funds deposited in the Tax and Insurance Reserve shall accrue to the benefit of Borrower under Borrower’s tax identification number and shall remain in the Tax and Insurance Reserve as collateral for Borrower’s obligations under the Loan Documents.

(d) Borrower, promptly after receipt and in each event no later than fifteen (15) days before the same are due and payable, shall deliver to Lender a copy of all tax bills and assessment notices and invoices regarding insurance premiums for insurance required under the Loan Documents, and Lender shall, within ten (10) Business Days of receipt of such notice, authorize a disbursement from the Tax and Insurance Reserve to pay such amounts, but only to the extent of funds in the Tax and Insurance Reserve. Notwithstanding the foregoing, in no event shall Lender be obligated to authorize the disbursement of funds from the Tax and Insurance Reserve if an Event of Default exists under this Agreement (including, without limitation, Borrower’s failure to pay in full any fees, costs and expenses then due and payable under this Agreement) or under any of the other Loan Documents, or if an act, event or condition shall have occurred and then be existing that with notice and/or the lapse of time would constitute an Event of Default hereunder or under any of the other Loan Documents. From and after the date that Borrower fails to pay any property tax liability or required insurance premium, Lender may, in Lender’s sole and absolute discretion, but without any obligation, pay, in whole or in part, such unpaid real property taxes and assessments and/or insurance premiums using the funds in the Tax and Insurance Reserve.

8.3 Interest Reserve.

(a) Concurrently with the execution of this Agreement, Borrower shall establish at the Reserve Bank a reserve account with an initial deposit of $7,686,000.00 from the

Initial Tranche, which amount is projected to pay all interest accruing on the Initial Tranche during the term of the Loan, which reserve account shall be governed by this Section 8.3 (the “Interest Reserve”).

(b) A portion of the proceeds of the Second Tranche advanced pursuant to Section 2.1(d) hereof shall be deposited directly into the Interest Reserve in the amount determined by Lender necessary to cause the balance of the Interest Reserve to be equal to the amount of interest projected to accrue and be payable during the remaining term of the Loan.

(c) Beginning on May 1, 2008, and on the first day of each month thereafter, the amount of Borrower’s monthly interest payment that becomes due and payable under the Note shall be periodically disbursed directly to Lender from the Interest Reserve. Lender is hereby authorized to charge the Interest Reserve directly for such interest payments when due. Depletion of the Interest Reserve shall not release Borrower from any of Borrower’s obligations under the Loan Documents, including, without limitation, payment of all accrued interest due under the Note and other Loan Documents. Borrower shall commence payment of interest due under the Note and other Loan Documents upon the depletion of the funds in the Interest Reserve.

(d) The Interest Reserve shall meet the standards for custodial accounts as required by Lender from time to time. Lender shall not be responsible for any losses resulting from investment of the Interest Reserve or for obtaining any specific level or percentage of earnings on such investment. All interest and other proceeds paid on the funds deposited in the Interest Reserve shall accrue to the benefit of Borrower under Borrower’s tax identification numbers and shall remain in the Interest Reserve as collateral for Borrower’s obligations under the Loan Documents.

(e) In no event shall Lender be obligated to authorize the disbursement of funds in the Interest Reserve if an Event of Default exists under this Agreement (including, without limitation, Borrower’s failure to pay in full any fees, costs and expenses then due and payable under this Agreement) or under any of the other Loan Documents, or if an act, event or condition shall have occurred and then be existing that with notice and/or the lapse of time would constitute an Event of Default hereunder or under any of the other Loan Documents.

8.4 Construction Reserve.

(a) Concurrently with the execution of this Agreement, Borrower shall establish at the Reserve Bank a reserve account with an initial deposit of $17,726,669.80 from the proceeds of the Initial Tranche to be governed by this Section 8.4 (the “Construction Reserve”). All proceeds of Second Tranche shall be deposited directly into the Construction Reserve, except to the extent retained by Lender for payment of fees, costs and expenses.

(b) Lender shall make disbursements from the Construction Reserve to the Construction Draw Account pursuant to Section 8.5(b) hereof.

(c) The Construction Reserve shall meet the standards for custodial accounts as required by Lender from time to time. Lender shall not be responsible for any losses resulting from investment of the Construction Reserve or for obtaining any specific level or percentage of earnings on such investment. All interest and other proceeds paid on the funds deposited in the Construction Reserve shall accrue to the benefit of Borrower under Borrower’s tax identification number and shall remain in the Construction Reserve as collateral for Borrower’s obligations under the Loan Documents.

(d) In no event shall Lender be obligated to disburse funds from the Construction Reserve if an Event of Default exists under this Agreement (including, without limitation, Borrower’s failure to pay in full any fees, costs and expenses then due and payable under this Agreement) or under any of the other Loan Documents, or if an act, event or condition shall have occurred and then be existing that with notice and/or the lapse of time would constitute an Event of Default hereunder or under any of the other Loan Documents.

8.5 Construction Draw Account - General.

(a) Concurrently with the execution of this Agreement, Borrower shall establish at the Construction Draw Account Bank a reserve account, to be governed by this Section 8.5 (the “Construction Draw Account”) and shall deposit the sum of $5,000,000.00 therein.

(b) Whenever Lender determines the amount of funds to be disbursed from the Construction Draw Account in payment of any Draw Request in accordance with the terms and conditions of Section 8.6 hereof, Lender shall cause funds in such amount to be transferred from the Construction Reserve to the Construction Draw Account to be utilized to fund such Draw Request. The Construction Draw Account shall have a balance of not less than $5,000,000.00 until such time as the funds remaining in the Construction Reserve and the Additional Equity Reserve are insufficient to fully fund a Draw Request.

(c) The Construction Draw Account shall meet the standards for custodial accounts as required by Lender from time to time. Lender shall not be responsible for any losses resulting from investment of the Construction Draw Account or for obtaining any specific level or percentage of earnings on such investment.

(d) Disbursements for payment for Construction Costs shall be made by Lender from the Construction Draw Account no more frequently than once per month (unless Lender agrees to more frequent disbursements) upon satisfaction by Borrower of each of the following conditions set forth in this Agreement with respect to each such disbursement. In no event shall Borrower have the right to any disbursement from the Construction Draw Account if an Event of Default exists under this Agreement (including, without limitation, Borrower’s failure to pay in full any fees, costs and expenses then due and payable under this Agreement) or under any of the other Loan Documents, or if an act, event or condition shall have occurred and then be existing that with notice and/or the lapse of time would constitute an Event of Default hereunder or under any of the other Loan Documents.

(e) Lender may make disbursements from the Construction Draw Account to the Construction Manager, Prime Contractors, Designers, Design-Builders and/or any of their respective subcontractors or any other payee directly. Such direct disbursements may be made individually or jointly with Borrower and/or Construction Manager, as Lender may elect. The execution of this Loan Agreement by Borrower shall, and hereby does, constitute an irrevocable direction and authorization to so disburse the disbursements. No further direction or authorization from Borrower shall be necessary or required for such direct disbursements and all such disbursements shall satisfy pro tanto the obligations of Lender hereunder and shall be secured by the applicable Loan Documents as fully as if made directly to Borrower, regardless of the disposition thereof by Construction Manager, any Designer, any Prime Contractor, any Design-Builder, any trade contractor or any other Person.

(f) Lender shall not be obligated to make any disbursement from the Construction Draw Account unless Lender is satisfied that the applicable conditions precedent to the making of such disbursement, as set forth in this Article 8, have been satisfied by Borrower (or waived in writing by Lender in its sole discretion).

(g) Lender shall have no obligation to make disbursements that aggregate in excess of an amount equal to the sum of, (i) Soft Costs actually incurred by Borrower in accordance with the Construction Budget, (ii) Hard Costs actually incurred by Borrower for work in place as part of the Construction, as certified by the Construction Consultant, less a sum equal to the aggregate of (a) the aggregate deficiency which has been funded by Borrower under Section 5.16 hereof, if any, and (b) the retainage held by Lender under this Agreement.

(h) Borrower shall submit a Draw Request to Lender in sufficient time prior to Closing to enable Lender to fully review such Draw Request that would pay all outstanding trade, construction or development payables under the Construction Management Agreement, Prime Contracts, Design-Build Contracts, Design Agreements and any other Contracts, including, without limitation, any previously cancelled or terminated agreement, contract or understanding, such that, if such Draw Request is fully funded, Borrower will have no outstanding payment obligations to any Person as of the date of Closing other than with respect to retainage and to Lender under the Loan.

8.6 Construction Draw Account – Draw Requests.

(a) Borrower shall submit to Lender and Construction Consultant a draw request (a “Draw Request”) in the form required pursuant to this Section 8.6 not more than one time per calendar month. Each Draw Request shall specify the Hard Costs and Soft Costs to be paid from the proceeds of the requested disbursement. Such Draw Request shall specify the amount of any retainage previously withheld and which has then become payable by Borrower with supporting documentation describing in reasonable detail the basis for any such disbursements. All Draw Requests shall have been approved by Borrower and Construction Manager and recommended for payment by Construction Consultant. If Borrower submits a complete Draw Request with all supporting documentation required by this Agreement, then Lender shall fund the Draw Request to the extent approved by Lender by the date fourteen (14) days following receipt of such Draw Request and supporting documentation.

(b) Each Draw Request submitted hereunder shall include the following:

(1) a requisition letter in the form set forth in Exhibit E-1 hereto, which shall be executed by an authorized representative of Borrower;

(2) a requisition spreadsheet (“Borrower’s Requisition Spreadsheet”) in the form set forth in Exhibit E-2 hereto;

(3) an executed borrowing certificate in the form set forth in Exhibit E-3 hereto;

(4) a written schedule of payees (including the Construction Manager, as applicable, along with all Prime Contractors, Design-Builders, Designers, subcontractors and consultants) to be funded by the Draw Request in detail satisfactory to Lender;

(5) with respect to any Draw Request for payment for Hard Costs, the following:

(i) a complete Project Application and Certificate for Payment in the form attached hereto as Exhibit E-4 hereto for each Prime Contractor and Design-Builder executed by the respective Prime Contractor and Design-Builder and approved by Construction Manager, the Construction Consultant and the Architect;

(ii) Sworn Contractor’s statements from each of the Prime Contractors and Design-Builders in compliance with the Mechanic’s Lien Statute of the State of California, including, without limitation, a list identifying the Prime Contractor and the Design-Builder and each of its subcontractors, the total amounts of subcontractors let or to be let, the amount previously paid to the Prime Contractor or Design-Builder and each subcontractor, the amount to be paid to the Prime Contractor or Design-Builder and each subcontractor from the Draw Request, and the amount to become due to each through contract completion;

(iii) with respect to the then last preceding disbursement an “Acknowledgment of Receipt” from the Construction Manager and each of the Prime Contractors and Design-Builders in the form of Exhibit E-5 hereto and duly executed, unconditional waivers and releases of mechanics lien from Construction Manager, the Prime Contractors, the Design-Builders and any applicable trade contractors, all subcontractors and all other Persons who were paid from the proceeds of such disbursement, dated on or about the date of such Draw Request, in form and substance reasonably acceptable to Lender covering all work done and all sums received through the date of the then last preceding disbursement;

(iv) a completed confirmation in the form attached as Exhibit E-6 hereto executed by the Architect and by either the Designer or Design-Builder, as applicable;

(v) a conditional waiver of lien with respect to the current Draw Request from Construction Manager, each Prime Contractor, Design-Builder, designer and any other applicable trade contractors, all subcontractors and all other Persons who to be paid from the proceeds of such disbursement, dated on or about the date of such Draw Request, in form and substance reasonably acceptable to Lender covering all work done and all sums received through the date of the Draw Request

(vi) evidence of insurance against loss or casualty of any goods or material stored off site for which Borrower has included in the disbursement being requested;

(vii) a list of all trade contracts executed by Borrower since the date of the then last preceding disbursement, together with a statement by Borrower that copies of such trade contracts and all other contracts with any contractor or subcontractor involved with the Construction executed by Borrower since the date of the then last preceding disbursement have been submitted to the Construction Consultant prior to the date of such Draw Request;

(viii) a list of all change orders that have not yet been submitted to Lender on the date of such Draw Request, together with a statement by Borrower that copies of the same have been submitted to the Construction Consultant prior to the date of such Draw Request, together with a list of all change orders then to date and a list of all contemplated change orders;

(ix) evidence reasonably satisfactory to Lender that the full amount of the portion of the proceeds of the then last preceding disbursement have been paid out by Borrower or Construction Manager to the Persons with respect to whom such disbursement was disbursed and otherwise in accordance with this Loan Agreement;

(x) such other information and documents as may be reasonably requested or required by Lender or the Construction Consultant with respect to the Hard Costs covered by such Draw Request; and

(6) with respect to any Draw Request for payment for Soft Costs, the following:

(i) reasonable evidence as Lender shall reasonably request that such Soft Costs have been properly incurred and are due and payable and are within the amounts budgeted therefor in the Construction Budget;

(ii) evidence reasonably satisfactory to Lender that the full amount of the portion of the proceeds of the then last preceding disbursement have been paid out by Borrower or Construction Manager to the Persons with respect to whom such disbursed was disbursed and otherwise in accordance with this Loan Agreement; and

(iii) invoices, statements or such other information and documentation as Lender shall reasonably request or require with respect to such Soft Costs covered by such Draw Request.

(c) At Lender’s option, Lender may, at Borrower’s cost and expense, engage the Construction Consultant in connection with Lender’s review of the materials submitted in Borrower’s Draw Request.

8.7 Construction Draw Account – Retainage.

(a) The amount of any disbursement disbursed on account of any Hard Costs to any Prime Contractor or Design-Builder shall be reduced by the retainage amount applicable to such Hard Costs as provided in subparagraph (b) below. Subject to Law, no retainage shall be released to a Prime Contractor or Design-Builder prior to the date of substantial completion of that part of the Project applicable to the services of such Prime Contractor or Design-Builder (“Applicable Part of the Work”). Subject to Law and except as provided in this Agreement, in no event will Lender be required to disburse any funds held on account of retainage prior to the time such sums are payable pursuant to the applicable Prime Contract.

(b) The amount of retainage to be withheld for all Hard Costs prior to substantial completion of the Applicable Part of the Work shall not be less at any time than the total of ten percent (10%) of the aggregate Hard Costs already incurred by Borrower with respect to such Prime Contractor or Design-Builder for work in place in completing Construction; provided that (i) for DK Mechanical Contractors and Architectural Glass & Aluminum Co., such retainage shall only apply to the first fifty percent (50%) of the work to be performed and shall be zero percent (0%) of the aggregate Hard Costs actually incurred by Borrower with respect to DK Mechanical Contractors and Architectural Glass & Aluminum Co. for work in place in completing Construction of the last fifty percent (50%) of the work to be performed by DK Mechanical Contractors and Architectural Glass & Aluminum Co., as applicable, as verified from time to time by the Construction Consultant pursuant to the provisions of this Loan Agreement, (ii) for Helix Electric such retainage shall only apply to the first fifty percent (50%) of the work to be performed and shall be five percent (5%) of the aggregate Hard Costs actually incurred by Borrower with respect to Helix Electric for work in place in completing Construction of the last fifty percent (50%) of the work to be performed by Helix Electric, as verified from time to time by the Construction Consultant pursuant to the provisions of this Loan Agreement, and (iii) with respect to any other Prime Contract or Design-Build Agreement, Lender shall only require and shall disburse retainage as necessary for Borrower to comply with each Prime Contract and Design-Build Agreement approved by Lender.

(c) One-half (1/2) of retainage that relates to work or materials supplied by any Prime Contractor or any Design-Builder shall be disbursed subject to any other conditions to disbursement set forth in this Agreement, provided the following are satisfied (or waived by Lender in its sole discretion):

(1) no Event of Default then exists;

(2) such Prime Contractor or Design-Builder has substantially completed the Applicable Part of the Work substantially in compliance with such Contractor’s Prime Contract or Design-Build Agreement and substantially in conformity with the Plans and Specifications; provided that the remaining retainage shall not be less than one hundred fifty percent (150%) of the cost of any remaining Punchlist Items to be completed by such Prime Contractor or Design-Builder;

(3) such Prime Contractor or Design-Builder executes and delivers conditional lien waivers with respect to all payments made, including such portion of the retainage;

(4) in any event if required by applicable law or by final, non-appealable order of a court of competent jurisdiction.

(d) All remaining retainage that relates to work or materials supplied by any Prime Contractor or any Design-Builder shall be disbursed subject to any other conditions to disbursement set forth in this Agreement, provided the following are satisfied (or waived by Lender in its sole discretion):

(1) no Event of Default then exists;

(2) such Prime Contractor or Design-Builder has completed one hundred percent (100%) of its work for the Improvements and has supplied one hundred percent (100%) of all materials substantially in compliance with such Contractor’s Prime Contract and substantially in conformity with the Plans and Specifications including, without limitation, any Punchlist Items to be completed by such Prime Contractor or Design-Builder;

(3) such Prime Contractor or Design-Builder will be paid in full for its work on the Improvements upon the release of such portion of the Retainage;

(4) such Prime Contractor or Design-Builder executes and delivers final conditional lien waivers in the form of Exhibit E-7 hereto;

(5) in any event if required by applicable law or by final, non-appealable order of a court of competent jurisdiction.

8.8 Construction Draw Account – Stored Materials.

(a) Lender shall make disbursements for Stored Materials (whether on-site or off-site) to be utilized in connection with the Construction upon satisfaction of the following criteria:

(1) Aggregate disbursements for Stored Materials to be utilized in connection with the Construction shall in no event at any time exceed the actual Hard Costs incurred by Borrower for such materials as verified by the Construction Consultant pursuant to the provisions of this Loan Agreement or the amount allocated to such materials in the Construction Budget, as may be modified under this Agreement from time to time. In addition to the foregoing limitations, disbursements on account of Stored Materials shall be subject to the other provisions of this Loan Agreement, and prior to any disbursement for Stored Materials being made, Lender must have received the following, in form and substance satisfactory to Lender:

(i) evidence that the Stored Materials are appropriate for purchase during the then current stage of construction;

(ii) evidence that the Stored Materials are securely stored on site at the Property or at a location off-site satisfactory to Lender, properly inventoried, and clearly stenciled or otherwise marked to indicate that they are the property of Borrower;

(iii) evidence that the Stored Materials have been paid for and are owned by (or upon payment of the amounts to be disbursed in such Draw Request shall be paid for and owned by) Borrower free of all lien rights or claims of the vendor or any third party (provided, however, that Borrower shall be permitted limited disbursements, in the discretion of Lender, with respect to deposits and down payments for Stored Materials to the extent approved by Lender and the Construction Consultant);

(iv) Lender has obtained a perfected, first-priority security interest in such Stored Materials, unless waived by Lender in its sole discretion;

(v) as to the Unincorporated Materials, the Construction Consultant shall have certified to Lender that such Unincorporated Materials are secured at the Property in a manner reasonably satisfactory to the Construction Consultant and that the Unincorporated Materials at the Property are not in excess of such building equipment and materials as would be kept at the Property in accordance with good construction practice for current installation or incorporation;

(vi) Lender has been provided with a certificate or binder of insurance from Borrower or the supplier, fabricator or other subcontractor, reasonably satisfactory to it and covering it as a named insured and loss payee against casualty, loss and theft with respect to the Unincorporated Materials, in a manner reasonably satisfactory to Lender;

(vii) Lender has received a lien waiver or other proof of payment satisfactory to Lender from the supplier or fabricator of any Stored Materials, the cost of which is, in whole or in part, payment for all amounts covered by any prior Draw Request; and

(viii) If required by Lender in its reasonable discretion, Architect or Construction Consultant shall certify that it has inspected said materials and they are in the condition required under the applicable trade contracts.

(b) In the event a Draw Request includes the cost of materials stored at a location other than the Property (“Offsite Materials”), such Draw Request shall include each of the following: (A) evidence that the Offsite Materials have been purchased by Borrower, have been segregated from other materials in the facility and have been appropriately marked to indicate Borrower’s ownership thereof and Lender’s security interest therein; (B) evidence that the Offsite Materials are insured as required by this Agreement; (C) evidence that the warehouse or other facility where such Offsite Materials are stored is bonded in a manner satisfactory to

Lender and (D) at Lender’s request, a security agreement, financing statement and/or subordination agreement in form and substance reasonably satisfactory to Lender executed by the supplier of the Offsite Materials, and/or such other persons as Lender determines may have an interest in or claim to the Offsite Materials, together with such other additional documentation and evidence as Lender may reasonably require to assure itself that it has a perfected first priority lien on the Offsite Materials.

8.9 Additional Equity Reserve.

(a) Concurrently with the execution of this Agreement, Borrower shall establish at the Reserve Bank a reserve account to be governed by this Section 8.9 (the “Additional Equity Reserve”). No funds are required to be deposited into the Additional Equity Reserve until Borrower has raised additional equity as required by Section 6.28 hereof. All additional equity or the proceeds of any Mezzanine Loan made to satisfy such additional equity requirement shall be deposited into the Additional Equity Reserve.

(b) Once funds are deposited into the Additional Equity Reserve, such funds shall be disbursed into the Construction Draw Account prior to any further disbursements of the Construction Reserve. Such funds shall be disbursed into the Construction Draw Account in the same manner as funds from the Construction Reserve in accordance with Section 8.5(b) hereof.

(c) The Additional Equity Reserve shall meet the standards for custodial accounts as required by Lender from time to time. Lender shall not be responsible for any losses resulting from investment of the Additional Equity Reserve or for obtaining any specific level or percentage of earnings on such investment. All interest and other proceeds paid on the funds deposited in the Additional Equity Reserve shall accrue to the benefit of Borrower under Borrower’s tax identification numbers and shall remain in the Additional Equity Reserve as collateral for Borrower’s obligations under the Loan Documents.

(d) In no event shall Lender be obligated to authorize the disbursement of funds in the Additional Equity Reserve if an Event of Default exists under this Agreement (including, without limitation, Borrower’s failure to pay in full any fees, costs and expenses then due and payable under this Agreement) or under any of the other Loan Documents, or if an act, event or condition shall have occurred and then be existing that with notice and/or the lapse of time would constitute an Event of Default hereunder or under any of the other Loan Documents.

8.10 All Reserves as Additional Security and Source of Payment.

(a) Borrower hereby assigns and grants to Lender a security interest in the Reserves as additional security for all of Borrower’s obligations under the Loan Documents. Upon an Event of Default, Lender shall have the rights and remedies accorded to Lender with respect to the Reserves as set forth in the Accounts Pledge Agreement. The Reserves are solely for the added protection of Lender and entail no responsibility on Lender’s part beyond allowing the due credit for sums actually deposited therein.

(b) If the Reserves are insufficient to pay the sums required when the same shall become due and payable, Borrower shall immediately deposit the full amount of any such deficiency in the respective Reserve.

(c) The Reserves shall be subject to the terms of the Reserve Accounts Control Agreement.

(d) Each of the Reserves shall be invested in a money market or other demand deposit account with Reserve Bank.

ARTICLE 9

INFORMATION AND REPORTING REQUIREMENTS

9.1 Financial and Business Information. As long as the Loan remains unpaid, or any other Obligation remains unpaid or unperformed, Borrower and the Separate Property Owner, at Borrower’s and the Separate Property Owner’s sole expense, shall keep (or cause Manager to keep) adequate books and records in form reasonably acceptable to Lender, in accordance with GAAP, and shall deliver the following reports to Lender:

(a) As soon as practicable, and in any event, on or prior to the twenty first (21st) day of each calendar month during the term of the Loan, separate monthly financial statements for the Property. The monthly financial statements shall include the following schedules: (i) a cash summary detailing all cash activity and reconciling beginning and ending cash balances; (ii) a schedule of aged accounts payable and aged accounts receivable for the preceding calendar month; (iii) reconciliations of the cash accounts to the cash balances recorded on the balance sheet for the preceding calendar month together with copies of the corresponding bank statements; (iv) a supplemental schedule that lists all capital expenditures; (v) a monthly rent roll in form required by Lender (commencing, for the Property, with the first monthly report to be submitted after the first rental of apartment units or other space at the Property), and (vi) such other reports in respect of the financial condition and operation of the Property as Lender may reasonably request. Each financial statement provided pursuant to this paragraph shall be certified by an officer of Borrower as fairly presenting the financial condition, results of operations and changes in financial position of the Property in accordance with generally accepted accounting practices, consistently applied, as at such date and for such periods, subject only to normal year-end audit adjustments.

(b) As soon as practicable, and in any event, within twenty-one (21) days after the end of each calendar quarter during the term of the Loan, separate quarterly balance sheets and profit and loss statements for the preceding calendar quarter for the Property and for the Separate Property. Such quarterly financial statements shall set forth in comparative form the corresponding figures for the same month and year-to-date period for the preceding calendar year, and in comparison with the then current Approved Budgets, as applicable and such other reports in respect of the financial condition and operation of the Property and the Separate Property as Lender may reasonably request. Each financial statement provided pursuant to this paragraph shall be certified by an officer of Borrower or the Separate Property Owner, as applicable, as fairly presenting the financial condition, results of operations and changes in financial position of the Property or the Separate Property, as applicable, in accordance with generally accepted accounting practices, consistently applied, as at such date and for such periods, subject only to normal year-end audit adjustments.

(c) As soon as practicable and, in any event, within ninety (90) days after the close of each Fiscal Year of Borrower and the Separate Property Owner, separate annual financial statements for the Property and for the Separate Property. Such financial statements shall include at least the following: (i) a balance sheet and profit and loss statement, setting forth in comparative form the corresponding figures as at the end of the preceding Fiscal Year; (ii) a comparison of the actual cash flow activity for the previous year to the Approved Budgets together with a written explanation for material variances, as reasonably determined by Lender; and (iii) such other reports in respect of the financial condition of the Property and the Separate Property as Lender may reasonably request. Each financial statement provided pursuant to this paragraph shall be certified by an officer of Borrower or the Separate Property Owner, as applicable, as fairly presenting the financial condition, results of operations and changes in financial position of the Property or the Separate Property, as applicable, in accordance with generally accepted accounting practices, consistently applied, as at such date and for such periods.

(d) As soon as practicable and, in any event, within one hundred twenty (120) days after the close of each Fiscal Year of Borrower, (i) an audited balance sheet of Borrower as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures as at the end of the preceding Fiscal Year; (ii) an audited profit and loss statement of Borrower, setting forth in comparative form the corresponding figures for the previous Fiscal Year; (iii) an audited statement of Pledgor’s equity, setting forth in comparative form the corresponding figures for the previous Fiscal Year; and (iv) an audited statement of cash flows of Borrower, all in reasonable detail. An opinion rendered by the independent accounting firm to the effect that the auditor concludes that Borrower’s financial statements do not present Borrower’s financial position, results of operations, and cash flows in conformity with GAAP shall be deemed to be an Event of Default under this Agreement. Borrower’s independent auditing firm shall be approved by Lender.

(e) As soon as practicable, and in any event within thirty (30) days prior to the end of each calendar year in which the Loan remains outstanding, a projection of gross revenues, operating expenses, capital expenditures, and debt service for the Property and the Separate Property and Borrower and the Separate Property Owner on a month by month basis for the next succeeding calendar year, together with all supporting schedules certified by officers of Borrower and the Separate Property Owner, as applicable, to be true, correct and complete. This projection shall be in substantially the same form as the Approved Budgets and shall be subject to Lender’s approval. Such statements shall contain all information reasonably required by Lender.

(f) Promptly after request by Lender, copies of any detailed third party reports submitted to Borrower in connection with the accounts or books of Borrower or the Separate Property Owner or any audit of any of them, if any.

(g) Within one (1) Business Day of becoming aware of the existence of any condition or event which constitutes an Event of Default, a written notice specifying the nature and period of existence thereof and what action is being taken with respect thereto.

(h) Within five (5) days of receipt, Borrower or the Separate Property Owner shall provide to Lender copies of all reports and notices delivered to Borrower or the Separate Property Owner by the Manager or to Manager by Borrower of the Separate Property Owner.

(i) Within five (5) days after the commencement of each calendar month, Borrower shall deliver to Lender a written narrative report in form, detail and scope acceptable to Lender describing the status and recent developments concerning: (i) Borrower’s efforts to procure the Mezzanine Loan and any additional equity required under Section 6.28 hereof; (ii) Borrower’s marketing and advertising plans and activities; (iii) Borrower’s leasing and/or condominium sales activities; (iv) Borrower’s actions, if any, to sell the Property (or any part thereof) or the Separate Property Owner’s actions, if any, to sell the Separate Property (or any part thereof) and (v) the refinancing of the Loan at maturity or earlier. Borrower shall inform Lender in writing of any material developments concerning any of the foregoing matters within three (3) Business Days of the occurrence of such development and shall provide to Lender copies of all letters of intent, term sheets, applications, offers or commitments or any other material correspondence received or delivered by Borrower with respect to thereto and all marketing and advertising plans and brochures or other marketing and advertising materials within five (5) Business Days of Borrower’s receipt or delivery thereof, as applicable.

(j) Such other data and information as from time to time may be reasonably requested by Lender.

9.2 Financial Reporting for Guarantor. Borrower shall cause Guarantor to provide to Lender on a timely basis the financial reports required to be provided by Guarantor to Lender under the terms of the Guaranties.

ARTICLE 10

EVENTS OF DEFAULT; REMEDIES

10.1 Events of Default. The existence or occurrence of any one or more of the following events shall constitute an event of default hereunder (an “Event of Default”):

(a) Borrower fails to pay all or any portion of any installment of principal or interest due under the Note or under the Loan Documents or the full repayment of the Loan upon maturity or any other fee or other amount when due for which the due date is scheduled in or ascertainable from the Loan Documents including, without limitation, any required deposit into any of the Reserves; or

(b) Borrower fails to pay any fee or other amount due to be paid to Lender under any Loan Document not described in subparagraph (a) above within five (5) Business Days of Lender’s written demand therefor; or

(c) Borrower fails to perform or observe any term, covenant or agreement contained in this Agreement within the time period provided in this Agreement (other than any term, covenant or agreement otherwise addressed in another paragraph of this Section 10.1, for which Borrower will have the grace periods (if any) and notice rights (if any) set forth in such other paragraphs), provided, however, that if no time period is stated in this Agreement, then Borrower shall have a cure period of thirty (30) days after written notice from Lender of

Borrower’s failure to perform such term, covenant or agreement, provided, however, that if such breach is not reasonably susceptible of cure within said thirty (30) days, then such period shall be extended so long as Borrower is diligently and actively pursuing such cure to completion, up to a maximum of sixty (60) days from the date of Lender’s initial written notice of breach; or

(d) A breach or default shall occur and continue beyond any applicable grace or cure period with respect to any indebtedness of Borrower to any Person which breach or default could have a material adverse effect on the financial condition of Borrower, Borrower’s ability to perform its Obligations, the Construction or operations of the Property or the Separate Property; or

(e) Any insurance policy required under the Deeds of Trust or any other Loan Documents shall lapse, cancel, or terminate for any reason, or Borrower shall fail to obtain any insurance policy required under the Deeds of Trust or any other Loan Document, or any such insurance policy shall fail to name Lender as additional insured and/or the sole loss payee; or

(f) Any representation or warranty in this Agreement or any other Loan Document, including the Guaranties, or in any certificate, agreement, instrument or other document made or delivered pursuant to or in connection with any Loan Document, proves to have been materially incorrect or incomplete when made, and if the misrepresentation was unintentional and is susceptible to cure, Borrower fails to cure such breach of representation or warranty within ten (10) days after notice from Lender; or

(g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of Lender or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect, or any party thereto wrongfully denies that it has any or further liability or obligation under any Loan Document, or wrongfully purports to revoke, terminate or rescind same; or

(h) A final judgment against Borrower is entered for the payment of money in excess of $100,000 and such judgment remains unsatisfied without procurement of a stay of execution within thirty (30) days of the rendering of such judgment; or

(i) Any Borrower Party (i) is the subject of an order for relief in a bankruptcy case, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; (ii) applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of the Property or the Separate Property; (iii) is a Person for whom any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for forty-five (45) calendar days; (iv) institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar case or proceedings relating to it or to all or any part of the Property or the Separate Property under the Laws of any jurisdiction; (v) any similar case or proceeding is instituted without the consent of such Borrower Party and continues undismissed or unstayed for forty-five (45) calendar days; or (vi) any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Borrower Party and is not released, vacated or fully bonded within forty-five (45) calendar days after its issue or levy; or

(j) Except as otherwise expressly permitted by any Loan Document or agreed to by Lender, at any time after the execution and delivery of any Loan Document and for any reason other than satisfaction in full of all Obligations, the Lien intended to be created by said Loan Document ceases or fails to constitute a valid, perfected and subsisting Lien on the Collateral purported to be covered thereby with a Lien priority as set forth in such Loan Document; or

(k) Borrower, the Separate Property Owner, or Guarantor shall fail to deliver to Lender any of the financial statements and information or federal or state tax returns as and when due hereunder or under the Guaranties after fifteen (15) days written notice from Lender either to Borrower or to such non-delivering Borrower, the Separate Property Owner, or Guarantor of such failure to deliver; or

(l) Any failure by any Borrower Party to perform any of its covenants or obligations under any of the Contracts and/or Licenses, Permits and Approvals after fifteen (15) days written notice from Lender either to such non-performing Borrower Party or to Borrower of such failure to perform; or

(m) Borrower, the Separate Property Owner, or Pledgor is dissolved or liquidated or all or substantially all of the assets of Borrower, the Separate Property Owner, or Pledgor is sold or otherwise transferred in violation of the provisions of this Agreement or the other Loan Documents without the written consent of Lender or Guarantor dissolves or is liquidated; or

(n) (i) there is any material deviation in the Construction from the Plans and Specifications or governmental requirements or the appearance or use of defective workmanship or materials in constructing the Improvements, and Borrower fails to remedy the same to comply with the Plans and Specifications or applicable governmental requirements within ten (10) days of Lender’s written demand to do so, provided, however, if such deviation or defect is not reasonably susceptible to cure within ten (10) days, then such cure period shall be extended if within said ten (10) days Borrower submits to Lender a plan to cure such deviation or defect which is reasonably acceptable to Lender and Borrower commences action to cure such deviation or defect within twenty (20) days following Lender’s initial written demand so long as Borrower is actively and diligently pursuing such cure to completion, provided that such cure period shall in no event extend beyond sixty (60) days following Lender’s initial written demand; (ii) there is a cessation of the Construction prior to Final Completion for a continuous period of more than fifteen (15) days, subject to Section 5.2(d) hereof; (iii) the failure to cause Substantial Completion by the Substantial Completion Date; (iv) the failure to cause Final Completion by the Final Completion Date; (v) the Construction in accordance with the Loan Documents is prohibited, enjoined or delayed for a continuous period of more than thirty (30) days, subject to Section 5.2(d); or (vi) utilities or other public services necessary for the full occupancy and utilization of the Property or the Separate Property and the Improvements thereon are curtailed for a continuous period of more than thirty (30) days, subject to Section 5.2(d) hereof; or

(o) (i) Borrower or the Separate Property Owner, as applicable, fails to pay or discharge, effect a release or provide assurance with respect any claim of lien or bonded stop notice as and within the time period required by Section 5.10(a) hereof; (ii) the condemnation, seizure or appropriation of any portion of the Property, the Separate Property or the Improvements thereon, other than a de minimis portion of the Property or the Separate Property; (iii) the occurrence of an uninsured casualty with respect to any portion of the Property, the Separate Property or the Improvements thereon unless within fifteen (15) Business Days of the casualty Borrower, acting where applicable on behalf of the Separate Property Owner, deposits into the Construction Reserve one hundred twenty-five percent (125%) of the amount determined by Lender necessary to repair or to restore the Property, the Separate Property, and/or the Improvements thereon; or (iv) the sequestration or attachment of, or any levy or execution upon any of the Property, the Separate Property or the Improvements thereon, any other Collateral provided by Borrower under any of the Loan Documents or in any of the Reserves, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of thirty (30) days or the sale of the assets affected thereby; or

(p) An event of default under any of the other Loan Documents and the expiration of any applicable grace or notice and cure period contained therein; or

(q) A decrease in the net worth of the Guarantor by fifty percent (50%) or more from its net worth as of the date of the most recent financial statement delivered to Lender prior to the date hereof; or

(r) A material adverse change in the financial condition of Guarantor which may have a materially adverse impact on Guarantor’s ability to discharge its obligations under its Guaranties.

10.2 Remedies. Upon the occurrence of any Event of Default hereunder, in addition to any other rights or remedies available to it hereunder or under the Note, the Deeds of Trust or any of the other Loan Documents or at law or in equity, Lender may exercise any or all of the following rights and remedies as it may deem necessary or appropriate without further notice or action:

(a) declare the outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon and all other sums due hereunder or under any of the other Loan Documents, to be immediately due and payable in full.

(b) cease making any further disbursements or advances hereunder whether from the proceeds of the Loan, or any Reserve, including, without limitation, the Construction Reserve and the Interest Reserve.

(c) set off all property of Borrower now or hereafter at any time in Lender’s possession in any capacity whatsoever including, but not limited to, any balance or share of any deposit, trust or agency account, as to all of which property Borrower hereby grants Lender a lien and security interest.

(d) enter upon the Property and into possession of the Property and any other property (and exclude Borrower and any other persons therefrom) and cause Final Completion of the Improvements substantially in accordance with the Plans and Specifications, with such changes therein as Lender or Lender’s representative may from time to time deem appropriate, all at the sole risk, cost and expense of Borrower. Lender or Lender’s representative shall have the right, at any and all times, in its sole discretion to discontinue any work commenced by Lender or Lender’s representative with respect to the Construction or to change any course of action undertaken by it and shall not be bound by any limitations or requirements of time whether set forth herein or otherwise. Upon acceleration of the Loan, Lender or Lender’s representative shall have the right and power (but shall not be obligated) to assume all or any portion of the obligations of Borrower under any or all Prime Contracts as Lender or Lender’s representative may elect and to take over and use all or any part or parts of the labor, materials, supplies and equipment contracted for by or on behalf of Borrower, whether or not previously incorporated into the Property. In connection with any portion of the Construction undertaken by Lender or Lender’s representative pursuant to the provisions of this Section, Lender or Lender’s representative may do any or all of the following in its sole discretion or, at the direction of the Lender, may elect to:

(i) engage builders, general contractors, general and trade contractors, suppliers, architects, engineers, inspectors and others for the purpose of furnishing labor, materials, equipment and fixtures in connection with the Construction;

(ii) amend, modify or terminate any then existing contracts between Borrower and any of the persons described in the preceding clause (i);

(iii) pay, settle or compromise all bills or claims which become Liens against the Property, or which have been or may be incurred in any manner in connection with the Construction or for the discharge of liens, encumbrances or defects in the title of the Property; and

(iv) take such other action (including the employment of watchmen and the taking of other measures to protect the Property) or refrain from acting under this Agreement as Lender or Lender’s representative may in its sole and absolute discretion from time to time determine without any limitation whatsoever.

(v) For these purposes, Borrower irrevocably appoints Lender as its attorney-in-fact, which agency is coupled with an interest. As attorney-in-fact, Lender may, in Borrower’s name, take or omit to take any action Lender may deem appropriate, including, without limitation, exercising Borrower’s rights under the Loan Documents and all contracts concerning the Property and/or Improvements thereon.

(e) Enter upon the Separate Property or any portion thereof and into possession of the Separate Property and any other property thereon (and exclude the Separate Property Owner and any other persons therefrom). Pursuant to the provisions of this Section, Lender or Lender’s representative may do any or all of the following in its sole discretion or, at the direction of the Lender, may elect to:

(i) pay, settle or compromise all bills or claims which become Liens against the Separate Property, or which have been or may be incurred in any manner in connection with any improvement, repair, maintenance, or operation thereof or for the discharge of liens, encumbrances or defects in the title of the Property; and

(ii) take such other action (including the employment of watchmen and the taking of other measures to protect the Separate Property) or refrain from acting under this Agreement as Lender or Lender’s representative may in its sole and absolute discretion from time to time determine without any limitation whatsoever.

(iii) For these purposes, Borrower irrevocably appoints Lender as its attorney-in-fact, which agency is coupled with an interest. As attorney-in-fact, Lender may, in Borrower’s name, take or omit to take any action Lender may deem appropriate, including, without limitation, exercising Borrower’s rights under the Loan Documents and all contracts concerning the Separate Property and/or Improvements thereon.

10.3 Lender’s Cessation of Construction. If Lender reasonably determines at any time that the Improvements are not being constructed in accordance with the Contract Documents and all governmental requirements, Lender may immediately cause all construction to cease on any of the Improvements affected by the condition of nonconformance. Borrower shall thereafter not allow any construction work, other than corrective work, to be performed on any of the Improvements affected by the condition of nonconformance until such time as Lender notifies Borrower in writing that the nonconforming condition has been corrected.

ARTICLE 11

MISCELLANEOUS

11.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of Lender provided herein or in the Note or the other Loan Documents are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of Lender in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 3 hereof are inserted for the sole benefit of Lender and Lender may waive them in whole or in part, with or without terms or conditions, without prejudicing Lender’s rights to assert them in whole or in part at any future time.

11.2 Amendments; Consents. This Agreement, including the defined terms and all Exhibits, Schedules and Addenda, if any, attached hereto embodies the final and complete agreement between the parties hereto and supersedes all prior and contemporaneous negotiations, offers, proposals, agreements, commitments, promises, acts, conduct, course of dealing, representations, statements, assurances and understandings, whether oral or written, including that certain term sheet executed by Canyon Capital Realty Advisors LLC and Guarantor, dated

February 21, 2008 and may not be varied or contradicted by evidence of any such prior or contemporaneous matter or by evidence of any subsequent oral agreement of the parties hereto. The parties hereto expressly acknowledge and agree that, with regard to the subject matter of this Agreement and the transactions contemplated herein, there are no oral agreements between the parties hereto. The provisions of this Agreement and the other Loan Documents may be amended or waived only by an instrument in writing signed by the Parties hereto and thereto.

11.3 Costs, Expenses and Taxes. Whether or not the transactions contemplated in this Agreement actually close, Borrower shall pay on demand the actual costs and expenses of Lender and its participants in connection with the negotiation, preparation, execution and delivery of the Loan Documents, and of Lender and its participants in connection with the amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization), and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto, including, without limitation, filing fees, recording fees, title insurance fees, appraisal fees, search fees, travel expenses, and other out-of-pocket expenses and the fees and out-of-pocket expenses of any legal counsel, independent public accountants and other outside experts retained by Lender or its participants, and including, without limitation, any costs, expenses or fees incurred or suffered by Lender or its participants in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower. Borrower shall pay any and all documentary and other taxes (other than income or gross receipts taxes applicable to Lender or its participants) and all costs, expenses, fees and charges payable or determined to be payable in connection with this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify Lender from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Borrower Party to perform any of its Obligations. Any amount payable to Lender or its participants under this Section 11.3 shall bear interest from the sixth (6th) day following the date of demand for payment at the Default Rate until such amount is repaid in full.

11.4 Nature of Lender’s Obligations. Nothing contained in this Agreement or any other Loan Document and no action taken by Lender pursuant hereto or thereto may, or may be deemed to, make Lender a partner of a partnership, an associate of an association, or a joint venturer of a joint venture or other entity, either with Borrower or any Affiliate of Borrower and, at all times, the relationship between Lender and Borrower shall be that of a lender and a borrower, respectively.

11.5 Reliance Upon Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, have been or will be relied upon by Lender, notwithstanding any investigation made by Lender or on its behalf.

11.6 Notices. Any notices to be given under this Agreement or any of the other Loan Documents must be in writing and shall be (a) delivered personally, or (b) mailed by certified or registered mail, return receipt requested, or (c) sent via nationally recognized overnight courier

(e.g. Federal Express), or (d) transmitted by facsimile, in each case to the parties at the following addresses or fax numbers:

If to Borrower:	Meruelo Maddux – 845 S. Flower Street, LLC
c/o Meruelo Maddux Properties, Inc.
761 Terminal Street
Building 1, Second Floor
Los Angeles, CA 90021
Attn: Richard Meruelo or John Maddux
Facsimile: (213) 627-5979

With a copy to:	Meruelo Maddux Properties, Inc.
761 Terminal Street
Building 1, Second Floor
Los Angeles, CA 90021
Attn: Todd Nielsen
Facsimile: (213) 291-2830

With a copy to:	Meruelo Maddux Properties, Inc.
761 Terminal Street
Building 1, Second Floor
Los Angeles, CA 90021
Attn: Andrew Murray
Facsimile: (213) 291-2830

If to Lender	Canpartners Realty Holding Company IV LLC
c/o Canyon Capital Realty Advisors LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, California 90067
Attn.: Mr. K. Robert Turner
Mr. Jonathan P. Roth
Facsimile: (310) 272-1501

With a copy to:	Canpartners Realty Holding Company IV LLC
c/o Canyon Capital Realty Advisors LLC
2000 Avenue of the Stars, 11th Floor
Los Angeles, California 90067
Attn.: Head of Asset Management
Facsimile: (310) 272-1501

With a copy to:	Sidley Austin LLP
555 West Fifth Street, 40th Floor
Los Angeles, California 90013
Attn.: Bruce W. Fraser, Esq.
Facsimile: (213) 896-6600

Any party hereto may change its address and/or fax number for service of notices by giving notice to the other parties in the manner provided in this Paragraph. Any such notice shall be deemed to have been received: (a) when the notice is received by the recipient or when delivery to said address is attempted but refused or on the date of attempted delivery if the address is no longer valid if sent by registered or certified mail or overnight courier, (b) on the date of sending by facsimile to said fax number if sent during business hours on a Business Day (otherwise on the next Business Day), and (c) on the date of delivery by hand if delivered during business hours on a Business Day (otherwise on the next Business Day).

11.7 Participations and Securitization.

(a) Borrower acknowledges that Lender may elect from time to time in its sole discretion, on or after the date of this Agreement, to sell, assign or grant participations in the Loan and/or interests in the Loan to one or more Persons at the expense of Lender. Borrower acknowledges that Lender may distribute to such Persons all documents and information (including, but not limited to, financial information), which has been or is hereafter provided or known to Lender with respect to the Property and its operation and any party connected with the Loan. In the event of any such sale, assignment or participation, Lender and any such Persons shall share in the rights and obligations of Lender as set forth in the Loan Documents only as and to the extent that they agree among themselves. In connection with any such sale, assignment or participation, Borrower further agrees that the Loan Documents shall be sufficient evidence of the obligation of Borrower to each purchaser, assignee or participant and, upon written request by Lender, Borrower, at no expense to Borrower shall enter into such amendments or modifications to the Loan Documents as may be required by Lender in order to evidence any such sale, assignment or participation so long as such amendments or modifications do not increase the liabilities or obligations of any Borrower Party under the Loan Documents and shall be completed at no expense to any Borrower Party. The indemnity obligations of Borrower and Guarantor under the Loan Documents shall also apply with respect to any purchaser, assignee or participant.

(b) Borrower hereby acknowledges and makes each Note a registered obligation for United States withholding tax purposes. Borrower shall be the registrar for the Note (the “Registrar”) with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar under this Agreement, Borrower shall reasonably designate a successor Registrar. Any party which acquires a beneficial interest in the Loan (a “Holder”) who is a foreign person, by its acceptance of the Note, hereby agrees to provide Borrower with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such Holder, participants or other affiliates who are holders of beneficial interests in the Note. Notwithstanding any contrary provision contained herein or any of the other Loan Documents, neither the Note nor any interests therein may be sold, transferred, hypothecated, participated or assigned to any Person except upon satisfaction of the conditions specified herein. Each Holder, by its acceptance of the Note, agrees to be bound by the provisions of this section and to indemnify and hold harmless the Registrar against any and all loss or liability arising from the disposition by such Holder of the Note or any interest therein in violation of this section. The Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last registered Holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of the Note. No sale, transfer, hypothecation, participation or assignment of the Note or the interest therein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. In the event of a sale, transfer, hypothecation, participation or assignment of the Note or any interest therein, each Holder, prior to such sale, transfer, hypothecation, participation or assignment of the Note or any interest therein shall provide the Registrar with notice of such transaction at the time of such transaction. The Registrar shall record the transfer of the Note on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of (i) a written assignment of the Note being assigned (or the applicable interest therein), (ii) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and (iii) such evidence of due execution as the Registrar shall reasonably require. The Registrar shall record the transfer of the Note on the books maintained for such purpose at the cost and expense of the assignee.

11.8 Counterparts. This Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument.

11.9 Binding Effect; Assignment. This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto and thereto and Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of Lender, which may be given or withheld in Lender’s sole discretion.

11.10 Indemnity by Borrower. Borrower agrees to indemnify, defend, save and hold harmless Lender and its participants, directors, officers, agents, attorneys and employees and their respective successors and assigns (collectively, the “Indemnitees”) from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Lender or a participant) if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person has or asserts against Borrower, any Affiliate of Borrower or any officer, director or principal of Borrower and arises out of or relates to the relationship between Borrower and Lender under any of the Loan Documents or the transactions contemplated thereby; (b) any and all liabilities, losses, costs or expenses (including attorneys’ fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result, directly or indirectly, of any event, circumstance or matter occurring by reason of Lender making the Loan and/or with respect to the Property, the Separate Property or other Collateral; and (c) any and all liabilities, losses, costs or expenses (including attorneys’ fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. Each Indemnitee is authorized to employ counsel of its own choosing in enforcing its rights hereunder and in defending against any claim, demand, action or cause of action covered by this Section 11.10. Any obligation or liability of Borrower to any Indemnitee under this Section 11.10 shall be and hereby is covered and secured by the Loan Documents and the Collateral, and shall survive the expiration or termination of this Agreement and the repayment of the Loan and the payment and performance of all other Obligations owed to Lender.

11.11 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole and absolute discretion of Lender.

11.12 Nonliability of Lender. Borrower acknowledges and agrees that:

(a) Any inspections of the Property or the Separate Property made by or through Lender are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same;

(b) By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan Documents, including any certificate, financial statement, insurance policy or other document, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender; and

(c) The relationship between Borrower and Lender is, and shall at all times remain, solely that of a borrower and lender; Lender shall not under any circumstance be construed to be a partner or joint venturer of Borrower or its Affiliates; Lender shall not under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; Lender does not undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with the Property, the Separate Property, any Collateral held by Lender or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any other Person is entitled to rely thereon.

11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and Lender in connection with the Loan, and is made for the sole protection of Borrower, Lender and Lender’s successors and assigns. Except as provided in Section 11.9 and in this Section 11.12, no other Person shall have any rights of any nature hereunder or by reason hereof.

11.14 Further Assurances. Borrower shall, at its expense and without expense to Lender do, execute and deliver such further acts and documents as Lender from time to time reasonably requires for the assuring and confirming unto Lender of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention of facilitating the performance of the terms of any Loan Document, or for assuring the validity, perfection, priority or enforceability of any Lien under any Loan Document.

11.15 Integration. This Agreement and the Exhibits and Schedules hereto, together with the other Loan Documents, comprise the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersede all prior or contemporaneous agreements, written or oral, on the subject matter hereof or thereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Lender in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

11.16 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of the State of California without giving effect to its conflict of laws principles. The parties stipulate and agree that the State of California has a substantial relationship to the underlying transaction related to this Agreement and to the parties involved.

11.17 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all the Loan Documents are declared to be severable.

11.18 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

11.19 Time of the Essence. Time is of the essence of this Agreement and the other Loan Documents.

11.20 WAIVERS.

(1) JURY WAIVER. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, IN CONSIDERATION OF LENDER’S AGREEMENT TO THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, BORROWER AND LENDER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY LENDER OR BORROWER IN CONNECTION WITH THE LOAN AND/OR THIS AGREEMENT, ANY AND EVERY RIGHT IT MAY HAVE TO A TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO THOSE RELATING TO

(A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN LENDER AND BORROWER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY, TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

(2) ADDITIONAL WAIVERS. TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, IN CONSIDERATION OF LENDER’S AGREEMENT TO THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, BORROWER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY LENDER IN CONNECTION WITH THE LOAN AND/OR THIS AGREEMENT, ANY AND EVERY RIGHT IT MAY HAVE TO (i) INTERPOSE ANY COUNTERCLAIM THEREIN, EXCEPT TO THE EXTENT THAT SAID COUNTERCLAIM MUST BE ASSERTED PURSUANT TO APPLICABLE LAW OR OTHERWISE BE BARRED FROM BEING ASSERTED IN ANY OTHER ACTION AND (ii) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION WITH RESPECT TO ANY ASSERTED CLAIM.

11.21 Hold Harmless. Borrower represents and warrants to Lender that there are no commissions, finder’s fees, brokerage fees or financial advisory fees arising out of the transactions contemplated by this Agreement. Borrower shall indemnify and hold Lender harmless from and against any and all liabilities, claims, demands, damages, costs and expenses, including, without limitation, attorneys’ fees and court costs, in connection with claims for any such commissions, finders’ fees, brokerage fees, or financial advisory fees arising out of the inaccuracy of the foregoing representations and/or warranties of Borrower.

11.22 Attorneys’ Fees; Enforcement. Borrower shall reimburse Lender for all actual attorneys’ fees, costs and expenses, arising from and after the date hereof, incurred by Lender in connection with the enforcement of Lender’s rights under this Agreement and each of the other Loan Documents, including, without limitation, actual attorneys’ fees, costs and expenses for trial, appellate proceedings, out-of-court negotiations, workouts and settlements, and for enforcement of rights under any state or federal statute, including, without limitation, actual attorneys’ fees, costs and expenses incurred in bankruptcy and insolvency proceedings such as

(but not limited to) in connection with seeking relief from stay in a bankruptcy proceeding. The term “expenses” means any expenses incurred by Lender in connection with any of the out-of-court, or state, or federal or bankruptcy proceedings referenced above, including but not limited to the fees and expenses of any appraisers, consultants and expert witnesses retained or consulted by Lender in connection with any of those proceedings. Lender shall also be entitled to its actual attorneys’ fees, costs and expenses incurred in any post-judgment proceedings to collect and enforce the judgment. This provision is separate and several and shall survive the merger of this Agreement into any judgment on this Agreement.

11.23 Waiver of Statute of Limitations. Borrower hereby waives all rights to plead or assert at any time any statute of limitations as a defense or bar to any action or proceeding brought to enforce this Agreement or any of the other Loan Documents or any Obligations hereunder or thereunder.

11.24 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, shall survive the making and repayment of the Loan hereunder and have been or will be relied upon by Lender, notwithstanding any investigation made by or on behalf of Lender.

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IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed as of the date first above written.

BORROWER:

MERUELO MADDUX - 845 S. FLOWER STREET, LLC,
a Delaware limited liability company

By:	/s/ John Charles Maddux
Name:	John Charles Maddux
Its:	President

[SIGNATURES CONTINUE ON NEXT PAGE]

LOAN AGREEMENT

Signature Page 1

LENDER:

CANPARTNERS REALTY HOLDING COMPANY IV LLC,
a Delaware limited liability company

By:	Canyon Capital Realty Advisors LLC,
a Delaware limited liability company

By:	/s/ K. Robert Turner
Name:	K. Robert Turner
Title:	Managing Partner

LOAN AGREEMENT

Signature Page 2